                      LUTHERAN BROTHERHOOD
                        FAMILY OF FUNDS

                        ANNUAL REPORT
                      October 31, 1998

                         PROSPECTUS
                      December 30, 1998

[GRAPHIC OMITTED: THREE PHOTOS CENTERED UNDER PROSPECTUS DATE:
PHOTO OF SUNDIAL, PHOTO OF MAGNIFYING GLASS, PHOTO OF LOCK]



Our Message to You

October 31, 1998

Dear Shareholder,

Enclosed is your December 30, 1998, Lutheran Brotherhood Family of Funds Prospectus and Annual Report, covering the fiscal year ended October 31, 1998.

On the following pages, we review the economic conditions that affected your investments and offer our thoughts going into the new fiscal year. Our portfolio managers also lend insights into investment strategies and financial conditions within their individual market sectors. Additionally, you're provided with each fund's performance history and top 10 holdings.

In the summer of 1998, most stock and bond investors witnessed -- some for the first time -- the downside of the past few years' stellar market returns. Risk can take many different forms, and this year much of the market turmoil we experienced in the United States had less to do with the health of our own economy than with conditions around the globe, particularly declining currency values in emerging markets.

No matter the circumstances, market setbacks should never be completely unexpected. Watching one's investments fluctuate in value can be disconcerting to even the most seasoned of investors. Nonetheless, market corrections are occasionally necessary to bring market prices more closely in line with corporate earnings, thereby providing more accurate company valuations.

Fortunately, despite the nerve-racking ride of late summer, a healthy recovery in both the corporate equity and bond markets at the end of the period reversed much of the earlier damage. Those investors who resisted the temptation to time the market and, instead, adhered to a long-term investment plan, were rewarded with improved stock and corporate bond prices. Regrettably, many of those who fled the market when conditions grew choppy watched the market upturn from the sidelines.

Your Lutheran Brotherhood Securities Corp. (LBSC) registered representative can provide you with the means to better prepare for the risks inherent in investing, including AssetMatchSM, our asset allocation program for personalizing investment strategies. AssetMatch can help you build strategies that balance risk and return with your personal investment goals. Also, ask about the Lutheran Brotherhood Retirement Planner, a program designed to set you on the path to financial security in your retirement years.

In addition to the tools and expertise your LBSC registered representative can provide, Lutheran Brotherhood also offers you easy access to information about your investments. Callers to our Investor Access Line can obtain everything from account balances to market updates direct from portfolio managers via our new MarketViewsm service. To access the Investor Access Line, call 1-800-328-4552, or access Investor Access OnLine by directing your Internet browser to Lutheran Brotherhood's Web site at www.luthbro.com.

Thank you for the chance to serve you. Thousands of investors continue to place their trust in the Lutheran Brotherhood Family of Funds, and we're honored to count you among them.

Sincerely,

/S/ ROLF F. BJELLAND

Rolf F. Bjelland
Chairman and President
Lutheran Brotherhood Family of Funds

This page does not constitute part of the prospectus or annual report.



Economic and Market Overview                          October 31, 1998


Market Conditions

Steady gains in the stock and bond markets gave way to increased volatility during the 12-month period ending October 31, 1998. Financial crises in Southeast Asia and Russia triggered a broad-based retreat from higher-risk asset classes during the summer months, punctuated by a series of sharp, one-day sell-offs on Wall Street. Stock values began plummeting precipitously in July, and by early October, most major equity indices had fallen nearly 20% from their highs, before Federal Reserve interest rate cuts spurred a recovery in stock market values.

U.S. Treasury bonds and money market instruments were the primary beneficiaries of a global "flight to quality," as demand soared for safe havens of liquidity and low credit risk. Heightened demand drove yields on the benchmark 30-year Treasury bond beneath the 5% threshold for 10 days in September and October, before yields eventually edged higher. Correspondingly, the spread in yields between corporate bonds and U.S. Treasuries widened to the highest levels in nearly a decade, reflecting investors' demands for higher risk premiums from corporate issuers.

Economy Remains Strong

Despite market turbulence and slowing corporate earnings growth, the U.S. economy displayed remarkable resiliency. After expanding at a vigorous 5.5% from January through March, annualized GDP growth fell to 1.8% during the following three months. However, brisk levels of consumer spending and real estate construction propelled the economy to a 3.9% growth rate during the third quarter of 1998. In an environment of declining interest rates, the U.S. unemployment rate hovered in a historically low range, closing out the 12-month period at 4.6%, down 0.1% from the previous fiscal year-end.

Global conditions of excess industrial capacity and limited corporate pricing power mitigated the effects of a tight U.S. labor market and helped keep inflation in check. The Consumer Price Index finished the period at a modest 1.5% rate of growth.

This page is part of the annual report.

The Fed's Influence

The calming influence of the U.S. Federal Reserve played a major role in restoring stability to the financial markets, both in the United States and abroad. Concerned about interrupted capital flows and unusual market strains, the Federal Reserve moved toward an accommodative monetary policy in September, cutting short-term interest rates twice within a three-week period.

By mid-October 1998, the Federal Funds rate on overnight bank loans had been lopped from 5.5% to 5%. Many central banks around the world followed with comparable reductions in short-term interest rates, highlighting the Federal Reserve's increasing influence on the world banking system.

These stimulative monetary policies generally buoyed the financial markets. Beginning in early October, the Dow Jones Industrial Average began a steady upward advance, by month-end recapturing a good portion of the value it had lost during the third quarter. In the closing weeks of the fiscal period, a broad rally in stock prices, coupled with increasing demand for corporate bonds, underscored gradually improving investor sentiment.

Sector Performance

Although profit margins continued to shrink for many blue-chip companies, the large-company Standard & Poor's 500 Index finished the fiscal year with a flourish, with a trailing 12-month total return of 21.97% after rallying in October. The name recognition, reliable earnings history, and liquidity associated with larger companies continued to attract strong investor interest.

Throughout much of the year, small- and medium-company stocks significantly underperformed those of larger companies. Market participants were quick to jettison holdings of smaller companies whose earnings fell below expectations, undermining an already fragile investor psyche. During the latter months of the period, however, investors appeared more willing to accept greater risk. As a result, small- and medium-company stock prices rebounded after bottoming out in early October. The small-company Russell 2000 Index finished the 12-month period down -11.84%, while the Standard & Poor's 400 Mid Cap Index returned 6.71%.

Sustained low inflation provided momentum to the bond markets throughout much of 1998, though a widespread aversion to risk slowed the flow of cash into high-yield bond funds. High-yield bond default rates remained consistent with their long-term averages, but are expected to rise somewhat in 1999. The trailing 12-month total return for the Lehman Brothers High Yield Index was off -0.50% during the period, while the investment grade Lehman Brothers Aggregate Index fared much better, with a 12-month total return of 9.34%.

Most Southeast Asian economies remained mired in an economic quagmire, notwithstanding economic reforms in Japan and pockets of improving conditions elsewhere in the region. Despite turmoil in Russia and concern over possible currency devaluations in Latin America, the Morgan Stanley Capital International Europe, Australasia, Far East (EAFE) Index returned 9.95% for the period, owing largely to a relatively robust economic climate in Europe.

Challenges in the Year Ahead

In the coming year, attention to Year 2000 ("Y2K") computer fixes will reach a fever pitch as corporations and units of government prepare for the new millenium. This issue centers around the ability of computers and other date-sensitive components to accurately distinguish dates in their program codes for the year 2000 and beyond. While no organization can promise to be totally Y2K compliant, Lutheran Brotherhood has allocated significant resources to update and test our critical computer systems. Additionally, we have incorporated the Y2K issue into investment research, reviewing the Y2K compliance efforts of securities issuers and weighing the risks of non-compliance with the other risks of investing. Though no investment manager can insure against securities price declines relating to Y2K, we are committed to taking steps to minimize its impact on Lutheran Brotherhood's investment portfolios.

Currency issues could also have an effect on European markets over the coming year. The nations of the European Economic and Monetary Union
(EMU) are preparing for the establishment of a common European currency, the Euro, to be introduced in January, 1999. Circulation of existing currencies in these countries will gradually be reduced until the Euro becomes the sole currency among EMU member nations on January 1, 2002. Though advancement of the EMU is generally considered a positive influence for European investments, conversion to the Euro will present both challenges and opportunities for European companies, though the ultimate effect of this transition on global financial markets remains unclear.

Outlook

The coming year is expected to bring slower economic growth worldwide, though fears of a full-blown U.S. recession have subsided significantly. The economic malaise hovering over the Pacific Rim nations could further dampen U.S. exports and commodity prices, while slipping domestic industrial production and capital spending levels provide additional cause for concern.

Fortunately, however, low levels of unemployment, interest rates, and inflation are catalyzing a surging market for new homes and continued growth in consumer spending, which accounts for two-thirds of Gross Domestic Product. To what extent these trends can counter recessionary pressures from overseas could depend on how much more liquidity the Federal Reserve is willing to pump into the U.S. economy.

While large-company shareholders have disproportionately reaped the rewards of stock market gains in recent years, conditions appear ripe for much-needed additional market breadth. Smaller-company stocks typically perform well in a stimulative monetary environment, and with these issues in the low regions of their historical valuations, prospects for this sector of the market are clearly improving.

Rallies in the broader stock market could, in turn, serve to revive high-yield bond prices, which tend to trace the same general patterns of stocks, particularly those of smaller companies. The competitive current yields that corporate bonds now offer provide an excellent buying opportunity for investors seeking high current income. While there are no guarantees that the bull market of the past few years will continue at its torrid pace, the possibility of more widely shared-market gains, regardless of degree, offers reason for optimism.


Results of the LB Opportunity Growth Fund Shareholder Meeting

A special meeting of the shareholders of the Lutheran Brotherhood Opportunity Growth Fund was held at Lutheran Brotherhood's Minneapolis headquarters on Wednesday, May 6, 1998, to consider the proposed appointment of T. Rowe Price Associates, Inc. of Baltimore, Maryland to serve as investment sub-adviser for the Fund. A total of 14,675,181.9880 shares, or more than 59.6% of all shares, was present or voted by proxy. 13,590,737.91290 shares voted in favor of the proposal, while 196,521.1340 shares voted against the proposal and 887,922.9420 shares abstained. As a result of this vote, T. Rowe Price began serving as the investment sub-adviser for the Fund on May 15, 1998.


This page is part of the annual report.



LB Opportunity Growth Fund


[GRAPHIC OMITTED: PHOTO OF RICHARD T. WHITNEY]

Richard T. Whitney is portfolio manager of the LB Opportunity Growth Fund and a managing director of T. Rowe Price Associates, the investment subadvisor for the Fund. Rich has been with T. Rowe Price since 1985 and heads the firm's investment advisory committee. Rich is a Chartered Financial Analyst.


Investors seeking strong liquidity in the 12 months ended October 31, 1998 generally favored stocks of large companies over small-company shares. Returns for companies with the smallest market capitalizations were hurt most in this environment (market capitalization is calculated by multiplying the number of stock shares outstanding by the price of those shares).

Early in the period, the LB Opportunity Growth Fund held a larger concentration of companies with smaller market capitalizations. And, although we increased investments in larger companies during the year as part of an overall portfolio restructuring, the early emphasis on smaller firms caused the Fund to underperform its market benchmarks.

Top 10 Holdings                  % of Portfolio
-----------------------------------------------
ADAC Labs, Inc.                            0.9%
NOVA Corp.                                 0.8%
Citrix Systems, Inc.                       0.7%
Lincare Holdings, Inc.                     0.7%
Orbital Sciences Corp.                     0.6%
PSS World Medical, Inc.                    0.6%
Concord EFS, Inc.                          0.6%
O'Reilly Automotive, Inc.                  0.6%
Symbol Technologies, Inc.                  0.6%
Metamor Worldwide, Inc.                    0.6%

These holdings represent 6.7% of the Fund's total investment portfolio.

This page is part of the annual report.

During the reporting period, the Fund had a total return (based on Class A Share NAV) of -25.18%. That compares to an average return of -13.68% for small-company growth funds tracked by Lipper Analytical Services and a return of -11.84% for the Russell 2000 Index.

[GRAPHIC PIE CHART OMITTED]
Portfolio Composition
(% of Portfolio)

Short-Term Securities                        4.0%
Common Stocks                               96.0%

The Fund's portfolio composition and top holdings represent all share classes.

Diversification Adds Stability

When the period began in November 1997, the LB Opportunity Growth Fund had a weighted average market capitalization of about $612 million. During the months that followed, we sold many of the Fund's stocks with capitalizations of $200 million or less and bought stocks of companies with somewhat greater size. By the end of the October 1998, the Fund had an average capitalization of $931 million. This strategy gave the Fund somewhat greater stability when shares of small companies plunged nearly 40% between April and October of 1998.

In the first six months of the period we further enhanced stability by reducing investments in consumer growth stocks in favor of shares in technology, financial, transportation and consumer staples firms. Diversifying the portfolio with additional holdings also helped to stabilize Fund returns during this time. In the months that followed, we reduced exposure to economically-sensitive firms in the natural resource, energy, basic materials, and consumer cyclical sectors, while increasing shares of retail and health care firms. These changes helped increase the median projected earnings growth rate for stocks in the portfolio to 24% as of October 31, 1998. That compares to a median rate of 16% for stocks in the Russell 2000 Index.

[GRAPHIC HORIZONTAL BAR CHART OMITTED]
Top 10 Sectors

Computer Software                     14.5%
Business Services                      9.5%
Retail                                 7.3%
Bank & Finance                         7.1%
Hospital Supplies & Management         6.9%
Media & Communications                 5.7%
Electronic Components                  4.2%
Telecommunications Equipment           3.1%
Pharmaceuticals                        2.8%
Miscellaneous Consumer Products        2.8%

These sectors represent 63.9% of the Fund's total investment portfolio.

Investment Objective:
To seek long-term growth
of capital by investing in
small-company stocks.

Fund Facts
Inception Date:         1/8/93
Shareholder
Accounts:               59,532
Total Net Assets
(in millions):          $215.3


Poised for a Rebound

Even with the October and November 1998 rally in small-company stocks, these issues are as cheap relative to other asset classes as they've been in the past 40 years. If overseas economic problems begin to subside, and prospects for continued U.S. economic growth improve, small-cap stocks could continue to rally. Because these stocks offer such outstanding value, they could perform well in the months ahead. With a fully invested portfolio and a greater focus on growth, the LB Opportunity Growth Fund is well positioned to take advantage of such a rebound.


[GRAPHIC WORM CHART OMITTED:
Performance Through October 31, 1998
Growth of a $10,000 Investment
Class A shares (since 1/31/93)]


                                             Lipper Average
                                               Small Co.
                                                 Growth
                   LBOGF   Russell 2000          Stocks      CPI Index
  Month End        Total          Total           Total          Total
       Date        Value          Value           Value          Value
----------------------------------------------------------------------
    1/31/93      $10,000        $10,000         $10,000        $10,000
    2/28/93        9,156          9,769           9,608         10,035
    3/31/93        9,512         10,086           9,934         10,070
    4/30/93        9,267          9,809           9,619         10,098
    5/31/93        9,967         10,243          10,127         10,112
    6/30/93       10,122         10,307          10,206         10,126
    7/31/93       10,055         10,449          10,263         10,126
    8/31/93       10,755         10,900          10,737         10,154
    9/30/93       11,443         11,208          11,076         10,175
   10/31/93       11,831         11,497          11,232         10,217
   11/30/93       11,387         11,122          10,886         10,224
   12/31/93       11,687         11,503          11,348         10,224
    1/31/94       11,964         11,863          11,650         10,252
    2/28/94       11,842         11,820          11,643         10,287
    3/31/94       11,043         11,197          11,014         10,322
    4/30/94       11,121         11,263          11,016         10,336
    5/31/94       10,699         11,137          10,778         10,343
    6/30/94       10,078         10,762          10,388         10,378
    7/31/94       10,433         10,938          10,451         10,406
    8/31/94       11,343         11,547          11,048         10,448
    9/30/94       11,509         11,508          11,285         10,476
   10/31/94       11,942         11,462          11,275         10,484
   11/30/94       11,698         10,999          10,848         10,497
   12/31/94       11,998         11,295          11,265         10,497
    1/31/95       11,476         11,153          11,229         10,539
    2/28/95       12,087         11,617          11,539         10,582
    3/31/95       12,531         11,816          11,892         10,617
    4/30/95       12,619         12,079          12,050         10,652
    5/31/95       12,963         12,286          12,232         10,673
    6/30/95       14,140         12,924          12,880         10,694
    7/31/95       15,716         13,669          13,823         10,694
    8/31/95       15,971         13,962          14,062         10,722
    9/30/95       16,315         14,212          14,375         10,743
   10/31/95       15,350         13,577          13,864         10,778
   11/30/95       16,049         14,147          14,366         10,771
   12/31/95       16,523         14,521          14,592         10,764
    1/31/96       16,249         14,505          14,520         10,827
    2/29/96       17,315         14,957          15,088         10,862
    3/31/96       17,698         15,267          15,450         10,918
    4/30/96       19,393         16,084          16,600         10,960
    5/31/96       20,759         16,717          17,262         10,981
    6/30/96       19,338         16,030          16,594         10,989
    7/31/96       17,630         14,631          15,222         11,010
    8/31/96       18,682         15,481          16,109         11,031
    9/30/96       20,158         16,086          16,919         11,065
   10/31/96       18,614         15,839          16,601         11,101
   11/30/96       17,944         16,491          17,108         11,122
   12/31/96       18,532         16,923          17,381         11,122
    1/31/97       18,887         17,262          17,769         11,156
    2/28/97       17,174         16,844          17,149         11,192
    3/31/97       15,261         16,049          16,291         11,220
    4/30/97       14,535         16,094          16,238         11,234
    5/31/97       16,757         17,883          18,111         11,226
    6/30/97       17,683         18,651          19,098         11,241
    7/31/97       18,686         19,518          20,250         11,255
    8/31/97       19,134         19,965          20,663         11,276
    9/30/97       21,340         21,426          22,205         11,304
   10/31/97       20,013         20,486          21,239         11,332
   11/30/97       19,165         20,352          20,994         11,325
   12/31/97       18,457         20,709          21,221         11,311
    1/31/98       17,911         20,381          20,843         11,332
    2/28/98       19,002         21,888          22,436         11,353
    3/31/98       19,725         22,789          23,457         11,374
    4/30/98       19,773         22,915          23,616         11,395
    5/31/98       18,168         21,680          22,339         11,416
    6/30/98       18,296         21,725          22,394         11,430
    7/31/98       16,868         19,965          20,789         11,444
    8/31/98       13,177         16,092          16,585         11,458
    9/30/98       14,188         17,352          17,514         11,473
   10/31/98       14,974         18,060          18,227         11,500

As you compare performance, please note that the LB Opportunity Growth Fund's performance reflects the maximum 4% sales charge. The performances of the Russell 2000 index and the Lipper Median do not reflect any such charges. If you were to purchase any of the individual stocks or funds represented in these indexes, any charges you would pay would reduce your total return as well.


Inset Box on Chart Reads:
LB Opportunity Growth Fund
Annualized Total Returns*
--------------------------
                                                                    Since
                                                                  Inception
Class A shares                         1-Year       5-Year         1/8/93
Net Asset Value                       -25.18%        4.82%         8.43%
Public Offering Price                 -28.17%        3.98%         7.67%
                                                     Since
                                                   Inception
Class B shares                         1-Year      10/31/97
If Held (NAV)                         -25.66%      -25.66%
If Redeemed (CDSC)                    -29.37%      -29.37%

Institutional shares
Net Asset Value                       -25.02%      -25.02%
                *See accompanying notes to
                Portfolio Management Reviews.

This page is part of the annual report.



LB Mid Cap Growth Fund

[GRAPHIC OMITTED: PHOTO OF BRIAN L. THORKELSON]

Brian L. Thorkelson, assistant vice president of Lutheran Brotherhood Research Corp., is portfolio manager for the LB Mid Cap Growth Fund. He joined Lutheran Brotherhood in 1987, working for five years as a bond trader and another five years as an equity analyst for several Lutheran Brotherhood portfolios.

In the past year, as economic uncertainty drove investors to stocks with good liquidity and strong earnings histories, mid-cap stocks outperformed stocks with smaller market capitalizations but under-performed large-cap issues. (Market capitalization is calculated by multiplying the number of stock shares outstanding by the price of those shares.) In building the portfolio of the LB Mid Cap Growth Fund during this time, we focused on quality mid-cap companies with strong growth prospects and reasonable valuations.

During the period, many other funds with similar investment objectives migrated into large-cap stocks hoping to take advantage of the stronger demand for these issues. In addition, the Standard & Poor's 400 MidCap Index (the Fund's market benchmark) posted a sharp increase in average capitalization as a result of the strong increases in stock prices. These changes caused the Fund, which remained focused on mid-cap growth stocks, to underperform during the 12 months ended October 31, 1998.

Top 10 Holdings                             % of Portfolio
----------------------------------------------------------
America Online, Inc.                                  1.0%
Watson Pharmaceuticals, Inc.                          0.8%
Staples, Inc.                                         0.8%
Fiserv, Inc.                                          0.8%
Qwest Communications International, Inc.              0.7%
SunGard Data Systems, Inc.                            0.7%
Elan Corp. plc, ADS                                   0.7%
Standard & Poor's Depositary Receipts Trust           0.7%
Consolidated Natural Gas Co.                          0.7%
Compuware Corp.                                       0.7%

These holdings represent 7.6% of the Fund's total investment portfolio.


During the reporting period, the Fund had a total return (based on Class A Share NAV) of -5.28%. That compares to an average return of -2.81% for mid-cap growth funds tracked by Lipper Analytical Services and 6.71% for the Standard & Poor's 400 Mid Cap Index.

[GRAPHIC PIE CHART OMITTED]
Portfolio Composition
(% of Portfolio)

Short-Term Securities                        5.2%
Common Stocks                               94.8%

The Fund's portfolio composition and top holdings represent all share classes.

Investment Strategy

In the first half of the period, the Fund enjoyed strong gains from shares of technology and consumer cyclical stocks. These gains, plus solid performances by certain individual stocks, helped offset disappointing returns from holdings in the energy, basic materials, and capital goods sectors. With investors concerned about economies here and abroad, we emphasized firms focused on domestic sales and adjusted the weightings of individual industry sectors for greater diversity and stability. These strategies, plus changes in the market values of Fund holdings, decreased the Fund's assets in consumer growth and basic industry shares while increasing assets in energy and consumer staples firms.

During the closing months of 1997, we actively traded securities in the Fund's portfolio. The principal purpose of this trading activity was to generate sufficient dividend income to balance, for regulatory purposes, the short-term capital gains the portfolio had realized earlier in the year. This is not unusual for a new fund experiencing rapid growth in a strong market, and the Fund's management team does not anticipate a turnover ratio of this magnitude in the future.

[GRAPHIC HORIZONTAL BAR CHART OMITTED]
Top 10 Sectors

Computer Software                      11.1%
Drugs & Health Care                     9.9%
Bank & Finance                          9.5%
Retail                                  8.6%
Services                                7.1%
Oil & Oil Service                       5.8%
Electronics                             5.6%
Computers & Office Equipment            5.2%
Healthcare Management                   4.4%
Telephone & Telecommunications          2.8%

These sectors represent 70% of the Fund's total investment portfolio.

In May and June of 1998 we gave greater emphasis to consumer growth stocks, including drug and health care stocks, which we felt could benefit from long-term consumer trends. We also increased investments in technology and financial shares. When stocks corrected between July and October, the Fund's technology stocks held up relatively well. Returns from that sector, along with an under-weighting in basic materials and capital goods stocks, helped offset poor performances from energy and consumer cyclical shares.

In the summer of 1998, when economic troubles abroad threatened financial institutions worldwide, we trimmed positions in some financial firms. When stock prices bottomed in October, we took advantage of strong opportunities in the financial sector. We also found attractive values in other sectors where some of the Fund's cash reserves could be put to work. At the end of the reporting period, the Fund was overweighted compared to its benchmark in technology, energy, health care, and biotechnology stocks, and underweighted in basic materials and capital goods shares.

Investment Objective:

To seek long-term growth of
capital by investing in common
stocks of medium-sized companies.

Fund Facts
Inception Date:            5/30/97
Shareholder
Accounts:                   16,232
Total Net Assets
(in millions):               $39.0


Looking Ahead

Although mid-cap stocks have participated in the recent market rebound, they remain attractively priced versus the stock market as a whole. As investors become more confident about future economic growth, they should take advantage of the many investment opportunities in the mid-cap sector. In the meantime, we'll continue to take advantage of periods of market weakness, adding stocks of quality firms with good valuations. We remain especially interested in technology and consumer growth stocks, as well as shares of health care and biotechnology firms.


[GRAPHIC WORM CHART OMITTED:
Performance Through October 31, 1998
Growth of a $10,000 Investment
Class A shares (since 5/30/97)]


                                     Lipper Average
                    LBMCGF   S & P 400      Mid Cap      CPI Index
    Month End        Total       Total        Total          Total
         Date        Value       Value        Value          Value
------------------------------------------------------------------
      5/31/97       10,000      10,000       10,000         10,000
      6/30/97        9,979      10,285       10,395         10,013
      7/31/97       10,622      11,303       11,225         10,026
      8/31/97       10,519      11,290       11,193         10,044
      9/30/97       11,079      11,939       11,924         10,069
     10/31/97       10,716      11,419       11,380         10,094
     11/30/97       10,560      11,588       11,378         10,088
     12/31/97       10,802      12,038       11,571         10,075
      1/31/98       10,647      12,038       11,368         10,094
      2/28/98       11,608      13,035       12,382         10,113
      3/31/98       12,083      13,623       12,962         10,131
      4/30/98       12,171      13,872       13,084         10,150
      5/31/98       11,520      13,248       12,484         10,169
      6/30/98       11,862      13,331       12,760         10,182
      7/31/98       11,299      12,814       12,113         10,194
      8/31/98        8,979      10,431        9,763         10,206
      9/30/98        9,576      11,434       10,439         10,219
     10/31/98       10,150      12,456       11,064         10,244

As you compare performance, please note that the LB Mid Cap Growth Fund's performance reflects the maximum 4% sales charge. The performances of the S&P 400 MidCap Index and the Lipper Median do not reflect any such charges. If you were to purchase any of the individual stocks or funds represented in these indexes, any charges you would pay would reduce your total return as well.


Inset Box on Chart Reads:
LB Mid Cap Growth Fund
Annualized Total Returns*
-------------------------
                                               Since
                                             Inception
Class A shares                1 Year          5/30/97
Net Asset Value               -5.28%           4.03%
Public Offering Price         -9.06%           1.05%
                                             Since
                                            Inception
Class B shares                1 Year         10/31/97
If Held (NAV)                 -6.00%          -6.00%
If Redeemed (CDSC)           -10.70%         -10.70%
Institutional shares
Net Asset Value               -5.06%          -5.06%

         *See accompanying notes to
         Portfolio Management Reviews.


This page is part of the annual report.



LB World Growth Fund

[GRAHIC OMITTED: PHOTO OF MARTIN G. WADE]

Martin G. Wade is chief executive officer and vice chairman of Rowe Price-Fleming International, the investment subadvisor for the LB World Growth Fund. He heads the Fund's portfolio management team and has done so since the Fund's inception in September of 1995. Martin has been working in research and investment management since 1968 and has been with Rowe Price-Fleming since 1979.

The financial crisis that began in Southeast Asia in the summer of 1997 deepened over the 12 months ended October 31, 1998, helping spawn a recession in Japan and other parts of the Pacific Rim. During the same time, economies in Russia and the emerging markets of Latin America also deteriorated. Although the economies of Europe remained relatively sound, fears of a worldwide recession depressed stocks in the region.

                                                           % of
Top 10 Holdings                       Country            Portfolio
------------------------------------------------------------------
National Westminster Bank          United Kingdom          2.6%
SmithKline Beecham plc             United Kingdom          2.4%
Wolters Kluwer                     Netherlands             2.3%
Nestle                             Switzerland             2.2%
Glaxo Wellcome                     United Kingdom          1.7%
Eaux Cie Generale                  France                  1.7%
Royal Dutch Petroleum              Netherlands             1.6%
Novartis AG                        Switzerland             1.5%
ING Groep NV                       Netherlands             1.4%
Kingfisher                         United Kingdom          1.4%

These holdings represent 18.8% of the Fund's total investment portfolio.

This page is part of the annual report.


During this time, Asian stocks continued to represent less of the LB World Growth Fund than they did in the Fund's market benchmark, Morgan Stanley Capital International's Europe, Australasia, Far East (EAFE) Index, while the Fund was overweighted in European stocks. For much of the period the Fund also benefited from an overweighting in France and the Netherlands, while stock selection in other parts of Europe and in Asia further enhanced Fund returns.

[GRAPHIC PIE CHART OMITTED]

Portfolio Composition
(% of Portfolio)

Preferred Stocks                       0.2%
Short-Term Securities                  5.1%
Common Stocks & Warrants              94.7%

The Fund's portfolio composition and top holdings represent all share classes.

An underweighting in Germany diminished returns earlier in the year, although it was beneficial in the third quarter of 1998, when German stocks were hurt by problems in Russia. Underweightings in the strongly performing markets of Spain and Portugal, as well as an overweighting in the poorly performing markets of Latin America, also limited Fund returns.

On balance, the Fund lagged the Index for the 12 months ended October 31, 1998, earning a total return (based on Class A Share NAV) of 6.80%, versus 9.95% for the EAFE Index. Over the same time, international equity funds tracked by Lipper Analytical Services had an average return of 4.07%.

Trading Out of Asia

When the fiscal year began, Japanese stocks represented about 21% of Fund assets, versus 29% of the EAFE Index. By the end of October, Japan represented 16% of the Fund, versus 22% for the EAFE Index. After holding a slightly overweighted position in the emerging markets of Asia, we sold stocks of financial and real estate firms there. We also traded holdings in European companies with ties to Asia for shares of European banks. In Latin America, we traded stocks in Brazil and Argentina for Televisa, a Mexican media concern.

Top 10 Countries
-----------------------------
United Kingdom          17.7%
Japan                   15.7%
Netherlands             11.5%
France                  10.6%
Germany                  7.6%
Switzerland              7.4%
Italy                    5.3%
Sweden                   3.3%
Spain                    3.0%
Australia                2.3%

These countries represent 84.4% of the
Fund's total investment portfolio.

During the first and second quarters of 1998, we cut Asian investments further, while continuing to add financial stocks in Europe, along with Royal Philips Electronics, an electronics firm in the Netherlands. We took advantage of weaker prices in the third quarter to increase existing positions in European stocks with strong growth potential. In Japan, we reduced investments in several blue-chip companies, believing the earnings of such firms are likely to slow.

Investment Objective:

To seek long-term growth of capital
by investing primarily in common
stocks of established companies
outside of the United States.


Fund Facts
Inception Date:                      9/5/95
Shareholder
Accounts:                            21,232
Total Net Assets
(in millions):                        $86.9

Brighter Promise in Europe and Latin America

We believe the reduced weightings in Asia should help the Fund weather further economic difficulty in that region. Although Japan shows signs of solving its financial problems, corporate profits are likely to remain under pressure from weaknesses in neighboring Asian economies.

While economic fundamentals have been damaged in Latin America, many well-managed companies are now available at attractive valuations. As a result, we will maintain a modest allocation of the Fund's assets in that region.

In Europe, companies are still trimming their earnings forecasts. We remain encouraged, however, by low inflation, continued corporate restructuring, and a greater focus on "shareholder value." In this environment we believe that the 71% allocation of Fund assets to Europe will continue to enhance returns.

[GRAPHIC WORM CHART OMITTED:
Performance Through October 31, 1998
Growth of a $10,000 Investment
Class A shares (since 9/30/95)]

Morgan Stanley
                                               Lipper
                             Morgan Stanley    Average
                             Captial          International
                             International       Fund
                   LBWGF     EAFE Index          Stocks     CPI Index
  Month End        Total       Total             Total         Total
       Date        Value       Value             Value         Value
--------------------------------------------------------------------
    9/30/95      $10,000     $10,000            $10,000      $10,000
   10/31/95        9,430       9,734              9,790       10,033
   11/30/95        9,508      10,008              9,893       10,027
   12/31/95        9,817      10,413             10,203       10,020
    1/31/96       10,041      10,458             10,413       10,078
    2/29/96       10,108      10,495             10,443       10,111
    3/31/96       10,265      10,721             10,625       10,163
    4/30/96       10,567      11,035             10,957       10,202
    5/31/96       10,522      10,834             10,899       10,222
    6/30/96       10,634      10,898             10,975       10,229
    7/31/96       10,298      10,582             10,581       10,249
    8/31/96       10,444      10,607             10,691       10,268
    9/30/96       10,679      10,892             10,919       10,301
   10/31/96       10,612      10,783             10,829       10,333
   11/30/96       11,093      11,214             11,290       10,353
   12/31/96       11,135      11,073             11,320       10,353
    1/31/97       10,977      10,688             11,247       10,385
    2/28/97       11,090      10,865             11,394       10,418
    3/31/97       11,068      10,907             11,421       10,444
    4/30/97       11,135      10,967             11,449       10,457
    5/31/97       11,869      11,683             12,144       10,450
    6/30/97       12,378      12,331             12,702       10,464
    7/31/97       12,705      12,533             13,039       10,477
    8/31/97       11,531      11,599             12,078       10,497
    9/30/97       12,299      12,251             12,839       10,523
   10/31/97       11,395      11,311             11,862       10,548
   11/30/97       11,350      11,198             11,763       10,542
   12/31/97       11,377      11,299             11,862       10,529
    1/31/98       11,779      11,819             12,158       10,548
    2/28/98       12,458      12,580             12,944       10,568
    3/31/98       12,883      12,970             13,584       10,588
    4/30/98       12,975      13,075             13,772       10,607
    5/31/98       12,941      13,015             13,786       10,627
    6/30/98       12,941      13,116             13,703       10,640
    7/31/98       13,102      13,253             13,891       10,653
    8/31/98       11,469      11,613             11,937       10,666
    9/30/98       11,192      11,260             11,520       10,679
   10/31/98       12,170      12,437             12,411       10,705

As you compare performance, please note that the LB World Growth Fund's performance reflects the maximum 4% sales charge. The performances of the MSCI EAFE index and the Lipper Median do not reflect any such charges. If you were to purchase any of the individual stocks or funds represented in these indexes, any charges you would pay would reduce your total return as well.


Inset Box on Chart Reads:
LB World Growth Fund
Annualized Total Returns*
--------------------------------------------------------------
                                                      Since
                                                    Inception
Class A shares                       1-Year          9/5/95
Net Asset Value                       6.80%          8.17%
Public Offering Price                 2.53%          6.80%
                                                      Since
                                                    Inception
Class B shares                       1-Year         10/31/97
If Held (NAV)                         6.10%          6.10%
If Redeemed (CDSC)                    1.10%          1.10%

Institutional shares
Net Asset Value                       7.20%          7.20%

               *See accompanying notes to
               Portfolio Management Reviews.


This page is part of the annual report.


LB Fund

[GRAPHIC OMITTED: PHOTO OF JAMES M. WALLINE]

James M. Walline is a Chartered Financial Analyst and portfolio manager of the LB Fund. He is a vice president of Lutheran Brotherhood and has managed the LB Fund since 1994. He has been with Lutheran Brotherhood Research Corp. since its inception in 1970.

As economic and market uncertainty drove investors to stocks of large, high-quality growth firms, the LB Fund benefited from its selection of leading firms with sound fundamentals, good earnings prospects, and reasonable valuations. By focusing on individual stocks, rather than industry sectors, we helped the Fund make the most of a challenging market environment.

For the 12 months ended October 31, 1998, the Fund had a total return (based on Class A Share NAV) of 15.07%. This compared to an average return of 9.85% for growth and income funds tracked by Lipper Analytical Services. Over the same time the Standard & Poor's 500 Index, which includes many of the period's top-performing large-cap issues, had a return of 21.97%.


Top 10 Holdings                         % of Portfolio
------------------------------------------------------
MCI Worldcom, Inc.                           2.4%
Sara Lee Corp.                               2.0%
AlliedSignal, Inc.                           2.0%
U.S. Bancorp                                 2.0%
American International Group, Inc.           2.0%
Procter & Gamble Co.                         2.0%
Cisco Systems, Inc.                          2.0%
Ameritech Corp.                              2.0%
Royal Dutch Petroleum Co.                    2.0%
General Electric Co.                         2.0%

These holdings represent 20.4% of the Fund's total investment portfolio.

This page is part of the annual report.


[GRAPHIC PIE CHART OMITTED]

Portfolio Composition
(% of Portfolio)

Short-Term Securities                        2.5%
Common Stocks                               97.5%

The Fund's portfolio composition and top holdings represent all share classes.

Focus on Quality

Throughout the reporting period, we emphasized leading companies capable of growth in a variety of economic conditions. In the first half of the period, the Fund enjoyed particularly strong gains from its selection of consumer stocks, including drug, health care, and retail shares. Stocks in these groups that made the largest contribution to Fund returns included Merck, Pfizer, and Wal-Mart. The Fund also benefited from good performances by communications stocks like Ameritech and WorldCom, capital goods stocks like Honeywell and AlliedSignal, and technology stocks like Lucent, Microsoft, and Cisco Systems. The gains from these and other issues far outweighed lesser performances from shares of home-loan resellers hurt by proposed changes in mortgage insurance laws and energy firms hurt by falling oil prices.

During this time we traded shares of General Motors and Oracle for shares of American Home Products and American Express. In the banking sector, we trimmed holdings in Citicorp and introduced BankAmerica to the portfolio. In the energy sector, we sold shares of Unocal and Amoco and added energy-service firms, such as Schlumberger.

[GRAPHIC HORIZONTAL BAR CHART OMITTED]

Top 10 Sectors

Bank & Finance                     16.4%
Drugs & Health Care                11.5%
Oil & Oil Service                   9.7%
Telephone & Telecommunications      7.3%
Computers & Office Equipment        7.1%
Food & Beverage                     5.8%
Retail                              5.1%
Conglomerates                       5.0%
Household Products                  4.9%
Chemicals                           4.1%

These sectors represent 76.9% of the Fund's total investment portfolio.

As world economic conditions deteriorated in the second half of the period, we sold stocks of companies whose fundamentals had weakened, including Thermo Electron, Parametric Technology, Adaptec, Cendant, Amtel, Deere, Household International, Marriott, and Federated Department Stores. In the wake of declining stock prices from August into October, we took advantage of attractive investment opportunities by adding Time Warner, Omnicom, Tyco International, Medtronic, Xerox, United Technologies, and Gap Inc.

Investment Objective:

To seek long-term growth
of capital and income
by investing in the stocks
of leading U.S. companies.

Fund Facts
Inception Date:            6/2/70
Shareholder
Accounts:                 109,699
Total Net Assets
(in millions):           $1,174.2

Diversification Remains Key

While recent cuts in interest rates should provide much-needed support for future U.S. growth, capital spending has slowed dramatically and, along with lower exports, may slow the economy. However, we think the market has largely accounted for the possibility of economic uncertainty in 1999, and is anticipating stronger growth in the year 2000. This should help to advance cyclical stocks that have underperformed in recent months.

We believe a well-diversified portfolio can make the most of these conditions. We plan to keep the LB Fund invested in a representative sample of the market, emphasizing the best companies in each industry sector. As before, we will focus on stocks with strong company fundamentals, attractive earnings prospects, and reasonable valuations.


[GRAPHIC WORM CHART OMITTED:
Performance Through October 31, 1998
Growth of a $10,000 Investment
Class A shares (since 10/31/88)]

           Lehman High  Lipper Average
                LBHYLD    Yield Index       High Current     CPI Index
 Month End       Total          Total              Total        Total
      Date       Value          Value              Value        Value
---------------------------------------------------------------------
  10/31/88      10,000        $10,000            $10,000      $10,000
  11/30/88       9,603         10,059             10,013       10,008
  12/31/88       9,744         10,106             10,065       10,025
   1/31/89       9,940         10,284             10,239       10,075
   2/28/89       9,993         10,307             10,282       10,116
   3/31/89       9,912         10,226             10,247       10,175
   4/30/89       9,846         10,269             10,241       10,241
   5/31/89      10,065         10,469             10,389       10,300
   6/30/89      10,319         10,598             10,562       10,324
   7/31/89      10,283         10,585             10,577       10,349
   8/31/89      10,345         10,621             10,583       10,366
   9/30/89      10,131         10,442             10,417       10,399
  10/31/89       9,713         10,195             10,109       10,449
  11/30/89       9,654         10,174             10,059       10,474
  12/31/89       9,483         10,191              9,987       10,491
   1/31/90       9,193          9,971              9,730       10,599
   2/28/90       8,971          9,766              9,493       10,649
   3/31/90       9,008         10,022              9,604       10,707
   4/30/90       9,011         10,005              9,598       10,724
   5/31/90       9,307         10,198              9,808       10,749
   6/30/90       9,422         10,445             10,006       10,807
   7/31/90       9,588         10,726             10,213       10,849
   8/31/90       9,221         10,115              9,797       10,948
   9/30/90       8,812          9,377              9,303       11,040
  10/31/90       8,501          8,885              8,903       11,106
  11/30/90       8,638          9,162              8,939       11,131
  12/31/90       8,777          9,213              8,966       11,131
   1/31/91       8,827          9,467              9,092       11,198
   2/28/91       9,472         10,502              9,745       11,215
   3/31/91       9,923         11,121             10,230       11,231
   4/30/91      10,284         11,577             10,623       11,248
   5/31/91      10,377         11,598             10,689       11,281
   6/30/91      10,671         11,941             10,914       11,314
   7/31/91      10,969         12,323             11,239       11,331
   8/31/91      11,131         12,606             11,451       11,364
   9/30/91      11,307         12,782             11,643       11,414
  10/31/91      11,714         13,209             12,014       11,431
  11/30/91      11,893         13,277             12,126       11,464
  12/31/91      11,944         13,468             12,232       11,473
   1/31/92      12,498         13,943             12,717       11,489
   2/28/92      12,847         14,287             13,021       11,531
   3/31/92      13,080         14,464             13,223       11,589
   4/30/92      13,194         14,519             13,318       11,606
   5/31/92      13,400         14,724             13,513       11,622
   6/30/92      13,477         14,862             13,649       11,664
   7/31/92      13,710         15,087             13,893       11,689
   8/31/92      13,898         15,284             14,070       11,722
   9/30/92      14,040         15,440             14,215       11,755
  10/31/92      13,785         15,222             13,977       11,797
  11/30/92      14,025         15,414             14,184       11,814
  12/31/92      14,348         15,590             14,373       11,805
   1/31/93      14,937         16,044             14,764       11,864
   2/28/93      15,117         16,326             15,049       11,905
   3/31/93      15,409         16,537             15,347       11,947
   4/30/93      15,470         16,680             15,468       11,980
   5/31/93      15,732         16,879             15,712       11,997
   6/30/93      16,217         17,233             16,077       12,013
   7/31/93      16,347         17,401             16,236       12,013
   8/31/93      16,477         17,547             16,356       12,047
   9/30/93      16,471         17,592             16,407       12,072
  10/31/93      16,987         17,948             16,774       12,121
  11/30/93      17,050         18,034             16,882       12,130
  12/31/93      17,341         18,257             17,132       12,130
   1/31/94      17,852         18,654             17,539       12,163
   2/28/94      17,790         18,605             17,506       12,205
   3/31/94      17,131         17,902             16,942       12,246
   4/30/94      16,869         17,780             16,697       12,263
   5/31/94      16,935         17,789             16,735       12,271
   6/30/94      16,945         17,844             16,712       12,313
   7/31/94      16,808         17,996             16,682       12,346
   8/31/94      16,932         18,124             16,692       12,396
   9/30/94      16,852         18,125             16,692       12,429
  10/31/94      16,907         18,169             16,675       12,438
  11/30/94      16,500         17,940             16,451       12,454
  12/31/94      16,424         18,073             16,471       12,454
   1/31/95      16,498         18,319             16,605       12,504
   2/28/95      17,127         18,947             17,056       12,554
   3/31/95      17,303         19,152             17,211       12,596
   4/30/95      17,721         19,638             17,631       12,637
   5/31/95      18,080         20,188             18,023       12,662
   6/30/95      18,179         20,323             18,079       12,687
   7/31/95      18,751         20,579             18,397       12,687
   8/31/95      18,830         20,643             18,447       12,720
   9/30/95      18,992         20,897             18,666       12,745
  10/31/95      19,093         21,026             18,815       12,787
  11/30/95      19,321         21,211             18,941       12,779
  12/31/95      19,608         21,544             19,229       12,770
   1/31/96      20,078         21,924             19,629       12,845
   2/28/96      20,593         21,941             19,796       12,887
   3/31/96      20,393         21,926             19,723       12,953
   4/30/96      20,499         21,974             19,879       13,003
   5/31/96      20,693         22,106             20,034       13,028
   6/30/96      20,533         22,289             20,060       13,037
   7/31/96      20,372         22,392             20,168       13,062
   8/31/96      20,708         22,634             20,489       13,087
   9/30/96      21,389         23,179             21,026       13,128
  10/31/96      21,316         23,358             21,139       13,170
  11/30/96      21,520         23,818             21,530       13,195
  12/31/96      21,757         23,989             21,787       13,195
   1/31/97      22,015         24,224             22,004       13,236
   2/28/97      22,298         24,624             22,398       13,278
   3/31/97      21,597         24,257             21,953       13,311
   4/30/97      21,595         24,512             22,130       13,328
   5/31/97      22,423         25,037             22,699       13,319
   6/30/97      23,035         25,385             23,067       13,336
   7/31/97      23,826         26,083             23,667       13,353
   8/31/97      23,898         26,023             23,714       13,378
   9/30/97      24,625         26,650             24,269       13,411
  10/31/97      24,392         26,855             24,174       13,444
  11/30/97      24,441         27,384             24,368       13,436
  12/31/97      24,688         27,581             24,640       13,419
   1/31/98      25,191         27,851             25,114       13,444
   2/28/98      25,536         28,311             25,302       13,469
   3/31/98      25,858         27,889             25,623       13,494
   4/30/98      25,722         28,182             25,695       13,519
   5/31/98      25,640         28,785             25,700       13,544
   6/30/98      25,750         29,185             25,723       13,561
   7/31/98      25,887         29,988             25,903       13,577
   8/31/98      23,851         29,919             24,150       13,594
   9/30/98      23,515         30,511             23,988       13,611
  10/31/98      23,037         30,539             23,467       13,644

As you compare performance, please note that the LB Fund's performance reflects the maximum 4% sales charge. The performances of the S&P 500 index and the Lipper Median do not reflect any such charges. If you were to purchase any of the individual stocks or funds represented in these indexes, any charges you would pay would reduce your total return as well.


Inset Box on Chart Reads:
LB Fund
Annualized Total Returns*
------------------------------------------------------------------------
Class A shares                   1-Year          5-Year          10-Year
Net Asset Value                   15.07%          15.80%          14.83%
Public Offering Price             10.48%          14.85%          14.36%
                                                  Since
                                                Inception
Class B shares                   1-Year          10/31/97
If Held (NAV)                     14.26%          14.26%
If Redeemed (CDSC)                 9.26%          9.26%

Institutional shares
Net Asset Value                   15.41%          15.41%

              *See accompanying notes to
              Portfolio Management Reviews.


This page is part of the annual report.


LB High Yield Fund

[GRAPHIC OMITTED: PHOTO OF PAUL J. OCENASEK]

Paul J. Ocenasek, an assistant vice president of Lutheran Brotherhood, is a Chartered Financial Analyst and portfolio manager of the LB High Yield Fund. Paul has been with Lutheran Brotherhood's Investment
Division since 1987 and served many roles: analyst, researcher, associate manager and portfolio manager.

The same economic uncertainty that made stock prices volatile in the 12 months ended October 31, 1998 increased fluctuations in the prices of corporate bonds. Like stocks, corporate bonds rallied when confidence in U.S. growth was strong and weakened as confidence waned. Corporate bond prices also suffered as falling interest rates increased the supply of new issues.

During this time, high-yield bond prices were particularly susceptible to changing investor sentiment. High-yield issues fell sharply in the third quarter of 1998, when threats of a global credit crisis shifted demand toward high-quality bonds with strong liquidity. Throughout the period, however, most high-yield issues continued to produce strong income streams, which helped to improve their returns.

Top 10 Industries          % of Portfolio

Telecommunications             19.1%
Broadcasting                   11.6%
Bank, Finance & Insurance       6.2%
Oil & Gas                       3.9%
Electric Utilities              3.1%
Hospital Management             2.9%
Leisure & Entertainment         2.9%
Food & Beverage                 2.5%
Containers & Packaging          2.4%
Textiles & Apparel              2.3%

These industries represent 56.9% of the Fund's total investment portfolio.

[GRAPHIC PIE CHART OMITTED]
PORTFOLIO COMPOSITION
(% of portfolio)

Corporate Bonds                        82.2%
Foreign Government Bonds                0.2%
Convertible Preferred Stocks            2.1%
Non-Convertible Preferred Stocks        7.1%
Common Stocks & Stock Warrants          2.0%
Short-Term Securities                   6.4%

The Fund's portfolio composition and top holdings represent all share classes.

The LB High Yield Fund had a total return (based on Class A Share NAV) of -5.55% for the reporting period. That compares with an average return of -3.40% for high-yield bond funds tracked by Lipper Analytical
Services. Over the same time, the Lehman Brothers High Yield Index had a return of -0.50%.

Adding Stability

Fluctuations in returns for the Fund were increased by a heavy weighting in issues of media and telecommunications firms, which we believe will benefit from long-term trends like industry deregulation. These issues outperformed early in the period, before concerns about earnings and a large supply of new issues weakened their prices. To make the most of price changes, we trimmed our positions when media and telecommunications issues became expensive and added to positions when their prices were more attractive.

As investors became concerned about corporate earnings, we increased emphasis on corporate debt in the upper tiers of high-yield credit ratings. Over the year, we increased our position in these higher-quality issues by more than 20%. To give the Fund added stability, we increased investments in shorter-maturity issues, which tend to be less sensitive to changes in interest rates. We also gave greater attention to bonds from "defensive" industries which are less influenced by a changing economy.


[GRAPHIC HORIZONTAL BAR CHART OMITTED]

Moody's Bond Quality Rating Distribution

Aaa                 0.0%
Aa                  0.0%
A                   0.4%
Baa                 0.9%
Ba                 26.9%
B                  52.1%
Caa                11.1%
Ca                  1.5%
C                   0.0%
D                   0.1%
Non Rated           7.0%

Investment Objective:

To seek high current income and growth
of capital by investing primarily in high-yielding ("junk") corporate bonds.


Fund Facts

Inception Date:          4/3/87
Shareholder
Accounts:                67,573
Total Net Assets
(in millions):           $856.4

New Opportunities

If economic growth slows next year, as we expect, the Federal Reserve may cut short-term interest rates even further, which would be good news for bonds. On the other hand, slower growth could lead to concerns about earnings, leading to possible underperformance from the corporate bond sector. Fortunately, prices for high-yield corporates are already reflecting an anticipated slowdown in growth, which could help prevent another price drop of the magnitude we experienced in the third quarter of 1998.

Given this outlook, we plan to remain relatively defensive in our investment strategies. Once we feel the economy has turned a corner and prices for high-yield corporates are set to improve, we'll give greater attention to new investment opportunities.

[GRAPHIC WORM CHART OMITTED:
Performance Through October 31, 1998
Growth of a $10,000 Investment
Class A shares (since 10/31/88)]

LUTHERAN BROTHERHOOD HIGH YIELD GROWTH FUND

           Lehman High  Lipper Average
                LBHYLD    Yield Index       High Current     CPI Index
 Month End       Total          Total              Total        Total
      Date       Value          Value              Value        Value
---------------------------------------------------------------------
  10/31/88      10,000        $10,000            $10,000      $10,000
  11/30/88       9,603         10,059             10,013       10,008
  12/31/88       9,744         10,106             10,065       10,025
   1/31/89       9,940         10,284             10,239       10,075
   2/28/89       9,993         10,307             10,282       10,116
   3/31/89       9,912         10,226             10,247       10,175
   4/30/89       9,846         10,269             10,241       10,241
   5/31/89      10,065         10,469             10,389       10,300
   6/30/89      10,319         10,598             10,562       10,324
   7/31/89      10,283         10,585             10,577       10,349
   8/31/89      10,345         10,621             10,583       10,366
   9/30/89      10,131         10,442             10,417       10,399
  10/31/89       9,713         10,195             10,109       10,449
  11/30/89       9,654         10,174             10,059       10,474
  12/31/89       9,483         10,191              9,987       10,491
   1/31/90       9,193          9,971              9,730       10,599
   2/28/90       8,971          9,766              9,493       10,649
   3/31/90       9,008         10,022              9,604       10,707
   4/30/90       9,011         10,005              9,598       10,724
   5/31/90       9,307         10,198              9,808       10,749
   6/30/90       9,422         10,445             10,006       10,807
   7/31/90       9,588         10,726             10,213       10,849
   8/31/90       9,221         10,115              9,797       10,948
   9/30/90       8,812          9,377              9,303       11,040
  10/31/90       8,501          8,885              8,903       11,106
  11/30/90       8,638          9,162              8,939       11,131
  12/31/90       8,777          9,213              8,966       11,131
   1/31/91       8,827          9,467              9,092       11,198
   2/28/91       9,472         10,502              9,745       11,215
   3/31/91       9,923         11,121             10,230       11,231
   4/30/91      10,284         11,577             10,623       11,248
   5/31/91      10,377         11,598             10,689       11,281
   6/30/91      10,671         11,941             10,914       11,314
   7/31/91      10,969         12,323             11,239       11,331
   8/31/91      11,131         12,606             11,451       11,364
   9/30/91      11,307         12,782             11,643       11,414
  10/31/91      11,714         13,209             12,014       11,431
  11/30/91      11,893         13,277             12,126       11,464
  12/31/91      11,944         13,468             12,232       11,473
   1/31/92      12,498         13,943             12,717       11,489
   2/28/92      12,847         14,287             13,021       11,531
   3/31/92      13,080         14,464             13,223       11,589
   4/30/92      13,194         14,519             13,318       11,606
   5/31/92      13,400         14,724             13,513       11,622
   6/30/92      13,477         14,862             13,649       11,664
   7/31/92      13,710         15,087             13,893       11,689
   8/31/92      13,898         15,284             14,070       11,722
   9/30/92      14,040         15,440             14,215       11,755
  10/31/92      13,785         15,222             13,977       11,797
  11/30/92      14,025         15,414             14,184       11,814
  12/31/92      14,348         15,590             14,373       11,805
   1/31/93      14,937         16,044             14,764       11,864
   2/28/93      15,117         16,326             15,049       11,905
   3/31/93      15,409         16,537             15,347       11,947
   4/30/93      15,470         16,680             15,468       11,980
   5/31/93      15,732         16,879             15,712       11,997
   6/30/93      16,217         17,233             16,077       12,013
   7/31/93      16,347         17,401             16,236       12,013
   8/31/93      16,477         17,547             16,356       12,047
   9/30/93      16,471         17,592             16,407       12,072
  10/31/93      16,987         17,948             16,774       12,121
  11/30/93      17,050         18,034             16,882       12,130
  12/31/93      17,341         18,257             17,132       12,130
   1/31/94      17,852         18,654             17,539       12,163
   2/28/94      17,790         18,605             17,506       12,205
   3/31/94      17,131         17,902             16,942       12,246
   4/30/94      16,869         17,780             16,697       12,263
   5/31/94      16,935         17,789             16,735       12,271
   6/30/94      16,945         17,844             16,712       12,313
   7/31/94      16,808         17,996             16,682       12,346
   8/31/94      16,932         18,124             16,692       12,396
   9/30/94      16,852         18,125             16,692       12,429
  10/31/94      16,907         18,169             16,675       12,438
  11/30/94      16,500         17,940             16,451       12,454
  12/31/94      16,424         18,073             16,471       12,454
   1/31/95      16,498         18,319             16,605       12,504
   2/28/95      17,127         18,947             17,056       12,554
   3/31/95      17,303         19,152             17,211       12,596
   4/30/95      17,721         19,638             17,631       12,637
   5/31/95      18,080         20,188             18,023       12,662
   6/30/95      18,179         20,323             18,079       12,687
   7/31/95      18,751         20,579             18,397       12,687
   8/31/95      18,830         20,643             18,447       12,720
   9/30/95      18,992         20,897             18,666       12,745
  10/31/95      19,093         21,026             18,815       12,787
  11/30/95      19,321         21,211             18,941       12,779
  12/31/95      19,608         21,544             19,229       12,770
   1/31/96      20,078         21,924             19,629       12,845
   2/28/96      20,593         21,941             19,796       12,887
   3/31/96      20,393         21,926             19,723       12,953
   4/30/96      20,499         21,974             19,879       13,003
   5/31/96      20,693         22,106             20,034       13,028
   6/30/96      20,533         22,289             20,060       13,037
   7/31/96      20,372         22,392             20,168       13,062
   8/31/96      20,708         22,634             20,489       13,087
   9/30/96      21,389         23,179             21,026       13,128
  10/31/96      21,316         23,358             21,139       13,170
  11/30/96      21,520         23,818             21,530       13,195
  12/31/96      21,757         23,989             21,787       13,195
   1/31/97      22,015         24,224             22,004       13,236
   2/28/97      22,298         24,624             22,398       13,278
   3/31/97      21,597         24,257             21,953       13,311
   4/30/97      21,595         24,512             22,130       13,328
   5/31/97      22,423         25,037             22,699       13,319
   6/30/97      23,035         25,385             23,067       13,336
   7/31/97      23,826         26,083             23,667       13,353
   8/31/97      23,898         26,023             23,714       13,378
   9/30/97      24,625         26,650             24,269       13,411
  10/31/97      24,392         26,855             24,174       13,444
  11/30/97      24,441         27,384             24,368       13,436
  12/31/97      24,688         27,581             24,640       13,419
   1/31/98      25,191         27,851             25,114       13,444
   2/28/98      25,536         28,311             25,302       13,469
   3/31/98      25,858         27,889             25,623       13,494
   4/30/98      25,722         28,182             25,695       13,519
   5/31/98      25,640         28,785             25,700       13,544
   6/30/98      25,750         29,185             25,723       13,561
   7/31/98      25,887         29,988             25,903       13,577
   8/31/98      23,851         29,919             24,150       13,594
   9/30/98      23,515         30,511             23,988       13,611
  10/31/98      23,037         30,539             23,467       13,644

As you compare performance, please note that the LB High Yield Fund's performance reflects the maximum 4% sales charge. The performances of the Lehman High Yield Index and the Lipper Median do not reflect any such charges. If you were to purchase any of the individual bonds or funds represented in these indexes, any charges you would pay would reduce your total return as well.

Inset Box on Chart Reads:
LB High Yield Fund
Annualized Total Returns*
------------------------------------------------------------------------
Class A shares                    1-Year          5-Year         10-Year
Net Asset Value                   -5.55%          6.28%            9.14%
Public Offering Price             -9.34%          5.41%            8.70%
                                                  Since
                                                Inception
Class B shares                    1-Year          10/31/97
If Held (NAV)                     -6.24%          -6.24%
If Redeemed (CDSC)               -10.92%         -10.92%

Institutional shares
Net Asset Value                   -5.33%          -5.33%

              *See accompanying notes to
              Portfolio Management Reviews.


This page is part of the annual report.



LB Income Fund

[GRAPHIC OMITTED: PHOTO OF CHARLES E. HEEREN AND MICHAEL G. LANDREVILLE]

Charles E. Heeren (on right), a vice president of Lutheran Brotherhood, is a Chartered Financial Analyst and co-portfolio manager for the LB Income Fund. He has managed the Fund since January 1986, and has been with Lutheran Brotherhood since 1976.

Michael G. Landreville, an assistant vice president of Lutheran
Brotherhood, is a Chartered Financial Analyst and co-portfolio manager of the LB Income Fund. He has worked in Lutheran Brotherhood's bond department for more than 14 years and managed various fixed-income portfolios. Mike is also a Certified Public Accountant.

After trading in a relatively narrow range from the end of 1997 through May of 1998, high-quality bond prices rallied strongly in the months that followed. This was due largely to slowing economic growth, which caused stock investors to hesitate and prompted the Federal Reserve to cut short-term interest rates. As part of a "flight to quality," many investors favored U.S. Treasury bonds over corporate debt, and higher-quality corporate bonds over lower-rated corporate bonds.

By balancing corporate bonds offering attractive prices and yields with U.S. government issues, we helped the LB Income Fund outperform other funds with similar investment objectives. For the 12 months ended October 31, 1998, the Fund earned a total return (based on Class A Share
NAV) of 8.42%, versus a return of 7.72% for the average high-quality corporate bond fund tracked by Lipper Analytical Services. Over the same time, the Lehman Aggregate Bond Index, which has a much larger representation of government securities, had a return of 9.34%.


                                                                 % of
Top 10 Holdings                          Security              Portfolio
------------------------------------------------------------------------
U.S. Treasury Bonds (Nov. 2022)          U.S. Government        6.5%
U.S. Treasury Notes (July 2006)          U.S. Government        5.2%
U.S. Treasury Bonds (Nov. 2010)          U.S. Government        3.9%
U.S. Treasury Bonds (Nov. 2016)          U.S. Government        3.0%
U.S. Treasury Notes (Nov. 2004)          U.S. Government        2.9%
Government National
   Mortgage Association                  Mortgage-backed        2.8%
Federal National Mortgage
   Association                           Mortgage-backed        2.6%
World Financial Network Credit Card
   Master Trust                          Asset-backed           2.1%
Equitable Life Assurance Society
   of the United States                  Corporate              1.8%
Standard Credit Master Trust I           Asset-backed           1.8%

These holdings represent 32.6% of the Fund's total investment portfolio.


[GRAPHIC PIE CHART OMITTED]
PORTFOLIO COMPOSITION
(% of portfolio)

Corporate Bonds                              51.2%
U.S. Government                              22.8%
Mortgage-Backed Securities                   10.8%
Asset-Backed Securities                       8.0%
U.S. Government Agency                        4.3%
Foreign Government Bonds                      3.1%
Short-Term Securities                         2.9%
Preferred Stocks                              1.1%
Common Stocks                                 0.1%
Options on U.S. Treasury Bond Futures         0.1%
The Fund's portfolio composition and top holdings represent all share classes.

Enhancing Returns

At the end of 1997, we began adding higher-yielding corporate bonds to the portfolio. We concentrated on issues with improving fundamentals that we thought had been oversold, including those of energy, utility, health care, and media/telecommunications firms. In addition to giving the Fund extra income, many of these holdings helped support the price of Fund shares, as strong economic growth improved their credit ratings. To offset the greater risk that high-yield issues carry, we traded some of the Fund's asset-backed securities for U.S. Treasuries and higher-quality corporate bonds.

We further enhanced returns by holding convertible bonds (which can be converted into the common stock of their issuers) as well as dollar-denominated "Yankee" bonds issued in the United States by foreign companies and governments. The convertibles enjoyed strong gains when stock prices rallied. In addition, some of the Yankee bonds issued by Southeast Asian concerns experienced sharp price increases as certain markets in the Pacific Rim briefly rebounded early in 1998.

[GRAPHIC HORIZONTAL BAR CHART OMITTED]

Moody's Bond Quality Rating Distribution

Aaa           47.1%
Aa            10.0%
A             17.1%
Baa           12.7%
Ba            11.6%
B              1.5%
Caa            0.0%
Ca             0.0%
C              0.0%
D              0.0%
Non Rated      0.0%


Investment Objective:

To seek high current income
while preserving principal by investing in investment-grade bonds and other income-producing securities.

Fund Facts

Inception Date:          6/1/72
Shareholder
Accounts:                54,629
Total Net Assets
(in millions):           $772.6

In the second and third quarters of 1998, as investors became increasingly concerned about the world economy, we reduced positions in Yankee bonds and higher-yielding corporate debt, while increasing the credit quality of our holdings. These moves reduced the Fund's allocation to financial firms by about 9%, thereby reducing our exposure to overseas credit problems. Because most of the Treasuries we bought were longer-term issues, the average maturity of Fund investments increased slightly. This gave the Fund added price appreciation as interest rates fell. As lower interest rates encouraged homeowners to prepay their loans, we reduced investments in mortgage-backed securities.

Focus on Quality to Continue

With inflation at very low levels, the Fed may continue to cut interest rates until the threat of recession has passed. Bonds should perform well in this environment, though corporate bonds may continue to lag due to earnings concerns. Under these conditions we plan to remain focused on quality investments with a slightly longer average maturity and emphasize sectors that are more economically "defensive."


[GRAPHIC WORM CHART OMITTED:
Performance Through October 31, 1998
Growth of a $10,000 Investment
Class A shares (since 10/31/88)]

                             Lehman Agg.    Lipper Average
                   LBINC     Bond Index       Corp. Debt A    CPI Index
  Month End        Total          Total              TOTAL        TOTAL
       Date        Value          Value              VALUE        VALUE
-----------------------------------------------------------------------
   10/31/88       10,000        $10,000             $0,000      $10,000
   11/30/88        9,527          9,878              9,904       10,008
   12/31/88        9,602          9,889              9,961       10,025
    1/31/89        9,759         10,031             10,090       10,075
    2/28/89        9,663          9,959             10,029       10,116
    3/31/89        9,694         10,002             10,068       10,175
    4/30/89        9,890         10,211             10,241       10,241
    5/31/89       10,135         10,479             10,481       10,300
    6/30/89       10,499         10,798             10,788       10,324
    7/31/89       10,663         11,028             10,971       10,349
    8/31/89       10,527         10,865             10,827       10,366
    9/30/89       10,571         10,920             10,865       10,399
   10/31/89       10,751         11,189             11,091       10,449
   11/30/89       10,822         11,295             11,169       10,474
   12/31/89       10,796         11,326             11,185       10,491
    1/31/90       10,656         11,191             11,029       10,599
    2/28/90       10,691         11,227             11,039       10,649
    3/31/90       10,689         11,235             11,045       10,707
    4/30/90       10,557         11,131             10,918       10,724
    5/31/90       10,827         11,461             11,226       10,749
    6/30/90       10,967         11,645             11,404       10,807
    7/31/90       11,084         11,806             11,543       10,849
    8/31/90       10,883         11,648             11,344       10,948
    9/30/90       10,913         11,744             11,385       11,040
   10/31/90       11,010         11,894             11,508       11,106
   11/30/90       11,245         12,149             11,765       11,131
   12/31/90       11,410         12,339             11,948       11,131
    1/31/91       11,550         12,492             12,071       11,198
    2/28/91       11,717         12,598             12,201       11,215
    3/31/91       11,815         12,685             12,284       11,231
    4/30/91       11,984         12,822             12,436       11,248
    5/31/91       12,084         12,896             12,496       11,281
    6/30/91       12,070         12,890             12,474       11,314
    7/31/91       12,215         13,069             12,631       11,331
    8/31/91       12,475         13,351             12,933       11,364
    9/30/91       12,753         13,622             13,215       11,414
   10/31/91       12,841         13,773             13,333       11,431
   11/30/91       12,945         13,900             13,450       11,464
   12/31/91       13,378         14,313             13,931       11,473
    1/31/92       13,222         14,118             13,714       11,489
    2/28/92       13,278         14,210             13,783       11,531
    3/31/92       13,271         14,131             13,714       11,589
    4/30/92       13,324         14,232             13,785       11,606
    5/31/92       13,578         14,501             14,064       11,622
    6/30/92       13,798         14,701             14,269       11,664
    7/31/92       14,128         15,001             14,644       11,689
    8/31/92       14,256         15,153             14,761       11,722
    9/30/92       14,448         15,333             14,944       11,755
   10/31/92       14,213         15,129             14,690       11,797
   11/30/92       14,217         15,132             14,687       11,814
   12/31/92       14,448         15,373             14,933       11,805
    1/31/93       14,743         15,668             15,254       11,864
    2/28/93       15,055         15,942             15,598       11,905
    3/31/93       15,107         16,009             15,655       11,947
    4/30/93       15,209         16,121             15,758       11,980
    5/31/93       15,212         16,142             15,763       11,997
    6/30/93       15,499         16,434             16,113       12,013
    7/31/93       15,636         16,528             16,233       12,013
    8/31/93       15,942         16,817             16,607       12,047
    9/30/93       15,996         16,863             16,657       12,072
   10/31/93       16,067         16,925             16,733       12,121
   11/30/93       15,848         16,781             16,521       12,130
   12/31/93       15,911         16,872             16,592       12,130
    1/31/94       16,117         17,100             16,842       12,163
    2/28/94       15,754         16,802             16,472       12,205
    3/31/94       15,280         16,387             16,040       12,246
    4/30/94       15,146         16,256             15,861       12,263
    5/31/94       15,103         16,254             15,811       12,271
    6/30/94       15,004         16,219             15,758       12,313
    7/31/94       15,327         16,541             16,038       12,346
    8/31/94       15,319         16,561             16,041       12,396
    9/30/94       15,035         16,318             15,791       12,429
   10/31/94       14,972         16,303             15,747       12,438
   11/30/94       14,984         16,267             15,715       12,454
   12/31/94       15,138         16,379             15,827       12,454
    1/31/95       15,435         16,704             16,098       12,504
    2/28/95       15,771         17,101             16,463       12,554
    3/31/95       15,878         17,206             16,575       12,596
    4/30/95       16,121         17,446             16,800       12,637
    5/31/95       16,812         18,122             17,504       12,662
    6/30/95       16,940         18,254             17,623       12,687
    7/31/95       16,815         18,214             17,544       12,687
    8/31/95       17,044         18,434             17,765       12,720
    9/30/95       17,195         18,613             17,944       12,745
   10/31/95       17,446         18,855             18,197       12,787
   11/30/95       17,719         19,138             18,480       12,779
   12/31/95       17,987         19,406             18,755       12,770
    1/31/96       18,081         19,534             18,843       12,845
    2/28/96       17,663         19,194             18,453       12,887
    3/31/96       17,470         19,060             18,302       12,953
    4/30/96       17,358         18,953             18,164       13,003
    5/31/96       17,328         18,915             18,128       13,028
    6/30/96       17,550         19,168             18,340       13,037
    7/31/96       17,585         19,220             18,377       13,062
    8/31/96       17,490         19,187             18,333       13,087
    9/30/96       17,822         19,521             18,657       13,128
   10/31/96       18,242         19,955             19,066       13,170
   11/30/96       18,598         20,296             19,419       13,195
   12/31/96       18,385         20,107             19,211       13,195
    1/31/97       18,442         20,169             19,245       13,236
    2/28/97       18,498         20,220             19,301       13,278
    3/31/97       18,225         19,995             19,064       13,311
    4/30/97       18,460         20,295             19,325       13,328
    5/31/97       18,629         20,488             19,489       13,319
    6/30/97       18,905         20,732             19,727       13,336
    7/31/97       19,453         21,292             20,305       13,353
    8/31/97       19,237         21,111             20,078       13,378
    9/30/97       19,541         21,423             20,381       13,411
   10/31/97       19,710         21,734             20,644       13,444
   11/30/97       19,788         21,834             20,726       13,436
   12/31/97       19,921         22,054             20,931       13,419
    1/31/98       20,210         22,337             21,201       13,444
    2/28/98       20,219         22,319             21,163       13,469
    3/31/98       20,321         22,395             21,227       13,494
    4/30/98       20,425         22,511             21,322       13,519
    5/31/98       20,600         22,725             21,533       13,544
    6/30/98       20,800         22,918             21,712       13,561
    7/31/98       20,809         22,966             21,721       13,577
    8/31/98       20,915         23,341             22,018       13,594
    9/30/98       21,505         23,887             22,509       13,611
   10/31/98       21,369         23,760             22,282       13,644

As you compare performance, please note that the LB Income Fund's performance reflects the maximum 4% sales charge. The performances of the Lehman Aggregate Bond Index and the Lipper Median do not reflect any such charges. If you were to purchase any of the individual bonds or funds represented in these indexes, any charges you would pay would reduce your total return as well.

Inset Box on Chart Reads:
LB Income Fund
Annualized Total Returns*
------------------------------------------------------------------------
Class A shares                   1-Year          5-Year          10-Year
Net Asset Value                   8.42%          5.87%            8.33%
Public Offering Price             4.07%          5.01%            7.88%
                                                  Since
                                                Inception
Class B shares                    1-Year          10/31/97
If Held (NAV)                      7.65%           7.65%
If Redeemed (CDSC)                 2.65%           2.65%

Institutional shares
Net Asset Value                    8.69%           8.69%

              *See accompanying notes to
              Portfolio Management Reviews.

This page is part of the annual report.



LB Municipal Bond Fund

[GRAPHIC OMITTED: PHOTO OF JANET I. GRANGAARD]

Janet I. Grangaard, an assistant vice president of Lutheran Brotherhood, is a Chartered Financial Analyst and portfolio manager for the LB
Municipal Bond Fund. She has managed the Fund since January 1994 and has been with Lutheran Brotherhood since 1988.

Municipal bonds, like most other areas of the bond market, traded in a narrow range from November 1997 through April 1998, then rallied from May through early October as interest rates fell. Declining interest rates caused a swell in municipal bond supply while, simultaneously, world events caused a flight to the safety and liquidity of U.S. Treasuries. These influences, combined with a reduced supply of Treasuries as a result of the federal budget surplus, caused Treasuries to outperform municipals during the period.

By emphasizing quality issues representing good value, we helped the LB Municipal Bond Fund perform favorably against its market benchmark and outperform other funds in its class. For the 12 months ended October 31, 1998, the LB Municipal Bond Fund earned a total return (based on Class A Share NAV) of 8.12%. That compares to a return of 8.02% for the Lehman Municipal Bond Index and an average return of 7.12% for municipal bond funds tracked by Lipper Analytical Services.

                        % of
Top 10 States       Portfolio
-----------------------------
California            10.2%
Texas                  9.2%
Colorado               5.8%
Washington             5.6%
Ohio                   5.1%
Minnesota              4.8%
New York               4.5%
New Jersey             3.2%
Missouri               3.1%
Pennsylvania           2.9%

These holdings represent 54.4% of the
Fund's total investment portfolio.

[GRAPHIC PIE CHART OMITTED]
PORTFOLIO COMPOSITION
(% of portfolio)

Escrow/prerefunded           30.10%
General Obligation           15.30%
Health Care                  10.40%
Electric Revenue              9.90%
Water & Sewer                 6.50%
Lease Revenue                 5.60%
Housing Finance               4.70%
Special Tax Revenue           4.70%
Airport Revenue               3.50%
Transportation                2.90%
Pollution Control             2.80%
Education Revenue             2.60%
Industrial Revenue            0.50%
Miscellaneous                 0.40%
Resource/Environment          0.10%

The Fund's portfolio composition and top holdings represent all share classes.

Boosting Price Gains
and Income

As interest rates fell, the Fund continued to benefit from the "advance refunding" of many of its municipal bond holdings. In an advanced refunding, the credit quality of the issue being refinanced assumes the quality of the underlying U.S. Treasury bonds held in escrow. As a result, the price of the "prerefunded" issue generally rises to reflect the higher quality of the credit. Therefore, when holdings in the Fund are prerefunded, this price appreciation improves the Fund's returns.

We further enhanced returns by adding other issues with strong credit quality. These holdings performed well, spurred on by increased demand from investors who were shunning risk. We also looked for good buying opportunities as the spreads between yields for issues from different states and market sectors changed. Among these opportunities were issues related to housing finance, whose yields had become more attractive as lower interest rates increased prepayments of home mortgage loans. By holding zero-coupon municipals and municipals that could not be called in by their issuers, we further improved the Fund's return.

[GRAPHIC HORIZONTAL PIE CHART OMITTED]

Moody's Bond Quality Rating Distribution

Aaa             71.2%
Aa              17.2%
A                6.8%
Baa              4.5%
Ba               0.3%
B                0.0%
Caa              0.0%
Ca               0.0%
C                0.0%
D                0.0%
Non Rated        0.0%


Investment Objective:

To seek long-term high current income
exempt from federal income tax by
investing in municipal bonds.


Fund Facts

Inception Date:         12/3/76
Shareholder
Accounts:                21,265
Total Net Assets
(in millions):           $613.0

Attractive Prices Should Sustain Demand

In October, at the peak of the bond rally, municipals were the cheapest they've been relative to U.S. Treasuries since 1986. Even though municipal bonds outperformed Treasuries in the final weeks of October, their prices remain quite attractive on a relative basis. During 1999 we may see state and local governments issue more municipal bonds to raise the funds needed to prepare their computer systems for the year 2000. Yet, this possible increase in bond supply could be offset by a reduced number of prerefundings. In the meantime, the strong value that municipals offer should help sustain investor demand.

If interest rates continue to fall, we may find new investment opportunities as the spreads between yields for municipals with different maturities widen and narrow. We will also keep a close watch on changing yield spreads for municipals of different credit quality ratings, looking for opportunities that might otherwise be overlooked.



[GRAPHIC WORM CHART OMITTED:
Performance Through October 31, 1998
Growth of a $10,000 Investment
Class A shares (since 10/31/88)]


                                          Lipper Average
                             Lehman Muni.  Gen. Municipal
                   LBMBF     Bond Index    Debt Funds    CPI Index
  Month End        Total        Total         Total         Total
       Date        Value        Value         Value         Value
-----------------------------------------------------------------
   10/31/88      $10,000      $10,000       $10,000       $10,000
   11/30/88        9,516        9,908         9,908        10,008
   12/31/88        9,658       10,009        10,058        10,025
    1/31/89        9,799       10,216        10,210        10,075
    2/28/89        9,738       10,100        10,126        10,116
    3/31/89        9,737       10,076        10,120        10,175
    4/30/89        9,979       10,314        10,365        10,241
    5/31/89       10,160       10,529        10,557        10,300
    6/30/89       10,258       10,672        10,695        10,324
    7/31/89       10,380       10,817        10,805        10,349
    8/31/89       10,279       10,711        10,689        10,366
    9/30/89       10,228       10,679        10,654        10,399
   10/31/89       10,365       10,809        10,783        10,449
   11/30/89       10,541       10,999        10,952        10,474
   12/31/89       10,629       11,089        11,027        10,491
    1/31/90       10,487       11,037        10,909        10,599
    2/28/90       10,563       11,135        11,017        10,649
    3/31/90       10,574       11,138        11,012        10,707
    4/30/90       10,455       11,058        10,871        10,724
    5/31/90       10,703       11,299        11,154        10,749
    6/30/90       10,834       11,398        11,260        10,807
    7/31/90       11,003       11,566        11,446        10,849
    8/31/90       10,772       11,398        11,197        10,948
    9/30/90       10,809       11,405        11,213        11,040
   10/31/90       10,980       11,612        11,375        11,106
   11/30/90       11,234       11,845        11,641        11,131
   12/31/90       11,326       11,892        11,691        11,131
    1/31/91       11,487       12,052        11,834        11,198
    2/28/91       11,551       12,157        11,903        11,215
    3/31/91       11,564       12,161        11,927        11,231
    4/30/91       11,729       12,323        12,101        11,248
    5/31/91       11,809       12,433        12,210        11,281
    6/30/91       11,763       12,420        12,172        11,314
    7/31/91       11,944       12,572        12,347        11,331
    8/31/91       12,083       12,738        12,505        11,364
    9/30/91       12,295       12,903        12,667        11,414
   10/31/91       12,391       13,020        12,779        11,431
   11/30/91       12,399       13,056        12,797        11,464
   12/31/91       12,704       13,337        13,099        11,473
    1/31/92       12,710       13,367        13,090        11,489
    2/28/92       12,686       13,371        13,108        11,531
    3/31/92       12,685       13,377        13,114        11,589
    4/30/92       12,829       13,496        13,234        11,606
    5/31/92       13,005       13,655        13,420        11,622
    6/30/92       13,228       13,885        13,664        11,664
    7/31/92       13,686       14,301        14,148        11,689
    8/31/92       13,442       14,161        13,921        11,722
    9/30/92       13,480       14,253        13,977        11,755
   10/31/92       13,329       14,113        13,725        11,797
   11/30/92       13,637       14,366        14,075        11,814
   12/31/92       13,841       14,512        14,248        11,805
    1/31/93       13,975       14,681        14,409        11,864
    2/28/93       14,488       15,212        14,974        11,905
    3/31/93       14,392       15,051        14,799        11,947
    4/30/93       14,528       15,203        14,959        11,980
    5/31/93       14,599       15,288        15,044        11,997
    6/30/93       14,871       15,543        15,303        12,013
    7/31/93       14,875       15,564        15,303        12,013
    8/31/93       15,201       15,887        15,643        12,047
    9/30/93       15,375       16,068        15,827        12,072
   10/31/93       15,474       16,099        15,859        12,121
   11/30/93       15,299       15,957        15,692        12,130
   12/31/93       15,636       16,294        16,005        12,130
    1/31/94       15,809       16,480        16,189        12,163
    2/28/94       15,362       16,053        15,758        12,205
    3/31/94       14,645       15,400        15,069        12,246
    4/30/94       14,713       15,530        15,124        12,263
    5/31/94       14,853       15,666        15,260        12,271
    6/30/94       14,740       15,570        15,161        12,313
    7/31/94       15,009       15,855        15,429        12,346
    8/31/94       15,061       15,910        15,468        12,396
    9/30/94       14,856       15,677        15,217        12,429
   10/31/94       14,557       15,398        14,928        12,438
   11/30/94       14,278       15,119        14,619        12,454
   12/31/94       14,608       15,451        14,976        12,454
    1/31/95       15,053       15,893        15,420        12,504
    2/28/95       15,538       16,356        15,878        12,554
    3/31/95       15,704       16,544        16,021        12,596
    4/30/95       15,718       16,564        16,020        12,637
    5/31/95       16,247       17,092        16,519        12,662
    6/30/95       16,032       16,944        16,339        12,687
    7/31/95       16,144       17,104        16,444        12,687
    8/31/95       16,347       17,322        16,625        12,720
    9/30/95       16,473       17,431        16,726        12,745
   10/31/95       16,735       17,684        16,982        12,787
   11/30/95       17,077       17,977        17,308        12,779
   12/31/95       17,264       18,150        17,500        12,770
    1/31/96       17,392       18,288        17,583        12,845
    2/28/96       17,244       18,163        17,444        12,887
    3/31/96       16,956       17,931        17,166        12,953
    4/30/96       16,867       17,881        17,089        13,003
    5/31/96       16,856       17,873        17,092        13,028
    6/30/96       17,030       18,068        17,253        13,037
    7/31/96       17,183       18,233        17,408        13,062
    8/31/96       17,174       18,229        17,394        13,087
    9/30/96       17,431       18,484        17,643        13,128
   10/31/96       17,628       18,693        17,834        13,170
   11/30/96       17,969       19,035        18,148        13,195
   12/31/96       17,858       18,955        18,068        13,195
    1/31/97       17,891       18,991        18,070        13,236
    2/28/97       18,049       19,166        18,227        13,278
    3/31/97       17,811       18,911        17,990        13,311
    4/30/97       17,928       19,070        18,137        13,328
    5/31/97       18,194       19,356        18,397        13,319
    6/30/97       18,375       19,563        18,595        13,336
    7/31/97       18,919       20,105        19,155        13,353
    8/31/97       18,697       19,916        18,927        13,378
    9/30/97       18,989       20,153        19,156        13,411
   10/31/97       19,088       20,282        19,273        13,444
   11/30/97       19,209       20,402        19,381        13,436
   12/31/97       19,525       20,699        19,687        13,419
    1/31/98       19,734       20,913        19,870        13,444
    2/28/98       19,725       20,919        19,858        13,469
    3/31/98       19,716       20,938        19,862        13,494
    4/30/98       19,619       20,844        19,735        13,519
    5/31/98       19,943       21,173        20,061        13,544
    6/30/98       20,023       21,255        20,127        13,561
    7/31/98       20,059       21,309        20,155        13,577
    8/31/98       20,386       21,639        20,468        13,594
    9/30/98       20,670       21,909        20,713        13,611
   10/31/98       20,638       21,909        20,635        13,644

As you compare performance, please note that the LB Municipal Bond Fund's performance reflects the maximum 4% sales charge. The performances of the Lehman Municipal Bond Index and the Lipper Median do not reflect any such charges. If you were to purchase any of the individual bonds or funds represented in these indexes, any charges you would pay would reduce your total return as well.

Inset Box on Chart Reads:
LB Municipal Bond Fund
Annualized Total Returns*
------------------------------------------------------------------------
Class A shares                    1-Year          5-Year         10-Year
Net Asset Value                    8.12%          5.92%            7.95%
Public Offering Price              3.78%          5.05%            7.51%
                                                  Since
                                                Inception
Class B shares                    1-Year        10/31/97
If Held (NAV)                      7.23%          7.23%
If Redeemed (CDSC)                 2.23%          2.23%

Institutional shares
Net Asset Value                    8.39%          8.39%

              *See accompanying notes to
              Portfolio Management Reviews.

This page is part of the annual report.



LB Money Market Fund

[GRAPHIC OMITTED: PHOTO OF GAIL R. ONAN]

Gail R. Onan, assistant vice president of Lutheran Brotherhood Research Corp., is portfolio manager for the LB Money Market Fund. She has managed the Fund since January 1994 and has been with Lutheran
Brotherhood since 1969.

In the 12 months ended October 31, 1998, money market yields fell by about 0.30%. This was due largely to increased economic concerns in the second half of the reporting period that caused the Federal Reserve to cut short-term interest rates. By managing the maturities of investments in the LB Money Market Fund to make the most of yield fluctuations that occurred during this time, and taking advantage of yield opportunities available in certain instruments, we helped the Fund earn a total return of 4.83% for the period.

Seizing Yield Opportunities

When the period began, money market funds in the IBC Donoghue's Index had an average yield of 5.03%. As corporations issued large amounts of short-term debt in the final months of 1997, money market yields moved higher, driving the yield for the Donoghue Index to 5.23% in the first weeks of 1998. Later in the year, as foreign economic woes increased the likelihood of domestic interest rate cuts, money market yields moved lower. At the end of the period, following two 0.25% cuts in the overnight federal funds rate, the Index had an average yield of 4.72%.

[GRAPHIC PIE CHART OMITTED]
PORTFOLIO COMPOSITION
(% OF PORTFOLIO)

Commercial Paper              83.2%
Variable Rate Notes           13.1%
Bank Notes                     2.0%
Certificates Of Deposit        1.3%
Bankers Acceptances            0.4%

The Fund's portfolio's composition and top holdings represent all share classes.

During the first months of 1998, the spread in yields between shorter- and longer-term issues narrowed, leading us to focus on shorter maturities. This strategy allowed us to move quickly when yields reversed course in the second quarter.

During this time we adjusted maturities in the LB Money Market Fund to make the most of these fluctuations in yield. In the second quarter of 1998, the short-term money market yield curve flattened, taking away much of the yield increase in the longer maturities. Additionally, the Federal Reserve had been holding off on additional rate changes since March of 1997, and relative strength of the U.S. economy suggested no change in monetary policy in the near term.


                                                                 % of
Top 10 Holdings                        Industry                Portfolio
--------------------------------------------------------------------------
Amoco Oil Co.                          U.S. Municipal            4.6%
Harvard University                     Education                 4.6%
Ford Motor Credit Co.                  Finance-Automotive        4.4%
Chevron Corp.                          Industrial                4.4%
Petrofina SA                           Energy                    4.0%
Associates Corp. of North America      Finance-Consumer          3.9%
General Electric Capital Corp.         Finance-Commercial        3.8%
Yale University                        Education                 3.6%
Wachovia Bank, N.A.                    Banking-Domestic          3.5%

These holdings represent 36.8% of the Fund's total investment portfolio.

As investors looked for short-term interest rate cuts in the third quarter, yields for longer-maturity money market instruments fell below those of shorter-term instruments. In this "inverted yield" environment, we kept Fund maturities on the short side and looked for opportunities to increase yield from year-end changes in supply and demand. At the close of the reporting period the Fund had a weighted average maturity of 48 days, versus 58 days for the Index.

As in previous periods, we also increased the Fund's yield with taxable municipal paper issued by state and local governments. These issues are typically used to finance commercial projects and have credit enhancements from major corporations and banks. In the first half of the period, before the widespread deterioration of economies overseas, we added yield through a small allocation of U.S. dollar-denominated securities issued by top-quality banks and businesses in Europe.

Investment Objective:

To seek current income with stability of principal by investing in high-quality, short-term debt securities.**

Fund Facts

Inception Date:           2/1/79
Shareholder
Accounts:                57,429
Total Net Assets
(in millions):           $540.6


Going Longer

As 1998 comes to a close, we expect more companies to raise cash to add liquidity to their balance sheets by issuing short-term securities. This increased supply should create new yield opportunities in issues that mature in 1999. Adding longer maturities may also prove beneficial if the Federal Reserve makes additional interest rate cuts in the new year.

Focused on Quality

As in the past, the Lutheran Brotherhood Money Market Fund continues to focus on credit research and industry sector analysis, investing in very high quality issues, while optimizing average maturity to take advantage of yield trends in the market.


Performance as of 10/31/98
LB Money Market Fund
Annualized Total Returns*
------------------------------------------------------------------------
Class A shares                    1-Year          5-Year         10-Year
Net Asset Value                    4.82%           4.40%           4.92%
                                                  Since
                                                Inception
Class B shares                    1-Year        10/31/97
If Held (NAV)                      4.82%           4.82%

Institutional shares
Net Asset Value                    5.08%           5.08%


Footnotes

  * Annualized total returns represent past performance and reflect changes in share prices, the reinvestment of all dividends and capital gains, and the effects of compounding. Since performance varies, annualized total returns, which assume a steady rate of growth, differ from the Fund's actual total return for the years indicated. Class A POP (public offering price) returns have been adjusted for the maximum 4% sales charge. NAV (net asset value) returns do not include sales charges. Class B maximum CDSC returns have been adjusted for the maximum 5% contingent deferred sales charge. NAV (net asset value) returns do not include sales charges. There is an asset based sales charge of 0.75% annually for Class B shares. Institutional (no-load) shares, which are available to qualifying Lutheran institutions, Lutheran church organizations, and certain other institutional investors, do not impose a sales charge. The value of an investment fluctuates so that shares, when redeemed, may be worth more or less than the original investment.

    Lutheran Brotherhood's Opportunity Growth Fund, World Growth Fund, Mid Cap Growth Fund, LB Fund, High Yield Fund, Income Fund, Municipal Bond Fund, and Money Market Fund are subject to a partial voluntary waiver of advisory fees by the funds' investment advisor, which has the effect of improving the funds' performances. The waiver of fees may be discontinued at any time.

 ** An investment in the LB Money Market Fund is not insured or guaranteed by the Federal Desposit Insurance Corporation or any other government agency. There is no assurance that the Fund will maintain a stable net asset value.

This report must be preceded or accompanied by a prospectus of the Lutheran Brotherhood Family of Funds.



AssetMatch -- A program for personalized investment


Your financial goals are as unique as you are. And because of this, it's essential to design investment strategies that are specific to your individual circumstances.

Whether you're developing a new strategy or revisiting an existing one, proper planning is key.

--------------------------
That's where Lutheran
Brotherhood's AssetMatch
program comes in.
--------------------------

Your LBSC registered representative is trained in portfolio strategy and guides you through the program:

   [BULLET] Collecting information on
            your investment profile
   [BULLET] Exploring various asset mixes and their historical risk and return characteristics
   [BULLET] Identifying an optimal mix of investments for your circumstances

You can rely on the knowledge and experience of your LBSC registered representative. He or she can provide solid footing for your personalized investment strategy.

Based on Proven Principles

AssetMatch is based on the same proven principles that have guided successful investors for decades: diversification and asset allocation.

Diversification is the spreading of risk by including a variety of securities (e.g., small-cap stocks, international stocks, high-yield bonds, etc.) in your portfolio.

Why Asset Allocation?

Asset allocation is the process of choosing how much to invest among different asset classes (e.g., stocks, bonds and money market instruments). Studies have shown that portfolio performance depends largely on how you allocate your assets.

More than 90% of an investment portfolio's performance is due to asset-class selection, while individual security selection and timing of purchase account for only about 6% (Financial Analysts Journal, May/June
1991).

With such a large part of performance hinging on asset-class selection, it's critical to have help from your LBSC registered representative, who is trained in asset allocation strategies.

Jumpstart Your Strategy

The first step in the AssetMatch program is to assess your needs.
Completing an AssetMatch questionnaire helps your LBSC registered representative gauge the following:

       [BULLET] Your risk tolerance
       [BULLET] Your investment preferences
       [BULLET] Your time horizon
       [BULLET] Your liquidity needs

The questionnaire is short, yet comprehensive, and you can complete it on your own or with the help of your LBSC registered representative.



Once completed, forward your confidential questionnaire to your LBSC registered representative for analysis. He or she enters your answers into the AssetMatch computer program and determines an optimal mix for your situation. Your LBSC registered representative can then review your AssetMatch results and discuss whether further analysis or adjustments to your strategy are necessary.

--------------------------------
Get started today

To obtain an AssetMatch
questionnaire, call your LBSC
registered representative, or
call LBSC at 1-800-990-6290.
--------------------------------

REPORT OF INDEPENDENT ACCOUNTANTS

To the Trustees and Shareholders of the
Lutheran Brotherhood Family of Funds

In our opinion, the accompanying statements of assets and liabilities, including the portfolios of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Lutheran Brotherhood Opportunity Growth Fund, Lutheran Brotherhood Mid Cap Growth Fund, Lutheran Brotherhood World Growth Fund, Lutheran Brotherhood Fund, Lutheran Brotherhood High Yield Fund, Lutheran Brotherhood Income Fund, Lutheran Brotherhood Municipal Bond Fund and Lutheran Brotherhood Money Market Fund (constituting the Lutheran Brotherhood Family of Funds) at October 31, 1998, the results of their operations for the year then ended, the changes in each of their net assets and the financial highlights for the periods indicated, in conformity with generally accepted accounting principles. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform our audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at October 31, 1998 by correspondence with the custodian and brokers and the application of alternative auditing procedures where confirmation from brokers were not received, provide a reasonable basis for the opinion expressed above.

[GRAPHIC OMITTED: PRICEWATERHOUSECOOPERS, LLP LOGO]

December 11, 1998



LUTHERAN BROTHERHOOD OPPORTUNITY GROWTH FUND
Portfolio of Investments
October 31, 1998

         Shares                                      Value
      --------------                             --------------
              COMMON STOCKS - 96.0% (a)
              Aerospace & Defense - 2.3%
      49,110  Aar Corp.                           $  1,135,669
      30,000  Avondale Industries, Inc.                781,875(b)
      41,800  Orbital Sciences Corp.                 1,379,400(b)
      18,200  Precision Castparts Corp.                800,800(c)
      22,000  Triumph Group, Inc.                      712,250(b)
                                                  ------------
                                                     4,809,994
                                                  ------------

              Airlines - 1.0%
      12,300  Alaska Air Group, Inc.                   442,031(b)
      31,000  COMAIR Holdings, Inc.                  1,019,125
      38,400  Mesaba Holdings, Inc.                    700,800(b)
                                                  ------------
                                                     2,161,956
                                                  ------------

              Automotive - 2.1%
      10,900  Central Parking Corp.                    457,119
      12,000  Dura Automotive Systems, Inc.            286,500(b)
      62,800  Gentex Corp.                             922,375(b,c)
      27,600  Group 1 Automotive, Inc.                 472,650(b)
      34,200  O'Reilly Automotive, Inc.              1,338,075(b)
      46,800  Tower Automotive, Inc.                 1,041,300(b)
                                                  ------------
                                                     4,518,019
                                                  ------------

              Bank & Finance -  7.1%
      21,500  Affiliated Managers Group, Inc.          478,375(b)
      74,400  Americredit Corp.                        995,100(b)
      37,000  Amerin Corp.                             790,875(b)
      30,600  City National Corp.                    1,046,138
      15,500  CMAC Investment Corp.                    649,063
      15,375  Commerce Bankcorp, Inc.                  624,609
      43,500  Community First Bank
                Shares, Inc.                           864,563
      16,500  Executive Risk, Inc.                     783,750
      20,300  E.W. Blanch Holdings, Inc.               790,431
      22,100  Fremont General Corp.                  1,091,188
      21,700  HealthCare Financial
                Partners, Inc.                         664,563(b)
      25,100  Imperial Bancorp                         348,263(b)
      55,100  Imperial Credit Commercial
                Mortgage Investment Corp.              461,463
      37,280  Imperial Credit Industries               246,980(b)
      36,800  Legg Mason, Inc.                         977,500
      46,300  North Fork Bancorporation, Inc.          920,213
      31,800  Protective Life Corp.                  1,178,588
      43,900  Silicon Valley Bancshares                899,950(b)
      24,400  Webster Financial Corp.                  602,375
      12,700  Zions Bancorporation                     673,894
                                                  ------------
                                                    15,087,881
                                                  ------------

              Biotechnology - 1.9%
      19,700  Affymetrix, Inc.                         482,650(b)
      12,100  Biogen, Inc.                             840,950(b)
      36,400  Covance, Inc.                          1,014,650(b)
      11,100  Medco Research, Inc.                     201,188(b)
      69,900  NBTY, Inc.                               559,200(b)
      41,565  Serologicals Corp.                       940,408(b)
                                                  ------------
                                                     4,039,046
                                                  ------------

              Building & Construction - 1.6%
      53,800  American Homestar Corp.                  880,975(b)
      11,600  Dycom Industries, Inc.                   406,725(b)
      31,796  Fairfield Communities, Inc.              311,998(b)
      31,700  Global Industries, Ltd.                  305,113(b)
      28,200  Insituform Technologies, Inc.            340,163(b)
      31,400  NCI Building Systems, Inc.               679,025(b)
      14,000  Simpson Manufacturing Co., Inc.          458,500(b)
                                                  ------------
                                                     3,382,499
                                                  ------------

              Business Services - 9.5%
      23,800  ABR Information Services, Inc.           449,225(b)
       1,100  Billing Concepts Corp.                    15,538(b)
      24,000  Carriage Services, Inc.                  561,000(b)
      47,250  Concord EFS, Inc.                      1,346,625(b)
      15,500  Consolidated Graphics, Inc.              735,281(b)
      17,200  Cort Business Services Corp.             337,550(b)
      10,600  Fastenal Co.                             382,925
      14,700  G & K Services, Inc.                     672,525
      33,400  Gartner Group, Inc.                      663,825(b)
      44,800  Innovative Valve
                Technologies, Inc.                      84,000(b)
      24,000  Knoll, Inc.                              648,000(b)
       4,500  Lason, Inc.                               246,375(b)
      32,800  Merrill Corp.                            549,400
      42,000  META Group, Inc.                       1,008,000(b)
      51,400  Metamor Worldwide, Inc.                1,320,338(b)
      62,500  Modis Professional Services, Inc.      1,101,563(b)
      30,360  National Computer Systems, Inc.          850,080
      36,300  NCO Group, Inc.                        1,143,450(b)
      56,725  NOVA Corp.                             1,637,934(b)
      61,700  Paging Network, Inc.                     339,350(b)
      16,500  Pre-Paid Legal Services, Inc.            394,969(b)
      80,700  Professional Staff plc                   786,825(b)
      25,600  Rent-Way, Inc.                           604,800(b)
      48,800  Romac International, Inc.                854,000(b)
      27,200  Service Experts, Inc.                    821,100(b)
      12,600  StaffMark, Inc.                          221,288(b)
      14,900  Strayer Education, Inc.                  506,600
      32,600  Superior Services, Inc.                  684,600(b)
      40,000  Tetra Tech, Inc.                         812,500(b)
      23,000  Waddell & Reed Financial, Inc.           481,563
                                                  ------------
                                                    20,261,229
                                                  ------------

              Chemicals - 0.5%
      47,000  Sybron Corp.                           1,163,250(b)
                                                  ------------

              Computer Equipment - 1.7%
       6,600  Lexmark International
               Group, Inc.                             461,588(b)
      18,000  Pinnacle Systems, Inc.                   612,000(b)
      53,800  Security Dynamics
                Technologies, Inc.                     551,450(b)
      29,900  Symbol Technologies, Inc.              1,338,025
      52,800  Technology Solutions Co.                 633,600(b)
                                                  ------------
                                                     3,596,663
                                                  ------------

              Computer Software - 14.5%
      24,400  Affiliated Computer Services             902,800(b)
      25,300  Analysis International Corp.             444,331
      46,600  AXENT Technologies, Inc.               1,170,825(b)
      19,500  Bisys (The) Group, Inc.                  853,125(b)
      28,300  Cadence Design Systems, Inc.             604,913(b)
      19,000  Cambridge Technology
                Partners, Inc.                         420,375(b)
       1,000  CIBER, Inc.                               19,625(b)
      21,100  Citrix Systems, Inc.                   1,495,463(b)
      29,900  Cognos, Inc.                             599,869(b)
      45,800  Computer Management Sciences             847,300(b)
      36,500  Cotelligent Group, Inc.                  688,938(b)
      41,600  Datastream Systems, Inc.                 418,600(b)
      17,200  Documentum, Inc.                         584,800(b)
      20,200  DST Systems, Inc.                      1,010,000(b)
      23,600  Electronic Arts, Inc.                    970,550(b)
      18,000  Engineering Animation, Inc.              788,625(b)
      41,100  E*TRADE Group, Inc.                      739,800(b)
      26,000  HBO & Co.                                682,500
      39,135  Hyperion Solutions Corp.               1,174,050(b)
      13,900  IDX Systems Corp.                        589,013(b)
      11,000  International Network Services           467,500(b)
      12,900  Intuit, Inc.                             651,450(b)
      28,350  JDA Software Group, Inc.                 269,325(b)
      24,000  Keane, Inc.                              798,000(b)
      16,400  Legato Systems, Inc.                     641,650(b)
      20,400  MAPICS, Inc.                             385,050(b)
      27,100  Mastech Corp.                            636,850(b)
       5,800  Mercury Interactive Corp.                240,700(b)
      27,700  National Data Corp.                      938,338
      29,000  National Instruments Corp.               793,875(b)
      19,500  Network Associates, Inc.                 828,750(b)
      22,300  Platinum Technology, Inc.                366,556(b)
      23,000  QRS Corp.                                874,000(b)
      40,700  Saville Systems Ireland plc              686,813(b)
      15,870  Sterling Commerce, Inc.                  559,418(b)
      97,400  Summit Design, Inc.                      815,725(b)
      36,000  Sykes Enterprises, Inc.                  706,500(b)
      29,500  Symantec Corp.                           472,000(b)
      20,000  Synopsys, Inc.                           905,000(b)
       6,600  Systems & Computer
                Technology Corp.                        94,050(b)
      24,700  Transaction Systems Architects           891,516(b)
      20,500  Veritas Software Corp                  1,027,563(b)
      19,100  Viasoft, Inc.                            116,988(b)
      25,400  Visio Corp.                              676,275(b)
      31,500  Zebra Technologies Corp.               1,031,625(b)
                                                  ------------
                                                    30,881,019
                                                  ------------

              Cosmetics - 0.1%
      33,700  French Fragrances, Inc.                  235,900(b)
                                                  ------------

              Distribution Services - 2.8%
      14,400  AmeriSource Health Corp.                 755,100(b)
       4,900  Aviation Sales Co.                       162,925(b)
       2,850  Cardinal Health, Inc.                    269,503
      33,280  Central Garden & Pet Co.                 657,280(b)
      43,200  MSC Industrial Direct Co., Inc.,
                Class A                                918,000(b)
      32,700  Richfood Holdings, Inc.                  580,425
      15,400  Tech Data Corp.                          606,375(b)
      22,300  U.S. Foodservice Co.                   1,059,250(b)
      52,300  Watsco, Inc.                             885,831
                                                  ------------
                                                     5,894,689
                                                  ------------

              Education - 1.4%
      27,960  Apollo Group, Inc., Class A              898,215(b)
      22,600  ITT Educational Services, Inc.           670,938(b)
      31,300  Learning Tree International, Inc.        281,700(b)
      36,000  Sylvan Learning Systems, Inc.          1,111,500(b)
                                                  ------------
                                                     2,962,353
                                                  ------------
              Electrical Equipment - 0.1%
       7,700  Special Devices, Inc.                    234,850(b)
                                                  ------------

              Electronic Components - 4.2%
      31,950  Burr-Brown Corp.                         593,072(b)
      20,800  Cybex Computer Products Corp.            660,400(b)
      22,800  Dallas Semiconductor Corp.               843,600
      24,300  Etec Systems, Inc.                       823,163(b)
      23,100  Lattice Semiconductor Corp.              785,400(b)
      12,000  Maxim Integrated Products, Inc.          428,250(b)
      16,700  Micrel, Inc.                             549,013(b)
      27,000  Microchip Technology, Inc.               730,688(b)
      15,100  Plexus Corp.                             375,613(b)
       7,100  PMC-Sierra, Inc.                         318,613(b)
      12,100  QLogic Corp.                           1,117,738(b)
      31,600  Sanmina Corp.                          1,295,600(b)
      12,800  Vitesse Semiconductor Corp.              412,800(b)
                                                  ------------
                                                     8,933,950
                                                  ------------

              Electronic Systems - 1.8%
      18,500  Black Box Corp.                          617,438(b)
      18,600  International Manufacturing
                Services, Inc.                          95,325(b)
      18,700  Novellus Systems, Inc.                   725,794(b)
      51,000  Sawtek, Inc.                           1,029,563(b)
      18,600  Teradyne, Inc.                           604,500(b,c)
       1,800  Thermo Optek Corp.                        15,863(b)
       6,100  Tollgrade Communications, Inc.           122,000(b)
      14,300  Uniphase Corp.                           707,850(b)
                                                  ------------
                                                     3,918,333
                                                  ------------

              Energy Services - 1.2%
      27,400  BJ Services Co.                          559,988(b)
       8,300  Gulf Island Fabrication, Inc.            119,313(b)
      41,400  Oceaneering International, Inc.          595,125(b)
      24,100  R&B Falcon Corp.                         326,856(b)
      16,800  Smith International, Inc.                603,750(b)
      13,500  Weatherford International, Inc.          367,031(b)
                                                  ------------
                                                     2,572,063
                                                  ------------

              Entertainment &
              Leisure - 2.4%
      26,600  Brinker International, Inc.              643,388(b)
      38,200  Imax Corp.                               978,875(b)
      36,200  J & J Snack Foods Corp.                  814,500(b)
      18,660  Promus Hotel Corp.                       594,788(b)
      18,300  SFX Entertainment, Inc.                  578,738(b)
      13,500  Sonic Corp.                              256,500(b)
      29,400  Steinway Musical
                Instruments, Inc.                      648,638(b)
      61,450  Sunterra Corp.                           583,775(b)
                                                  ------------
                                                     5,099,202
                                                  ------------

              Exploration &
              Production - 0.5%
      21,300  Noble Affiliates, Inc.                   697,575
      45,160  Swift Energy Co.                         412,085(b)
                                                  ------------
                                                     1,109,660
                                                  ------------

              Food Processing - 0.7%
      22,700  Earthgrains Company                      681,000
      31,600  Smithfield Foods, Inc.                   620,150(b)
      12,600  Twinlab Corp.                            279,563(b)
                                                  ------------
                                                     1,580,713
                                                  ------------

              Healthcare Services - 2.4%
      23,900  Access Health, Inc.                      857,413(b)
      38,800  Concentra Managed Care, Inc.             397,700(b)
      13,100  Healthcare Recoveries, Inc.              132,638(b)
      20,400  Henry Schein, Inc.                       789,225(b)
      34,800  Inhale Therapeutic Systems               913,500(b)
      29,800  Novoste Corp.                            521,500(b)
      39,800  Orthodontic Centers of
                America, Inc.                          753,713(b)
      34,900  Total Renal Care Holdings, Inc.          855,050(b)
                                                  ------------
                                                     5,220,739
                                                  ------------

              Hospital Supplies &
              Management - 6.9%
      67,800  ADAC Labs, Inc.                        2,008,575(b)
      33,400  American Oncology
                Resources, Inc.                        444,638(b)
      36,900  Cytyc Corp.                              618,075(b)
      24,100  DENTSPLY International, Inc.             620,575
      28,900  First Health Group Corp.                 666,506(b)
      31,500  Genesis Health Ventures, Inc.            425,250(b)
      21,000  Integrated Health Services, Inc.         339,938
      35,000  Lincare Holdings, Inc.                 1,397,813(b)
      54,500  Mentor Corp.                             926,500
      23,000  Omnicare, Inc.                           794,938
       7,400  Patterson Dental Co.                     305,250(b)
      23,200  Pediatrix Medical Group, Inc.          1,081,700(b)
      61,600  PSS World Medical, Inc.                1,362,900(b)
      18,600  Quorum Health Group, Inc.                269,700(b)
      29,700  Renal Care Group, Inc.                   865,013(b)
      27,000  STERIS Corp.                             621,000(b)
      14,900  Trex Medical Corp.                       182,525(b)
      22,000  Universal Health Services, Inc.        1,128,875(b)
      14,300  Veterinary Centers of
                America, Inc.                          253,825(b)
       9,800  VISX, Inc.                               491,225(b)
                                                  ------------
                                                    14,804,821
                                                  ------------

              Information Processing - 1.2%
      10,100  Catalina Marketing Corp.                481,644(b)
      30,700  Paymentech, Inc.                        472,013(b)
      14,200  SCI Systems, Inc.                       560,900(b)
      29,900  SunGard Data Systems, Inc.            1,009,125(b)
                                                 ------------
                                                    2,523,682
                                                 ------------

              Machinery - 0.3%
      16,700  Applied Industrial
                Technologies, Inc.                    221,275
      29,500  JLG Industries, Inc.                    488,594
                                                 ------------
                                                      709,869
                                                 ------------

              Media &
              Communications - 5.7%
      30,300  ACNielsen Corp.                         810,525(b)
      26,300  Century Communications Corp.,
                Class A                               581,888(b)
      30,200  Chancellor Media Corp.                1,158,925(b)
      41,700  CKS Group, Inc.                         792,300(b)
       5,800  Cox Radio, Inc., Class A                217,138(b)
      20,100  Emmis Communications Corp.,
                Class A                               658,275(b)
      25,000  Harte-Hanks, Inc.                       607,813
      13,900  Heftel Broadcasting Corp.,
                Class A                               571,638(b)
      15,900  Jacor Communications, Inc.              874,500(b)
      38,100  Level One Communications, Inc.        1,002,506(b)
       9,700  Media General, Inc.                     434,075
      42,925  Outdoor Systems, Inc.                   947,033(b)
      42,000  Startec Global
                Communications Corp.                  399,000(b)
      27,400  TCA Cable TV, Inc.                      758,638
      28,800  United Video Satellite Group, Inc.,
                Class A                               457,200(b)
      15,700  Univision Communications, Inc.,
                Class A                               463,150(b)
      13,900  Valassis Communications, Inc.           554,263(b)
       8,400  World Color Press, Inc.                 255,150(b)
       9,800  Young Broadcasting Corp.,
                Class A                               309,313(b)
      46,300  Zomax Optical Media, Inc.               274,906(b)
                                                  ------------
                                                    12,128,236
                                                  ------------

              Mining & Metals - 0.7%
      80,600  Cambior, Inc.                            403,000
      41,400  RTI International Metals, Inc.           615,825(b)
      33,600  Steel Dynamics, Inc.                     457,800(b)
                                                  ------------
                                                     1,476,625
                                                  ------------

              Miscellaneous Consumer
              Products - 2.8%
      32,800  Blyth Industries, Inc.                   906,100(b)
      23,390  Equity Corporation International         580,364(b)
      22,500  Fossil, Inc.                             412,031(b)
      30,290  HA LO Industries, Inc.                   855,693(b)
      34,200  Jones Apparel Group, Inc.                589,950(b)
      40,200  Nautica Enterprises, Inc.                831,638(b)
      13,600  Pillowtex Corp.                          442,000
      19,500  Quiksilver, Inc.                         403,406(b)
      30,800  Tefron, Ltd.                             271,425(b)
      28,800  The North Face, Inc.                     343,800(b)
      21,600  Wesley Jessen VisionCare, Inc.           386,100(b)
                                                  ------------
                                                     6,022,507
                                                  ------------

              Office Automation - 0.2%
      40,000  Transition Systems, Inc.                 417,500(b)
                                                  ------------

              Pharmaceuticals - 2.8%
      18,500  Barr Laboratories, Inc.                  632,469(b)
       9,800  Express Scripts, Inc., Class A           957,338(b)
      10,800  IDEXX Laboratories, Inc.                 246,375(b)
         600  K-V Pharmaceutical Co.,
                Class A                                 13,575(b)
      10,200  Miravant Medical Technologies            127,500(b)
      29,500  PAREXEL International Corp.              650,844(b)
      93,000  PharMerica, Inc.                         313,875(b)
      10,700  Sofamor Danek Group, Inc.              1,087,388(b)
      45,300  Theragenics Corp.                        914,494(b)
      19,600  Watson Pharmaceuticals, Inc.           1,090,250(b)
                                                  ------------
                                                     6,034,108
                                                  ------------

              Pollution Control - 0.5%
      53,400  Allied Waste Industries, Inc.          1,154,775(b)
                                                  ------------

              Real Estate Investment
              Trust - 0.5%
      29,170  Apartment Investment &
                Management Co., Class A              1,019,127
                                                  ------------

              Restaurants - 1.3%
      27,900  Applebee's International, Inc.           568,463
      16,900  CKE Restaurants, Inc.                    444,681
      37,300  Dave & Busters, Inc.                     699,375(b)
       6,300  Logan's Roadhouse, Inc.                  110,250(b)
      27,600  Outback Steakhouse, Inc.                 955,650(b)
                                                  ------------
                                                     2,778,419
                                                  ------------

              Retail - 7.3%
      23,100  Barnes and Noble, Inc.                   753,638(b)
      30,600  Bed, Bath & Beyond, Inc.                 843,413(b)
      32,800  Borders Group, Inc.                      832,300(b)
      13,600  CDW Computer Centers, Inc.             1,019,150(b)
      25,400  Day Runner, Inc.                         508,000(b)
      24,150  Dollar Tree Stores, Inc.                 931,284(b)
      29,600  Family Dollar Stores, Inc.               536,500
      19,610  Fred Meyer, Inc.                       1,045,458(b)
      30,100  General Nutrition Companies              438,331(b)
      19,200  Guitar Center, Inc.                      328,800(b)
      38,700  Insight Enterprise, Inc.               1,122,300(b)
      17,300  Kenneth Cole Productions, Inc.,
                Class A                                291,938(b)
      26,300  Lands' End, Inc.                         448,744(b)
       2,200  Linens 'N Things, Inc.                    68,063(b)
      26,100  Men's (The) Wearhouse, Inc.              632,925(b)
      33,200  Neiman Marcus Group, Inc.                734,550(b)
      24,300  Office Depot, Inc.                       607,500(b)
      25,950  Pacific Sunwear of California            561,169(b)
      32,610  Renters Choice, Inc.                     809,136(b)
      24,000  Ross Stores, Inc.                        780,000
      12,400  SLI, Inc.                                207,700(b)
      50,600  Stein Mart, Inc.                         398,475(b)
      13,200  The Buckle, Inc.                         239,250(b)
      11,300  Whole Foods Market, Inc.                 452,706(b)
      34,500  Williams-Sonoma, Inc.                    940,125(b)
                                                  ------------
                                                    15,531,455
                                                  ------------

              Telecommunications
              Equipment - 3.1%
      30,600  Aspect Telecommunications
                Corp.                                  462,825(b)
      28,200  Dialogic Corp.                           634,500(b)
      28,200  Gilat Satellite Networks, Ltd.         1,311,300(b)
      22,600  Inter-Tel, Inc.                          408,213
      16,500  Omnipoint Corp.                          152,625(b)
      15,100  Pacific Gateway Exchange, Inc.           436,013(b)
      29,600  Premisys Communications, Inc.            312,650(b)
      43,000  Proxim, Inc.                             642,313(b)
      37,800  Tekelec Co.                              678,038(b)
      27,500  Transaction Network
                Services, Inc.                         752,813(b)
      27,900  USA Networks, Inc.                       627,750(b)
                                                  ------------
                                                     6,419,040
                                                  ------------

              Telephone Services - 0.6%
      14,800  Comverse Technology, Inc.                680,800(b)
      21,200  InterVoice, Inc.                         604,200(b)
                                                  ------------
                                                     1,285,000
                                                  ------------

              Transportation
              Services - 2.3%
      44,500  BE Aerospace, Inc.                       956,750(b)
      23,600  Budget Group, Inc., Class A              423,325(b)
      31,300  Coach USA, Inc.                          839,231(b)
      23,440  Expeditors International of
                Washington                             794,030
      48,300  Swift Transportation Co., Inc.         1,067,093(b)
      30,800  USFreightways Corp.                      771,925
                                                  ------------
                                                     4,852,354
                                                  ------------

              Total Common Stocks
               (cost $229,876,560)                 204,821,526
                                                  ------------


  Principal
   Amount
------------
              SHORT-TERM
              SECURITIES - 4.0% (a)
              Commercial Paper
   8,600,000  New Center Asset Trust,
                5.72%, Due 11/2/1998
                (at amortized cost)              8,598,634
                                              ------------
              Total Investments
                (cost $238,475,194)           $213,420,160(d)
                                              ============

NOTES TO PORTFOLIO OF INVESTMENTS:
----------------------------------
(a) The categories of investments are shown as a percentage of total investments of the Lutheran Brotherhood Opportunity Growth Fund.
(b) Currently non-income producing.
(c) Includes stock rights that automatically traded with the stock and had no separate value at October 31, 1998.
(d) At October 31, 1998, the aggregate cost of securities for federal tax purposes was $238,549,472 and the net unrealized depreciation of investments based on that cost was $25,129,312 which is comprised of $15,116,070 aggregate gross unrealized appreciation and $40,245,382 aggregate gross unrealized depreciation.



The accompanying notes are an integral part of the financial statements.




LUTHERAN BROTHERHOOD MID CAP GROWTH FUND
Portfolio of Investments
October 31, 1998

     Shares                                          Value
--------------                                   --------------

              COMMON STOCKS - 94.8% (a)
              Aerospace - 0.6%
       4,030  BE Aerospace, Inc.                  $     86,645(b)
       3,000  Sunstrand Corp.                          140,812
                                                  ------------
                                                       227,457
                                                  ------------

              Airlines - 1.3%
       2,980  ASA Holdings, Inc.                       106,907
       6,100  COMAIR Holdings Inc.                     200,537
       3,280  Expeditors International of
                Washington, Inc.                       111,110
       4,630  Southwest Airlines Co.                    98,098
                                                  ------------
                                                       516,652
                                                  ------------

              Appliances &
              Furnishings - 0.5%
       3,900  Maytag Corp.                             192,806
                                                  ------------

              Automotive - 1.4%
       6,250  AutoZone, Inc.                           164,453(b)
       2,420  Borg-Warner Automotive, Inc.             113,437
       3,600  Dana Corp.                               150,525
       4,890  Tower Automotive, Inc.                   108,802(b)
                                                  ------------
                                                       537,217
                                                  ------------

              Bank & Finance - 9.5%
       2,760  AMBAC Financial Group, Inc.              160,598
       4,515  Charter One Financial, Inc.              123,880
       2,500  Chase Manhattan Corp.                    142,031
       2,533  Citigroup, Inc.                          119,209
       4,850  City National Corp.                      165,809
       2,790  Crestar Financial Corp.                  183,791
       2,640  Donaldson, Lufkin &
                Jenrette, Inc.                          94,380
       4,900  EVEREN Capital Corp.                      99,838
       3,420  Finova Group, Inc.                       166,725
       3,650  First American Corp.                     150,562
       1,760  First Union Corp.                        102,080
       3,920  Franklin Resources, Inc.                 148,225
       1,770  Golden West Financial Corp.              160,517
       1,180  MGIC Investment Corp.                     46,020
       2,150  Morgan Stanley Dean
                Witter & Co.                           139,213
       4,090  Mutual Risk Management, Ltd.             138,293
       2,600  Northern Trust Corp.                     191,750
       2,880  PaineWebber Group, Inc.                   96,300
       1,420  PMI Group                                 71,621
       2,890  Provident Companies, Inc.                 83,991
       1,800  Providian Financial Corp.                142,875
       1,980  State Street Corp.                       123,502
       4,315  Summit Bancorp                           163,700
       2,920  SunAmerica, Inc.                         205,860
       5,040  TCF Financial Corp.                      118,755
       3,640  Travelers Property
                Casualty Corp., Class A                111,702
       2,750  Union Planters Corp.                     127,703
       3,190  Zions Bancorporation                     169,269
                                                  ------------
                                                     3,748,199
                                                  ------------

              Broadcasting - 2.3%
       5,320  Chancellor Media Corp.                   204,155(b)
       4,960  Clear Channel
                Communications, Inc.                   225,990(b)
       4,300  Comcast Corp., Class A                   212,312
       3,800  Jacor Communications, Inc.               209,000(b)
       4,800  Sinclair Broadcast Group, Inc.,
                Class A                                 62,400(b)
                                                  ------------
                                                       913,857
                                                  ------------

              Building Products &
              Materials - 0.4%
       1,510  Fastenal Co.                              54,549
       4,780  Leggett & Platt, Inc.                    111,732
                                                  ------------
                                                       166,281
                                                  ------------

              Chemicals - 0.4%
       4,890  Crompton & Knowles Corp.                  78,546
       5,210  Wellman, Inc.                             65,451
                                                  ------------
                                                       143,997
                                                  ------------

              Computer Software - 11.1%
       3,000  America Online, Inc.                     381,187
       3,980  American Power
                Conversion Corp.                       168,901(b)
       4,600  At Home Corporation,
                Series A                               203,550(b)
       2,780  Autodesk, Inc.                            86,701
       3,900  AXENT Technologies, Inc.                  97,987(b)
       3,950  BMC Software, Inc.                       189,847(b)
       4,790  Cadence Design Systems, Inc.             102,386(b)
       1,680  Cerner Corp.                              37,590(b)
       2,950  Citrix Systems, Inc.                     209,081(b)
       3,200  CNet, Inc.                               121,800(b)
       4,790  Compuware Corp.                          259,558(b)
       3,070  Documentum, Inc.                         104,380(b)
       6,690  HBO & Co.                                175,612
       4,480  HNC Software, Inc.                       150,640(b)
       2,260  J.D. Edwards & Company                    74,015(b)
       3,500  Keane, Inc.                              116,375(b)
       6,700  Macromedia, Inc.                         134,000(b)
       1,300  Microsoft Corp.                          137,638(b)
       6,110  Netscape Communications Corp.            130,983(b)
       2,160  Network Associates, Inc.                  91,800(b)
       4,610  Oracle Corp.                             136,283(b)
       5,240  Parametric Technology Corp.               87,115(b)
       1,780  PeopleSoft, Inc.                          37,714(b)
      10,260  Platinum Technology, Inc.                168,649(b)
       7,500  Rational Software Corp.                  167,812(b)
       5,020  Saville Systems Ireland plc ADR           84,712(b)
       2,800  Shared Medical Systems Corp.             139,650
       3,850  Sterling Commerce, Inc.                  135,713(b)
       8,080  SunGard Data Systems, Inc.               272,700(b)
       1,930  Symantec Corp.                            30,880(b)
       3,260  Synopsys, Inc.                           147,515(b)
                                                  ------------
                                                     4,382,774
                                                  ------------

              Computers &
              Office Equipment - 5.2%
       6,200  3Com Corp.                               223,587(b)
       3,710  CHS Electronics, Inc.                     36,173(b)
       2,400  Cisco Systems, Inc.                      151,200(b)
       5,780  Compaq Computer Corp.                    182,792
       1,100  Dell Computer Corp.                       72,050(b)
       2,600  EMC Corp.                                167,375(b)
       3,270  Gateway 2000, Inc.                       182,507(b)
       7,720  Herman Miller, Inc.                      170,323
       2,720  Hon Industries, Inc.                      57,630
       1,120  Lexmark International
                Group, Inc., Class A                    78,330(b)
       1,560  Network Appliance, Inc.                   85,410(b)
       5,440  Seagate Technology, Inc.                 143,480(b)
       4,400  Sun Microsystems, Inc.                   256,300(b)
       5,400  Systems & Computer
                Technology Corp.                        76,950(b)
       3,930  Tech Data Corp.                          154,744(b)
       1,700  Verio, Inc.                               23,587(b)
                                                  ------------
                                                     2,062,438
                                                  ------------

              Conglomerates - 0.6%
       3,600  ITT Industries, Inc.                     128,700
       1,810  Tyco International, Ltd.                 112,107
                                                  ------------
                                                       240,807
                                                  ------------

              Construction &
              Home Building - 0.4%
       4,600  Centex Corp.                             154,100
                                                  ------------

              Containers &
              Packaging - 0.4%
       5,030  Owens-Illinois, Inc.                     153,729(b)
                                                  ------------

              Drugs & Health Care - 9.9%
       2,770  Alza Corp.                               132,614(b)
       2,500  Amgen, Inc.                              196,406
         950  Biogen, Inc.                              66,025(b)
       3,470  Biomet, Inc.                             117,763
       1,200  Bristol-Myers Squibb Co.                 132,675
         840  Cardinal Health, Inc.                     79,433
       3,100  Centocor, Inc.                           137,950(b)
       6,800  Chiron Corp.                             153,000(b)
       3,840  Elan Corp. plc, ADR                      269,040(b)
       2,820  Forest Laboratories, Inc.                117,911(b)
       4,000  Genzyme Corp.                            168,250(b)
       3,450  Gilead Sciences, Inc.                     97,894(b)
         600  Guidant Corporation                       45,900
       2,400  Haemonetics Corp.                         51,750(b)
       3,900  HCR Manor Care, Inc.                     126,750(b)
       7,540  Luxottica Group S.P.A. ADR                67,860
       3,200  McKesson Corp.                           246,400
       1,300  Merck & Co., Inc.                        175,825
       6,240  Mylan Laboratories, Inc.                 214,890
       9,300  Natrol, Inc.                             106,950(b)
       5,080  Pharmaceutical Product
                Development, Inc.                      137,160(b)
       9,000  Rexall Sundown, Inc.                     161,437(b)
       6,300  Rite Aid Corp.                           250,031
       1,980  Sofamor Danek Group, Inc.                201,218(b)
       5,760  STERIS Corp.                             132,480(b)
       5,920  Watson Pharmaceuticals, Inc.             329,300(b)
                                                  ------------
                                                     3,916,912
                                                  ------------

              Electric Utilities - 0.3%
       2,680  AES (The) Corp.                          109,713(b)
                                                  ------------

              Electrical Equipment - 1.0%
       3,430  Applied Materials, Inc.                  118,978(b)
       2,790  KLA-Tencor Corp.                         102,881(b)
       1,610  Novellus Systems, Inc.                    62,488(b)
       2,400  Symbol Technologies, Inc.                107,400
                                                  ------------
                                                       391,747
                                                  ------------

              Electronics - 5.6%
       4,040  Altera Corp.                            168,165(b)
       3,400  AMP, Inc.                               139,612
       2,400  Jabil Circuit, Inc.                     111,150(b)
       3,700  Level One Communications, Inc.           97,356(b)
       2,220  Linear Technology Corp.                 132,367
       3,980  Maxim Integrated Products, Inc.         142,036(b)
       6,500  Mettler-Toledo Int'l Inc.               142,188(b)
       3,740  Microchip Technology, Inc.              101,214(b)
       5,070  Oak Industries, Inc.                    137,207(b)
       2,710  PMC-Sierra, Inc.                        121,611(b)
       3,400  SCI Systems, Inc.                       134,300(b)
       3,700  Solectron Corp.                         211,825(b)
       3,740  Uniphase Corp.                          185,130(b)
       2,300  Vitesse Semiconductor Corp.              74,175(b)
       2,100  Waters Corp.                            154,350(b)
       3,610  Xilinx, Inc.                            161,209(b)
                                                 ------------
                                                    2,213,895
                                                 ------------

              Food & Beverage - 1.1%
       2,700  Coca-Cola Enterprises, Inc.               97,369
       9,040  Flowers Industries, Inc.                 185,320
       2,990  U.S. Foodservice                         142,025(b)
                                                  ------------
                                                       424,714
                                                  ------------

              Healthcare
              Management - 4.4%
       1,800  Express Scripts, Inc., Class A           175,838(b)
       7,560  HEALTHSOUTH Corp.                         91,665(b)
       2,040  Henry Schein, Inc.                        78,923(b)
       4,100  Humana, Inc.                              77,644(b)
       4,400  Integrated Health Services, Inc.          71,225
       6,900  Omnicare, Inc.                           238,481
       5,900  Orthodontic Centers of
                America, Inc.                          111,731(b)
       5,150  Quintiles Transnational Corp.            233,038(b)
       8,150  Total Renal Care Holdings, Inc.          199,675(b)
       6,700  Trigon Healthcare, Inc.                  251,250(b)
       2,500  United Healthcare Corp.                  107,500
       1,300  Wellpoint Health Networks Inc.            95,712(b)
                                                  ------------
                                                     1,732,682
                                                  ------------

              Hospital Management - 0.5%
       6,890  Health Management
                Associates, Inc., Class A              122,728(b)
       3,300  Quorum Health Group, Inc.                 47,850(b)
       1,640  Tenet Healthcare Corporation              45,817(b)
                                                  ------------
                                                       216,395
                                                  ------------

              Household Products - 1.0%
       7,280  Dial Corp.                               200,655
       4,500  Newell Company                           198,000
                                                  ------------
                                                       398,655
                                                  ------------

              Insurance - 1.7%
       2,900  AFLAC, Inc.                              110,563
       2,750  Allmerica Financial Corp.                137,500
       4,650  Nationwide Financial Services,
                Class A                                192,975
       4,425  Old Republic International Corp.          84,075
       3,510  Protective Life Corp. Capital
                Trust II                               130,089
                                                  ------------
                                                       655,202
                                                  ------------

              Leisure &
              Entertainment - 1.1%
       3,000  Carnival Corp.                            97,125
       2,170  Harley Davidson, Inc.                     84,088(c)
       7,700  Host Marriott Corp.                      111,650(b)
       1,370  Time Warner, Inc.                        127,153
                                                  ------------
                                                       420,016
                                                  ------------

              Machinery &
              Equipment - 1.3%
       2,960  Black & Decker Corp.                     152,995
       4,395  Crane Co.                                126,631
       2,910  Harsco Corp.                              95,303
       6,440  MSC Industrial Direct Co., Inc.,
                Class A                                136,850(b)
                                                  ------------
                                                       511,779
                                                  ------------

              Media - 1.5%
       2,200  Cox Communications, Inc.,
                Class A                                120,725(b)
      10,945  Outdoor Systems, Inc.                    241,474(b)
       5,850  Tele-Communications, Inc.,
                Liberty Media Group,
                Series A                               222,666(b)
                                                  ------------
                                                       584,865
                                                  ------------

              Mining & Metals - 0.2%
       4,040  Mueller Industries, Inc.                  90,900(b)
                                                  ------------

              Miscellaneous - 0.7%
       2,400  Standard & Poor's Depositary
                Receipts Trust                         264,150
                                                  ------------

              Natural Gas - 0.7%
       5,000  Consolidated Natural Gas Co.             264,063
                                                  ------------

              Oil & Oil Service - 5.8%
       3,700  Apache Corp.                             104,756
       5,060  BJ Services Co.                          103,414(b)
       7,000  CONOCO, Inc., Class A                    174,125(b)
       3,010  Cooper Cameron Corp.                     104,598(b)
       4,900  Devon Energy Corp.                       165,988
       5,250  Diamond Offshore Drilling, Inc.          161,109
      11,160  ENSCO International, Inc.                149,963
      12,140  Global Marine, Inc.                      150,233(b)
       9,100  Noble Drilling Corp.                     156,406(b)
      10,438  R&B Falcon Corp.                         141,565(b)
       2,352  Schlumberger Ltd.                        123,480
       3,410  Smith International, Inc.                122,547(b)
       4,780  Sunoco, Inc.                             164,014
       3,330  Tosco Corp.                               93,448
       3,390  Transocean Offshore, Inc.                125,218
       5,250  USX-Marathon Group                       171,609
       2,500  Weatherford International, Inc.           67,969(b)
                                                  ------------
                                                     2,280,442
                                                  ------------

              Pollution Control - 0.8%
       4,200  Allied Waste Industries, Inc.             90,825(b)
       4,770  Waste Management, Inc.                   215,246
                                                  ------------
                                                       306,071
                                                  ------------

              Publishing & Printing - 0.4%
       5,490  World Color Press, Inc.                  166,759(b)
                                                  ------------

              Railroads - 0.2%
       1,920  CSX Corp.                                 75,360
                                                  ------------

              Restaurants - 0.6%
       4,660  Brinker International, Inc.              112,714(b)
       3,200  Papa John's International, Inc.          121,500(b)
                                                  ------------
                                                       234,214
                                                  ------------

              Retail - 8.6%
       3,900  Albertson's, Inc.                        216,694
       6,180  Bed, Bath & Beyond, Inc.                 170,336(b)
       6,250  Borders Group, Inc.                      158,594(b)
       4,000  Circuit City Stores, Inc.                144,750
       3,700  Costco Companies, Inc.                   209,975(b)
       3,600  CVS Corp.                                164,475
       4,720  Dollar Tree Stores, Inc.                 182,015(b)
       6,920  Eagle Hardware & Garden, Inc.            160,890(b)
       1,900  Ethan Allen Interiors, Inc.               65,313
       4,120  Fred Meyer, Inc.                         219,648(b)
       3,800  General Nutrition Companies               55,338(b)
       5,300  Kohl's Corp.                             253,406(b)
       5,835  Men's (The) Wearhouse, Inc.              141,499(b)
       9,530  Office Depot, Inc.                       238,250(b)
       7,460  OfficeMax, Inc.                           68,073(b)
       3,670  Ross Stores, Inc.                        119,275
       4,400  Safeway, Inc.                            210,375(b)
       5,130  Saks, Inc.                               116,708(b)
       9,780  Staples, Inc.                            319,073(b)
       9,900  TJX Companies, Inc.                      187,481
                                                  ------------
                                                     3,402,168
                                                  ------------

              Services - 7.1%
       7,000  Acxiom Corp.                             175,875(b)
       6,120  Apollo Group, Inc., Class A              196,605(b)
       2,730  Cambridge Technology
                Partners, Inc.                          60,401(b)
       2,600  Covance, Inc.                             72,475(b)
       1,800  DST Systems, Inc.                         90,000(b)
       4,880  Equifax, Inc.                            188,795
       6,400  Fiserv, Inc.                             297,600(b)
       8,700  Getty Images, Inc.                       107,119(b)
       6,200  IDEXX Laboratories, Inc.                 141,438(b)
       1,630  Interpublic Group of Cos., Inc.           95,355
       5,200  ITT Educational Services, Inc.           154,375(b)
      11,200  Modis Professional Services, Inc.        197,400(b)
       3,570  Omnicom Group, Inc.                      176,492
       4,980  Paychex, Inc.                            247,755
       4,800  Renters Choice, Inc.                     119,100(b)
       2,330  Robert Half International, Inc.           93,491(b)
       4,800  Service Corp. International              171,000
       3,550  Stewart Enterprises, Inc.,
                Class A                                 81,872
       4,440  Sylvan Learning Systems, Inc.            137,085(b)
                                                  ------------
                                                     2,804,233
                                                  ------------

              Telecommunications
              Equipment - 2.2%
       3,500  Ascend Communications, Inc.              168,875(b)
       3,590  Aspect Telecommunications Corp.           54,299(b)
       2,600  Bisys (The) Group, Inc.                  113,750(b)
       1,800  CIENA Corp.                               30,938(b)
       1,300  Level 3 Communications
                Holdings Corp.                          55,900(b)
       1,500  Lucent Technologies, Inc.                120,281
       1,000  Nokia Corp., ADR                          93,063
       2,160  Tellabs, Inc.                            118,800(b)
       9,000  Terayon Communication
                Systems, Inc.                          108,000(b)
                                                  ------------
                                                       863,906
                                                  ------------

              Telephone &
              Telecommunications - 2.8%
       2,390  Century Telephone Enterprises            135,782
       4,550  Cincinnati Bell, Inc.                    118,016
       3,100  MCI Worldcom, Inc.                       171,275(b)
       4,500  MGC Communications, Inc.                  45,000(b)
       2,800  Pacific Gateway Exchange, Inc.            80,850(b)
       7,100  Qwest Communications
                International, Inc.                    277,788(b)
       2,000  Telecomunicacoes Brasileiras
                S.A. ADR                               151,875(b)
       6,300  US LEC Corp., Class A                     82,294(b)
       3,840  Western Wireless Corp., Class A           77,760(b)
                                                  ------------
                                                     1,140,640
                                                  ------------

              Textiles & Apparel - 0.9%
       5,500  Jones Apparel Group, Inc.                 94,875(b)
       3,500  Tommy Hilfiger Corp.                     162,531(b)
       4,270  Warnaco Group, Inc., Class A             109,152
                                                  ------------
                                                       366,558
                                                  ------------

              Trucking - 0.3%
       3,940  USFreightways Corp.                       98,746
                                                  ------------

              Total Common Stocks
               (cost $39,318,896)                   37,375,099
                                                  ------------

  Principal
   Amount
------------
             SHORT-TERM
             SECURITIES - 5.2% (a)
             U.S. Government Agency
  $2,050,000 Federal Home Loan Mortgage,
               Discount Notes,
               5.42%, Due 11/2/1998
               (at amortized cost)                   2,049,691
                                                  ------------
              Total Investments
               (cost $41,368,587)                  $39,424,790(d)
                                                  ============

NOTES TO PORTFOLIO OF INVESTMENTS:
----------------------------------
(A) The categories of investments are shown as a percentage of total investments of the Lutheran Brotherhood Mid Cap Growth Fund.
(b) Currently non-income producing.
(c) Includes stock rights that automatically traded with the stock and had no separate value at October 31, 1998.
(d) At October 31, 1998, the aggregate cost of securities for federal income tax purposes was $41,683,812 and the net unrealized depreciation of investments based on that cost was $2,259,022 which is comprised of $2,575,060 aggregate gross unrealized appreciation and $4,834,082 aggregate gross unrealized depreciation.
(e) Miscellaneous Footnotes:
    (ADR) - American Depository Receipts


The accompanying notes are an integral part of the financial statements.





LUTHERAN BROTHERHOOD WORLD GROWTH FUND
Portfolio of Investments
October 31, 1998

     Shares                                               Value
--------------                                       --------------

              ARGENTINA - 0.8% (a)
              COMMON STOCKS
       2,353  Banco de Galicia y Buenos
                Aires 'B' ADR (USD)                  $     40,148
       2,600  Banco Frances del Rio de la
                Plata ADR (USD)                            54,275
      19,286  Perez Compac 'B'                             95,304
       6,060  Telefonica de Argentina
                ADR (USD) 'B'                             200,359
      11,507  YPF Sociedad Anonima
                ADR (USD) 'D'                             332,984
                                                     ------------
              Total Argentina                             723,070
                                                     ------------

              AUSTRALIA - 2.3% (a)
              COMMON STOCKS
       8,000  AMP Ltd.                                     95,233(b)
      18,063  Australia Gas & Light Co.                   130,012
       7,000  Brambles Industries Ltd.                    153,629
      12,501  Broken Hill Proprietary Co.                 106,335
      36,529  Colonial Ltd.                               119,764
      14,918  Commonwealth Bank of
                Australia                                 185,583
      47,000  Goodman Fielder Ltd.                         62,114
      45,000  John Fairfax Holdings                        78,807
       4,331  Lend Lease Corp.                             95,613
       6,450  National Australia Bank                      85,524
      27,076  News Corp. Ltd.                             185,096
      17,000  Publishing & Broadcasting Ltd.               67,517
      61,086  Telstra Corporation Ltd.                    242,610
      25,542  Westpac Banking Corp.                       155,439
      15,500  Woodside Petroleum Ltd.                      81,967
                                                     ------------
                                                        1,845,243
                                                     ------------

              PREFERRED STOCKS
      22,816  News Corp. Ltd                              137,280
                                                     ------------
              Total Australia                           1,982,523
                                                     ------------

              BELGIUM - 1.8% (a)
              COMMON STOCKS
         821  Credit Communal de Bela (Dexia)             133,271
       1,470  Fortis AG                                   422,211
      12,890  KBC Bancassurance Holdings                  899,171
          25  UCB                                         145,913
                                                     ------------
              Total Belgium                             1,600,566
                                                     ------------

              BRAZIL - 1.3% (a)
              COMMON STOCKS
         470  Brazil Fund Inc. (USD)                        6,462
       2,950  Companhia Brasileira de
                Distribuicao Grupo Pao de
                Acucar ADR (USD)                           47,569
         611  Companhia Energetica Brasilia
                ADR (USD)                                  11,762
       7,132  Companhia Energetica Minas
                Gerais ADR (USD)                          137,291
      11,883  Telecomunicacoes Brasileiras
                ADR (USD)                                 902,365
       4,000  Unibanco - Uniao de Bancos
                Brasileiros SA (GDR)                       70,000
                                                     ------------
              Total Brazil                              1,175,449
                                                     ------------

              CANADA - 0.2% (a)
              COMMON STOCKS
       4,980  Alcan Aluminum                              125,065
       1,870  Royal Bank of Canada                         86,168
                                                     ------------
              Total Canada                                211,233
                                                     ------------

              CHILE - 0.04% (a)
              COMMON STOCKS
       1,950  Chilectra ADR (USD)                          35,588
                                                     ------------

              CHINA - 0.2% (a)
              COMMON STOCKS
      11,400  Huaneng Power International
                'N' ADR (USD)                             156,750(b)
                                                     ------------

              CZECH REPUBLIC - 0.04% (a)
              COMMON STOCKS
       2,500  SPT Telecom                                  37,772
                                                     ------------

              DENMARK - 0.4% (a)
              COMMON STOCKS
       1,320  Den Danske Bank                             179,200
         570  Tele Danmark 'B'                             62,086
         930  Unidanmark 'A'                               70,880
                                                     ------------
              Total Denmark                               312,166
                                                     ------------

              FINLAND - 0.6% (a)
              COMMON STOCKS
       6,050  Nokia Oyj 'A'                               550,600
                                                     ------------

              FRANCE - 10.6% (a)
              COMMON STOCKS
       3,230  Alcatel Alsthom                             359,864
       5,340  AXA                                         603,596
         320  Canal Plus                                   77,640
         557  Carrefour                                   369,736
       2,930  Cie de St. Gobain                           433,496
       3,238  Credit Commercial de France                 227,410
         457  Credit Local de France                       67,367
         690  Credit Local de France -
                Dexia France                              101,713
         190  Dexia France                                 28,008
       6,480  Euex Cie Generale                         1,480,070
       1,320  Groupe Danone                               349,013
         630  Groupe GTM Entrepose                         68,263
       1,321  Lafarge Coppee SA                           135,051
       1,740  Lapeyre                                     153,458
         649  Legrand                                     165,407
         331  L'Oreal                                     189,155
         503  Pathe SA                                     96,057
       5,065  Pinault-Printemps-Redoute SA                847,828
         760  Primagaz (Cie Des Gaz Petrole)               68,396
       3,993  Sanofi                                      625,265
       7,112  Schneider SA                                422,170
       1,736  Societe Generale                            229,659
       2,780  Societe Nationale Elf Aquitaine             321,737
       3,334  Sodexho Alliance SA                         647,489
       2,620  Television Francaise                        432,902
       7,443  Total 'B'                                   858,720
                                                     ------------
              Total France                              9,359,470
                                                     ------------

              GERMANY - 7.6% (a)
              COMMON STOCKS
       1,630  Allianz AG Holdings                         558,913
       7,788  Bayer AG                                    316,410
      10,293  Bayerische Vereinsbank AG                   817,102
         100  Buderas AG                                   41,594
       7,423  Deutsche Bank AG                            461,557
      12,425  Deutsche Telekom                            338,434
       9,985  Dresdner Bank AG                            388,791
       4,768  Dresdner Bank AG Warrants
               Expiring 4/30/2002                          67,354(b)
      12,202  Gehe AG                                     917,084
       2,640  Hoechst AG                                  110,286
         200  Hornbach Baumarkt AG                          8,693
       7,360  Mannesmann AG                               724,226
       1,470  Rhoen Klinikum AG                           146,423
       1,200  Sap AG                                      503,471
       3,181  Siemens AG                                  191,263
       9,190  Veba AG                                     513,175
       1,920  Volkswagon AG                               144,304
                                                     ------------
                                                        6,249,080
                                                     ------------

              PREFERRED STOCKS
         610  Fielmann AG                                  27,434
         410  Fresenius AG                                 70,293
       1,150  Hornbach Holdings AG                         86,640
         600  Sap AG                                      292,303
                                                     ------------
                                                          476,670
                                                     ------------
              Total Germany                             6,725,750
                                                     ------------

              HONG KONG - 1.3% (a)
              COMMON STOCKS
       9,000  Cheung Kong Holdings                         61,588
      10,000  Hang Seng Bank                               86,507
      34,000  Henderson Land Development                  167,256
      72,000  Hong Kong Telecommunications                144,093
      82,000  Hutchison Whampoa                           587,605
       9,000  Sun Hung Kai Properties                      62,750
                                                     ------------
              Total Hong Kong                           1,109,799
                                                     ------------

              INDIA - 0.1% (a)
              COMMON STOCKS
       7,000  Mahanagar Telephone
                Nigam Ltd. (GDR)                           76,825
                                                     ------------

              IRELAND - 0.02% (a)
              COMMON STOCKS
       1,510  CBT Group plc ADR (USD)                      18,026(b)
                                                     ------------

              ITALY - 5.3% (a)
              COMMON STOCKS
      10,760  Assicurazioni Generali SpA                  385,235
      22,000  Banca Commerciale Italiana                  135,928
     172,000  Banca Di Roma                               300,034(b)
      88,458  Ente Nazionale Idrocarburi                  526,038
      30,010  IMI SpA                                     461,256
       3,278  Industrie Natuzzi SpA
                ADR (USD)                                  59,619
      61,000  Istituto Nazionale Delle
                Assicurazioni                             167,982
      22,000  Italgas (Societa Italiana Il
                Gas) SpA                                  100,704
       9,589  Mediolanum                                  238,621
       5,000  Rinascente                                   48,184
     112,896  Telecom Italia Mobile SpA                   655,183
     145,983  Telecom Italia SpA                        1,055,106
      98,302  Unicredito Italiano SpA                     527,619
                                                     ------------
              Total Italy                               4,661,509
                                                     ------------

              JAPAN - 15.7% (a)
              COMMON STOCKS
       1,310  Advantest Corp.                              82,591
       8,000  Alps Electric Co.                           110,070
      17,000  Amada Co. Ltd.                              101,638
      37,000  Canon, Inc.                                 699,821
      10,000  Citizen Watch Co.                            55,241
      15,000  Dai Nippon Screen
                Manufacturing Co. Ltd.                     32,810
       3,000  Daifuku Co. Ltd.                             12,661
      16,000  Daiichi Pharmaceutical                      266,941
      23,000  Daiwa House Industry Co.                    259,436
          39  DDI Corp.                                   113,742
      36,000  Denso Corp.                                 677,818
          63  East Japan Railway                          373,417
       4,200  Fanuc Co. Ltd.                              126,094
       8,000  Fujitsu                                      85,092
      37,000  Hitachi                                     188,205
       3,000  Honda Motor Co. Ltd.                         90,067
       7,000  Inax                                         34,646
       9,000  Ito-Yokado Co.                              524,961
      20,000  Kao Corp.                                   404,872
      10,000  Kokuyo Co. Ltd.                             132,956
      20,000  Komatsu Ltd.                                108,080
      10,000  Komori Corp.                                183,565
      24,000  Kuraray Co.                                 255,893
      10,000  Kyocera Corp.                               441,757
      13,000  Makita Corp.                                137,382
      27,000  Marui Co. Ltd.                              470,149
      38,000  Matsushita Electric Industrial Co.          557,711
      25,000  Mitsubishi Corp.                            132,313
     118,000  Mitsubishi Heavy Industries Ltd.            455,481
      56,000  Mitsui Fudosan                              371,796
      12,000  Murata Manufacturing                        404,529
      61,000  NEC Corp.                                   451,561
          33  Nippon Telegraph &
                Telecom Corp.                             258,157
      41,000  Nomura Securities Co. Ltd.                  309,487
       7,000  Pioneer Electronic Corp.                    115,286
       2,000  Sangetsu Co. Ltd.                            24,704
      27,000  Sankyo Co.                                  609,110
      31,000  Sekisui Chemical Co. Ltd.                   168,854
      23,000  Sekisui House                               229,053
       3,100  Seven-Eleven Japan Co. Ltd.                 235,598
      21,350  Shinetsu Chemical Co. Ltd.                  424,876
      13,000  Shiseido Co.                                142,289
       9,700  Sony Corp.                                  615,715
      46,000  Sumitomo Corp.                              220,175
      57,000  Sumitomo Electric Industries, Ltd.          630,726
      10,000  Sumitomo Forestry Co. Ltd.                   68,022
       9,000  TDK Corp.                                   592,898
      11,000  Tokio Marine & Fire
                Insurance Co.                             125,021
       5,300  Tokyo Electronics                           172,302
       8,000  Tokyo Steel Manufacturing                    36,370
      20,000  Toppan Printing                             205,009
      12,000  Uny Co.                                     195,574
       3,150  Yurtec Corp.                                 16,347
                                                     ------------
              Total Japan                              13,738,869
                                                     ------------

              LUXEMBOURG - 0.1% (a)
              COMMON STOCKS
         400  Societe Europeenne des
                Satellites                                 66,101(b)
                                                     ------------

              MEXICO - 1.2% (a)
              COMMON STOCKS
      15,620  Cementos de Mexico
                ADR (USD)                                  73,219
      13,267  Cemex 'B'                                    36,488
         398  Cemex SA de C.V. ADR (USD)                      945
       1,099  Cifra SA de CV                               14,905
      21,091  Gruma 'B'                                    50,078(b)
       3,620  Gruma SA ADR (USD)                           36,200
      36,760  Grupo Industrial Maseca 'B'                  25,457
       4,040  Grupo Televisa GDR (USD)                    109,585(b)
      30,799  Kimberly-Clark Mexico 'A'                    89,582
       5,980  Panamerican Beverages 'A'
                ADR (USD)                                 121,095
       8,920  Telefonos de Mexico 'L' ADR
               (USD)                                      471,088
       4,800  TV Azteca SA ADR (USD)                       42,000
                                                     ------------
              Total Mexico                              1,070,642
                                                     ------------

              NETHERLANDS - 11.5% (a)
              COMMON STOCKS
      20,566  ABN Amro Holdings NV                        385,244
       2,188  Akzo Nobel NV                                85,016
       9,680  ASM Lithography Holdings NV                 245,568(b)
      28,000  CLP Holdings Ltd.                           157,263
       7,399  CSM                                         364,317
      46,974  Elsevier                                    661,198
      10,020  Fortis Amev NV                              650,500
       2,408  Gucci Group NV (USD)                         91,805
      25,075  ING Groep NV                              1,213,187
      18,951  Koninklijke Ahold NV                        629,857
       7,470  Koninklijke Numico NV                       293,851
       2,922  Koninklijke KPN NV                          113,536
       5,140  Phillips Electronics NV                     273,444
       8,150  Polygram NV                                 480,246
      28,300  Royal Dutch Petroleum Co.                 1,366,191
       2,620  ST Microelectronics                         160,334
       1,942  TNT Post Group NV                            51,968
      12,230  Unilever NV                                 907,211
      10,454  Wolters Kluwer                            2,025,394
                                                     ------------
              Total Netherlands                        10,156,130
                                                     ------------

              NEW ZEALAND - 0.1% (a)
              COMMON STOCKS
      14,000  Telecom Corporation of
                New Zealand Ltd.                           27,282
      23,000  Telecom Corp. of New Zealand                 94,392
                                                     ------------
              Total New Zealand                           121,674
                                                     ------------

              NORWAY - 1.5% (a)
              COMMON STOCKS
       1,200  Bergesen ASA 'A'                             16,623
      14,180  Norsk Hydro                                 616,229
      37,140  Orkla ASA                                   627,953
       1,460  Saga Petroleum ASA                           18,440
                                                     ------------
              Total Norway                              1,279,245
                                                     ------------

              PORTUGAL - 0.5% (a)
              COMMON STOCKS
       9,726  Jeronimo Martins                            421,289
                                                     ------------

              RUSSIA - 0.05% (a)
              COMMON STOCKS
       3,470  Gazprom ADR (USD)                            32,358
         550  Lukoil Co. ADR (USD)                          8,937
                                                     ------------
              Total Russia                                 41,295
                                                     ------------

              SINGAPORE - 0.2% (a)
              COMMON STOCKS
       7,325  Singapore Press Holdings                     63,461
      41,000  Singapore Telecommunications                 70,790
                                                     ------------
              Total Singapore                             134,251
                                                     ------------

              SOUTH KOREA - 0.1% (a)
              COMMON STOCKS
      15,643  Korea Equity Fund Inc. (USD)                130,032
                                                     ------------

              SPAIN - 3.0% (a)
              COMMON STOCKS
       9,088  Argentaria Corp. Bancaria
                de Espana                                 197,748
       9,450  Banco Bilboa Vizcaya, SA                    127,467(b)
      22,915  Banco Santander SA                          419,712
      14,340  Endesa SA                                   361,401
       2,839  Gas Natural SDG, SA                         244,477
      16,100  Iberdrola SA                                260,028
       3,894  Repsol                                      195,446
      17,861  Telefonica de Espana SA                     806,446
                                                     ------------
              Total Spain                               2,612,725
                                                     ------------

              SWEDEN - 3.3% (a)
              COMMON STOCKS
      17,340  ABB AB 'A'                                  183,263
      43,996  Astra AB 'B'                                690,432
       9,010  Atlas Copco AB 'B'                          209,495
      25,400  Electrolux AB                               382,334
       2,460  Esselte 'B'                                  35,926
       2,010  Granges AB                                   26,264
      10,510  Hennes & Mauritz AB                         740,520
      81,011  Nordbanken Holding AB                       485,692
         660  Sandvik 'A'                                  13,570
       7,570  Sandvik 'B'                                 155,648
       1,370  Sifo Group AB 'B'                             5,265(b)
                                                     ------------
              Total Sweden                              2,928,409
                                                     ------------

              SWITZERLAND - 7.4% (a)
              COMMON STOCKS
         286  ABB AG                                      342,280
       1,254  Adecco SA                                   499,638
       2,570  Credit Suisse Group                         394,896
         895  Nestle SA                                 1,901,867
         714  Novartis AG                               1,285,442
          86  Roche Holdings AG                         1,002,582
         393  Swisscom AG                                 133,097(b)
       3,380  UBS AG                                      926,489
                                                     ------------
              Total Switzerland                         6,486,291
                                                     ------------

              UNITED KINGDOM - 17.7% (a)
              COMMON STOCKS
      28,000  Abbey National                              544,555
     101,000  ASDA Group                                  272,160
      29,117  BG plc                                      190,790
      28,000  British Petroleum                           410,994
      64,100  Cable & Wireless                            718,804
      44,400  Cadbury Schweppes                           679,957
      72,400  Caradon plc                                 150,004
      21,000  Centrica plc                                 40,771(b)
      52,000  Compass Group plc                           526,546
      26,000  David S. Smith Holdings                      54,830
      21,000  Electrocomponents                           138,482
      10,000  GKN plc                                     121,510
      48,500  Glaxo Wellcome                            1,506,597
       5,000  Heywood Williams Group                       15,775
      11,000  John Laing 'A'                               55,140
     138,000  Kingfisher                                1,211,440
     136,000  National Westminster Bank                 2,296,717
      23,000  Rank Group plc                               94,698
     111,000  Reed International plc                      939,121
      33,800  Rio Tinto                                   410,423
      22,000  Rolls Royce                                  81,191
      57,000  Safeway plc                                 286,202
     186,000  Shell Transport & Trading Co.             1,123,822
     166,200  SmithKline Beecham plc                    2,077,921
     156,000  Tesco                                       439,948
     130,000  Tomkins                                     601,611
       9,000  Unilever plc                                 90,380
      48,500  United News & Media                         536,563
                                                     ------------
              Total United Kingdom                     15,616,952
                                                     ------------

  Principal
   Amount
------------
              SHORT-TERM
              SECURITIES - 5.1% (a)
              Commercial Paper
  $1,000,000  USAA Capital Corp., 5.20%,
                Due 11/3/1998                        $    999,711
   3,500,000  New Center Asset Trust, 5.72%,
                Due 11/2/1998                           3,499,444
                                                     ------------
              Total Short-Term Securities
                (at amortized cost)                     4,499,155
                                                     ------------
              Total Investments                      $ 88,040,156(d)
                                                     ============

NOTES TO PORTFOLIO OF INVESTMENTS:
----------------------------------
(a) The categories of investments are shown as a percentage of total investments of the Lutheran Brotherhood World Growth Fund.

(b) Currently non-income producing.

(c) Security Classification:

                       Cost          Value      % of Portfolio
                    -----------   -----------   --------------

Common Stocks &
Warrants              $72,131,035   $82,927,051        94.2%
Preferred Stocks          549,605       613,950         0.7%
Short-Term              4,499,155     4,499,155         5.1%
                      -----------   -----------       ------
  Total Investments   $77,179,795   $88,040,156       100.0%
                      ===========   ===========       ======

(d) At October 31, 1998, the aggregate cost of securities for federal income tax purposes was $78,151,806 and the net unrealized appreciation of investments based on that cost was $9,888,350 which is comprised of $16,635,032 aggregate gross unrealized appreciation and $6,746,682 aggregate gross unrealized depreciation.

(e) Miscellaneous Footnotes:
    (ADR) - American Depository Receipts
    (GDR) - Global Depository Receipts
    (USD) - Denominated in U.S. Dollars


The accompanying notes are an integral part of the financial statements.






LUTHERAN BROTHERHOOD FUND
Portfolio of Investments
October 31, 1998

     Shares                                              Value
--------------                                      --------------
              COMMON STOCKS - 97.5% (a)
              Aerospace - 1.0%
     130,000  United Technologies Corp.             $   12,382,500
                                                    --------------

              Airlines - 1.0%
     548,825  Southwest Airlines Co.                    11,628,230
                                                    --------------

              Bank & Finance - 16.4%
     136,700  American Express Co.                      12,080,862
     278,625  American International
                Group, Inc.                             23,752,781
     169,700  Associates First Capital Corp.,
                Class A                                 11,963,850
     387,800  Bank of New York Co., Inc.                12,239,938
     405,000  BankAmerica Corp.                         23,262,187
     219,000  Chase Manhattan Corp.                     12,441,938
     273,500  Citigroup, Inc.                           12,871,594
     226,300  Federal Home Loan
                Mortgage Corp.                          13,012,250
     168,800  Federal National Mortgage
                Association                             11,953,150
     558,375  MBNA Corp.                                12,737,930
     221,700  Merrill Lynch & Co., Inc.                 13,135,725
     297,300  MGIC Investment Corp.                     11,594,700
     652,000  U.S. Bancorp                              23,798,000
                                                    --------------
                                                       194,844,905
                                                    --------------

              Chemicals - 4.1%
     344,600  Air Products & Chemicals, Inc.            13,008,650
     196,700  E.I. du Pont de Nemours and Co.           11,310,250
     304,200  Monsanto Co.                              12,358,125
     291,100  Praxair, Inc.                             11,716,775
                                                    --------------
                                                        48,393,800
                                                    --------------

              Computer Software - 3.0%
     216,000  Microsoft Corp.                           22,869,000(b)
     420,800  Oracle Corp.                              12,439,900(b)
                                                    --------------
                                                        35,308,900
                                                    --------------

              Computers &
              Office Equipment - 7.1%
     374,900  Cisco Systems, Inc.                       23,618,700(b)
     389,400  Compaq Computer Corp.                     12,314,775
     188,000  Dell Computer Corp.                       12,314,000(b)
     203,100  Hewlett Packard Co.                       12,224,081
      78,900  International Business
                Machines                                11,711,719
     117,000  Xerox Corp.                               11,414,812
                                                    --------------
                                                        83,598,087
                                                    --------------

              Conglomerates - 5.0%
     611,400  AlliedSignal, Inc.                        23,806,388
     733,300  Dover Corp.                               23,282,275
     195,000  Tyco International Ltd.                   12,077,813
                                                    --------------
                                                        59,166,476
                                                    --------------

              Drugs & Health Care - 11.5%
     248,700  Abbott Laboratories                       11,673,356
     238,200  American Home
                Products Corp.                          11,612,250
     290,000  Becton, Dickinson & Co.                   12,216,250
     105,300  Bristol-Myers Squibb Co.                  11,642,231
     148,200  Eli Lilly & Co.                           11,994,938
     139,600  Johnson & Johnson                         11,377,400
     174,000  Medtronic, Inc.                           11,310,000
      86,400  Merck & Co., Inc.                         11,685,600
     180,100  Pfizer, Inc.                              19,326,981
     113,000  Schering-Plough Corp.                     11,624,875
     147,700  Warner-Lambert Co.                        11,575,987
                                                    --------------
                                                       136,039,868
                                                    --------------

              Electric Utilities - 1.8%
     163,300  FPL Group, Inc.                           10,216,456
     397,500  Southern Co.                              11,204,531
                                                    --------------
                                                        21,420,987
                                                    --------------

              Electrical Equipment - 3.0%
     266,400  General Electric Co.                      23,310,000
     148,300  Honeywell, Inc.                           11,845,463
                                                    --------------
                                                        35,155,463
                                                    --------------

              Electronics - 2.0%
     260,900  Intel Corp.                               23,269,019
                                                    --------------

              Food & Beverage - 5.8%
     335,000  Coca-Cola Co.                             22,654,375
     665,100  PepsiCo, Inc.                             22,447,125
     403,800  Sara Lee Corp.                            24,101,812
                                                    --------------
                                                        69,203,312
                                                    --------------

              Household Products - 4.9%
     128,900  Colgate Palmolive Co.                     11,391,537
     506,200  Gillette Co.                              22,747,363
     266,000  Procter & Gamble Co.                      23,640,750
                                                    --------------
                                                        57,779,650
                                                    --------------

              Leisure &
              Entertainment - 3.9%
     376,500  Carnival Corp.                            12,189,187
     429,500  Disney (Walt) Co.                         11,569,656
     309,900  Mattel, Inc.                              11,117,663
     127,400  Time Warner, Inc.                         11,824,313
                                                    --------------
                                                        46,700,819
                                                    --------------

              Mining & Metals - 1.0%
     153,400  Aluminum Co. of America                   12,156,950
                                                    --------------

              Oil & Oil Service - 9.7%
     143,900  Chevron Corp.                             11,727,850
     325,800  Exxon Corp.                               23,213,250
     623,000  Halliburton Co.                           22,389,062
     154,700  Mobil Corp.                               11,708,856
     478,900  Royal Dutch Petroleum Co.                 23,585,825
     220,100  Schlumberger Ltd.                         11,555,250
     314,400  USX-Marathon Group                        10,276,950
                                                    --------------
                                                       114,457,043
                                                    --------------

              Restaurants - 1.0%
     174,200  McDonald's Corp.                          11,649,625
                                                    --------------

              Retail - 5.1%
     254,400  CVS Corp.                                 11,622,900
     209,500  Gap, Inc.                                 12,596,187
     222,000  Kroger Co.                                12,321,000(b)
     245,300  Safeway, Inc.                             11,728,406(b)
     180,100  Wal-Mart Stores, Inc.                     12,426,900
                                                    --------------
                                                        60,695,393
                                                    --------------

              Services - 1.0%
     241,000  Omnicom Group, Inc.                       11,914,438
                                                    --------------

              Telecommunications
              Equipment - 1.9%
     137,848  Lucent Technologies, Inc.                 11,053,686
     213,400  Tellabs, Inc.                             11,737,000(b)
                                                    --------------
                                                        22,790,686
                                                    --------------

              Telephone &
              Telecommunications - 7.3%
     437,500  Ameritech Corp.                           23,597,656
     184,518  AT&T Corp.                                11,486,246
     522,000  MCI Worldcom, Inc.                        28,840,500(b)
     499,200  SBC Communications, Inc.                  23,119,200(b)
                                                    --------------
                                                        87,043,602
                                                    --------------

              Total Common Stock
                (Cost $918,535,772)                  1,155,599,753
                                                    --------------

  Principal
   Amount
------------
              SHORT-TERM
              SECURITIES - 2.5% (a)
              Commercial Paper
 $29,208,000  Merck and Co. Inc.,
                5.6%, Due 11/2/1998
                (at amortized cost)                     29,203,457
                                                    --------------

              Total Investments
                (Cost $947,739,229)                 $1,184,803,210
                                                    ==============


NOTES TO PORTFOLIO OF INVESTMENTS:
----------------------------------
(a) The categories of investments are shown as a percentage of total investments of the Lutheran Brotherhood Fund.

(b) Currently non-income producing.

(c) At October 31, 1998, the aggregate cost of securities for federal income tax purposes was $949,685,235 and the net unrealized appreciation of investments based on that cost was $235,117,975 which is comprised of $252,723,869 aggregate gross unrealized appreciation and $17,605,894 aggregate gross unrealized depreciation.


The accompanying notes are an integral part of the financial statements.




LUTHERAN BROTHERHOOD HIGH YIELD FUND
Portfolio of Investments
October 31, 1998




   Principal
Maturity
    Amount
Rate          Date              Value
--------------
--------      ---------      -------------
               CORPORATE BONDS - 82.2% (a)
               Aerospace - 0.8%
  $ 2,000,000  BE Aerospace, Inc., Sr. Subordinated Notes
8.0%         3/1/2008      $  1,880,000
    2,400,000  Sabreliner Corp., Sr. Notes
11.0%        6/15/2008         2,010,000
    2,400,000  Sequa Corp., Sr. Subordinated Notes
9.375%       12/15/2003         2,448,000

------------

6,338,000

------------

               Airlines - 1.6%
    6,000,000  Continental Airlines, Inc., Sr. Notes
9.5%       12/15/2001         6,270,000
    2,000,000  Northwest Airlines, Inc., Notes
8.375%        3/15/2004         2,038,644
    3,000,000  Northwest Airlines, Inc., Sr. Notes
7.625%        3/15/2005         2,895,000
    2,000,000  U.S. Air, Inc., Sr. Secured Equipment Trust, Series 1993-A-3
10.375%         3/1/2013         2,153,068

------------

13,356,712

------------

               Bank & Finance - 6.2%
    2,450,000  Chevy Chase Savings Bank, Subordinated Debentures
9.25%        12/1/2005         2,339,750
    4,000,000  Dollar Financial Group, Inc., Sr. Notes, Series A
10.875%       11/15/2003         3,830,000
    3,200,000  Emergent Group, Inc., Sr. Notes, Series B
10.75%        9/15/2004         1,616,000
    2,800,000  FC CBO II, Ltd., Subordinated Debentures, Class C
11.05%         9/9/2010         2,737,000
    7,200,000  GS Escrow Corp., Sr. Notes
7.125%         8/1/2005         6,811,538
    2,598,000  HomeSide, Inc., Sr. Secured Second Priority Bonds, Series B
11.25%        5/15/2003         3,052,650
    5,600,000  Mego Mortgage Corp., Sr. Subordinated Notes
12.5%        12/1/2001         4,676,000
    2,750,000  Metris Companies Inc., Sr. Notes
10.0%        11/1/2004         2,571,250
    5,000,000  SIG Capital Trust I, Bond
9.5%        8/15/2027         3,800,000
    5,680,000  Trizec Finance Ltd., Sr. Notes
10.875%       10/15/2005         6,319,000
    4,000,000  United Companies Financial Corp., Subordinated Notes
8.375%         7/1/2005         2,399,072
    2,000,000  Veritas Capital Trust, Trust Preferred Securities
10.0%         1/1/2028         1,880,000
    3,380,000  Veritas Holdings GMBH, Sr. Notes
9.625%       12/15/2003         3,211,000
    5,000,000  Williams Scotsman, Inc., Sr. Notes
9.875%         6/1/2007         5,075,000
      500,000  Wilshire Financial Services Group, Inc., Notes, Series B
13.0%        8/15/2004           202,500
    3,500,000  Wilshire Financial Services Group, Inc., Notes
13.0%         1/1/2004         1,417,500

--------------

51,938,260

--------------

               Broadcasting - 11.8%
    4,200,000  Adelphia Communications Corp., Sr. Debentures
11.875%        9/15/2004         4,494,000
    1,130,285  American Telecasting, Inc., Sr. Discount Notes
Zero Coupon      6/15/2004           276,915
    1,977,586  American Telecasting, Inc., Sr. Discount Notes, Series B
Zero Coupon      8/15/2005           444,957
    2,400,000  Australis Holdings Pty Ltd., Sr. Discount Notes
Zero Coupon      11/1/2002           174,000
   12,155,970  Australis Media Ltd., Sr. Discount Notes
Zero Coupon      5/15/2003           455,849
    2,400,000  Chancellor Media Corp., Sr. Subordinated Notes, Series B
8.125%       12/15/2007         2,268,000
    1,600,000  Chancellor Media Corp., Sr. Subordinated Notes
9.0%        10/1/2008         1,616,000
    1,650,000  Classic Cable, Inc., Sr. Subordinated Notes
9.875%         8/1/2008         1,650,000
    3,200,000  Classic Communications, Inc., Units
Zero Coupon       8/1/2009         1,616,000
    4,000,000  CS Wireless Systems, Inc., Sr. Discount Notes, Series B
Zero Coupon       3/1/2006           820,000
    2,000,000  CSC Holdings, Inc., Sr. Notes                                          7.875%
12/15/2007         2,037,500
    2,000,000  Cumulus Media, Inc., Sr. Subordinated Notes
10.375%         7/1/2008         2,050,000
    4,000,000  Diamond Cable Communications plc, Sr. Discount Notes
Zero Coupon     12/15/2005         3,020,000
    1,150,000  Diamond Cable Co., Sr. Discount Notes
Zero Coupon      9/30/2004         1,069,500
      800,000  Echostar Communications Corp., Sr. Discount Notes
Zero Coupon       6/1/2004           785,000
    1,600,000  Echostar DBS Corp., Sr. Secured Notes
12.5%         7/1/2002         1,668,000
    3,200,000  EchoStar Satellite Broadcasting Corp.,
                 Sr. Secured Discount Notes
Zero Coupon      3/15/2004         2,800,000
    4,300,000  Falcon Holding Group, L.P., Series B Debentures
Zero Coupon      4/15/2010         2,816,500
    5,600,000  Grupo Televisa S.A., Sr. Notes
11.875%        5/15/2006         5,544,000
    2,000,000  Grupo Televisa S.A., Sr. Notes, Series A
11.375%        5/15/2003         1,965,000
    9,200,000  Intermedia Capital Partners, Sr. Notes
11.25%         8/1/2006        10,120,000
    4,600,000  International CableTel, Inc., Sr. Notes, Series A
Zero Coupon      4/15/2005         4,025,000
    4,700,000  Jacor Communications, Inc., Convertible
                 Liquid Yield Option Notes
Zero Coupon       2/9/2018         1,927,000
    2,800,000  Jones Intercable, Inc., Sr. Notes
9.625%        3/15/2002         3,038,000
    2,300,000  Marcus Cable Operating Co., Sr. Subordinated
                 Guaranteed Discount Notes
Zero Coupon       8/1/2004         2,277,000
    2,800,000  NTL, Inc., Sr. Notes, Series B
10.0%        2/15/2007         2,702,000
    4,000,000  Olympus Communications, L.P., Sr. Notes
10.625%       11/15/2006         4,300,000
    5,500,000  Renaissance Media Group LLC, Sr. Discount Notes
Zero Coupon      4/15/2008         3,561,250
    5,200,000  Rogers Cablesystems Ltd., Sr. Secured Second Priority Notes
9.625%         8/1/2002         5,577,000
    2,000,000  Rogers Cantel Inc., Debentures
9.375%         6/1/2008         2,010,000
      735,528  Scott Cable Communications, Jr. Subordinated Notes,
                 Payment-In-Kind
16.0%        7/18/2002           371,442
    3,684,000  SFX Broadcasting, Inc., Sr. Subordinated Notes, Series B
10.75%        5/15/2006         3,886,620
    4,000,000  Sinclair Broadcast Group, Sr. Subordinated Notes
9.0%        7/15/2007         3,840,000
    3,500,000  Supercanal Holding S.A
11.5%        5/15/2005         1,680,000
    2,900,000  UIH Australia/Pacific, Inc., Sr. Discount Notes, Series B
Zero Coupon      5/15/2006         1,370,250
    1,500,000  UIH Australia/Pacific, Inc., Sr. Discount Notes, Series D
Zero Coupon      5/15/2006           708,750
    8,000,000  United International Holdings, Inc., Sr. Notes, Series B
Zero Coupon      2/15/2008         3,800,000
    3,100,000  Wireless One, Inc., Sr. Notes
13.0%       10/15/2003           527,000
    5,250,000  Young Broadcasting Corp., Sr. Subordinated Notes
11.75%       11/15/2004         5,512,500

--------------

98,805,033

--------------

               Building Products & Materials - 1.9%
    2,800,000  American Standard Cos., Inc., Notes
7.375%        4/15/2005         2,805,947
    4,400,000  American Standard Cos., Inc., Sr. Notes
7.375%         2/1/2008         4,345,000
    3,500,000  Atrium Companies, Inc., Sr. Subordinated Notes
10.5%       11/15/2006         3,552,500
    4,000,000  CEMEX S.A. de C.V., Notes
12.75%        7/15/2006         4,170,000
    1,200,000  Nortek, Inc., Sr. Notes
8.875%         8/1/2008         1,164,000

--------------

16,037,447

--------------

               Computers & Office Equipment - 2.0%
    3,500,000  Dictaphone Corp., Sr. Subordinated Notes
11.75%         8/1/2005         3,211,250
      800,000  MCMS, Inc., Sr. Subordinated Notes, Series B
9.75%         3/1/2008           524,000
    2,000,000  MCMS, Inc., Subordinated Notes, Series B (Variable rate)
Zero Coupon       3/1/2008         1,310,000
    3,200,000  Samsung Electronics America, Notes
9.75%         5/1/2003         2,664,000
    2,400,000  Unisys Corp., Sr. Notes
12.0%        4/15/2003         2,679,000
    4,000,000  Unisys Corp., Sr. Notes
11.75%       10/15/2004         4,515,000
    2,200,000  Zilog, Inc., Sr. Secured Notes, Series B
9.5%         3/1/2005         1,606,000

--------------

16,509,250

--------------

               Conglomerates - 0.3%
    2,750,000  Eagle-Picher, Inc., Sr. Subordinated Notes
9.375%         3/1/2008         2,461,250

--------------

               Construction & Home Building - 1.2%
    6,400,000  Peters (J.M.) Co., Inc., Sr. Notes
12.75%         5/1/2002         6,448,000
    3,600,000  The Fortress Group, Inc., Sr. Notes
13.75%        5/15/2003         3,735,000

--------------

10,183,000

--------------

               Containers & Packaging - 2.4%
    2,000,000  Ball Corp., Sr. Subordinated Notes
8.25%         8/1/2008         2,082,500
    4,000,000  DIMAC Corp., Sr. Subordinated Notes
12.5%        10/1/2008         3,890,000
    2,000,000  Fonda Group, Inc., Sr. Subordinated Notes, Series B
9.5% 3/1/2007         1,650,000
    2,400,000  Graham Packaging Co., Sr. Subordinated Notes (Variable rate)
Zero Coupon      1/15/2008         2,244,000
    3,350,000  Radnor Holdings Corp., Sr. Notes
10.0%        12/1/2003         3,266,250
    3,000,000  SF Holdings Group, Inc., Sr. Discount Notes, Series B
Zero Coupon      3/15/2008         1,095,000
    2,191,000  Silgan Holdings, Inc., Subordinated Debentures
13.25%        7/15/2006         2,382,713
    1,500,000  Vicap, S.A. de C.V., Sr. Guaranteed Notes
10.25%        5/15/2002         1,207,500
    3,100,000  Vicap, S.A. de C.V., Sr. Guaranteed Notes
11.375%        5/15/2007         2,309,500

--------------

20,127,463

--------------

               Cosmetics & Toiletries - 0.5%
    1,200,000  Revlon Consumer Products Corp., Sr. Notes
8.125%         2/1/2006         1,167,000
    3,000,000  Revlon Consumer Products Corp., Sr. Subordinated Notes
8.625%         2/1/2008         2,722,500

--------------

3,889,500

--------------

               Drugs & Health Care - 1.4%
    5,600,000  Dade International, Inc., Sr. Subordinated Notes, Series B
11.125%         5/1/2006         5,936,000
    3,200,000  Global Health Sciences, Inc., Sr. Notes
11.0%         5/1/2008         2,672,000
    1,200,000  ICN Pharmaceuticals, Inc., Sr. Notes
8.75%       11/15/2008         1,170,000
    2,000,000  ICN Pharmaceuticals, Inc., Sr. Notes, Series B
9.25%        8/15/2005         1,970,000

--------------

11,748,000

--------------

               Electric Utilities - 3.1%
    1,600,000  AES Corp., Sr. Subordinated Notes
8.5%        11/1/2007         1,512,000
    2,000,000  CMS Energy Corp., Sr. Notes
7.625%       11/15/2004         2,026,490
    4,000,000  CMS Energy Corp., Sr. Unsecured Notes
8.125%        5/15/2002         4,128,424
    2,800,000  CMS Energy Corp., Sr. Unsecured Notes
7.0%        1/15/2005         2,724,450
    3,200,000  ESI Tractebel Acquisition Corp., Bonds
7.99%       12/30/2011         2,988,179
    1,750,000  Midland Cogen Venture Fund II, Secured Lease
                 Obligation Bonds, Series A
11.75%        7/23/2005         2,063,488
    3,550,000  Midland Cogen Venture Fund II, Subordinated
                 Secured Lease Obligation Bonds
13.25%        7/23/2006         4,438,270
    1,600,000  Niagara Mohawk Power Corp., Sr. E Notes
7.375%         7/1/2003         1,641,758
    2,400,000  Niagara Mohawk Power Corp., Sr. G Notes
7.75%        10/1/2008         2,521,606
    2,400,000  Niagara Mohawk Power Corp., Sr. H Discount Notes
Zero Coupon       7/1/2010         1,762,838

--------------

25,807,503

--------------

               Electrical Equipment - 1.4%
    5,000,000  Fisher Scientific International Inc., Sr. Subordinated Notes
9.0%         2/1/2008         4,837,500
    2,000,000  Jordan Telecommunication Products, Sr. Notes, Series B
9.875%         8/1/2007         1,850,000
    2,000,000  Protection One Alarm Monitoring, Inc.,
                 Convertible Sr. Subordinated Notes
6.75%        9/15/2003         2,335,000
    2,080,000  Protection One Alarm Monitoring, Inc.,
                 Sr. Subordinated Discount Notes
13.625%        6/30/2005         2,381,600

--------------

11,404,100

--------------

               Food & Beverage - 2.5%
    3,200,000  Ameriserve Food Distribution, Inc., Sr. Notes
8.875%       10/15/2006         2,728,000
    1,600,000  Compania De Alimentos Fargo, Sr. Notes
13.25%         8/1/2008           954,000
    2,800,000  Cott Corp., Sr. Notes
8.5%         5/1/2007         2,625,000
    4,000,000  Grupo Azucarero Mexico S.A. DE C, Sr. Notes
11.5%        1/15/2005         1,130,000
    4,700,000  Imperial Holly Corp., Sr. Subordinated Notes
9.75%       12/15/2007         4,476,750
    3,200,000  Packaged Ice, Inc., Sr. Notes, Series B
9.75%         2/1/2005         2,928,000
    4,000,000  Smithfield Foods, Inc., Sr. Subordinated Notes
7.625%        2/15/2008         3,910,000
    2,000,000  Southern Foods Group, L.P., Sr. Subordinated Notes
9.875%         9/1/2007         2,045,000

--------------

20,796,750

--------------

               Hospital Management - 2.9%
    3,500,000  Health Insurance Plan, Bonds, Series C
11.25%         7/1/2010         3,737,160
    5,000,000  Insight Health Services Corp., Sr. Subordinated Notes
9.625%        6/15/2008         4,575,000
    2,800,000  Integrated Health Services, Inc., Convertible Sr.
                 Subordinated Debentures
5.75%         1/1/2001         2,425,500
    2,000,000  Integrated Health Services, Inc., Sr. Subordinated Notes,
                 Series A
9.25%        1/15/2008         1,830,000
    4,000,000  MedPartners, Inc., Sr. Notes
7.375%        10/1/2006         3,220,000
    3,000,000  MedPartners, Inc., Sr. Subordinated Notes
6.875%         9/1/2000         2,535,000
    2,800,000  PhyMatrix Corp., Convertible Subordinated Debentures
6.75%        6/15/2003         1,179,500
    2,000,000  Tenet Healthcare Corp., Sr. Notes
7.625%         6/1/2008         1,973,346
    3,000,000  Tenet Healthcare Corp., Sr. Subordinated Notes
8.125%        12/1/2008         3,060,000

--------------

24,535,506

--------------

               Household Products - 1.5%
    2,300,000  AM Holdings, Inc., Sr. Discount Notes
Zero Coupon       7/1/2009           885,500
    5,200,000  BPC Holding Corp., Sr. Secured Notes, Series B
12.5%        6/15/2006         5,213,000
    2,000,000  Moll Industries, Inc., Sr. Subordinated Notes
10.5%         7/1/2008         1,880,000
    4,000,000  Simmons Co., Sr. Subordinated Notes
10.75%        4/15/2006         4,180,000

--------------

12,158,500

--------------

               Leisure & Entertainment - 2.9%
    4,777,000  AMF Bowling Worldwide, Inc., Sr. Subordinated
                 Discount Notes, Series B
Zero Coupon      3/15/2006         2,412,385
    4,000,000  CapStar Hotel Company, Convertible Subordinated Notes
4.75%       10/15/2004         2,815,000
    2,000,000  Discovery Zone, Inc., Sr. Notes
13.5%         8/1/2002         1,170,000
      500,000  Discovery Zone, Inc., Units
13.5%         5/1/2002           502,500
    2,800,000  HMH Properties, Inc., Sr. Notes, Series A
7.875%         8/1/2005         2,751,000
    1,600,000  HMH Properties, Inc., Sr. Notes, Series B
7.875%         8/1/2008         1,556,000
    2,000,000  Imax Corp., Sr. Notes
10.0%         3/1/2001         2,070,000
    3,600,000  Lodgenet Entertainment Corp., Sr. Notes
10.25%       12/15/2006         3,528,000
    3,000,000  Production Resource Group LLC, Sr. Subordinated Notes
11.5%        1/15/2008         2,805,000
    3,200,000  Signature Resorts, Inc., Sr. Subordinated Notes
9.75%        10/1/2007         2,480,000
    2,000,000  Silverleaf Resorts, Inc., Sr. Subordinated Notes
10.5%         4/1/2008         1,710,000

--------------

23,799,885

--------------

               Machinery & Equipment - 1.6%
    4,000,000  Anthony Crane Rentals, Sr. Discount Notes
Zero Coupon       8/1/2009         1,750,000
    1,600,000  Motors & Gears, Inc., Sr. Discount Notes
10.75%       11/15/2006         1,560,000
    4,800,000  Navistar Financial Corp., Sr. Subordinated Notes, Series B
9.0%         6/1/2002         4,920,000
    3,600,000  Navistar International Corp., Sr. Notes, Series B
7.0%         2/1/2003         3,528,000
    2,000,000  Scotsman Group, Inc., Sr. Subordinated Notes
8.625%       12/15/2007         1,990,000

--------------

13,748,000

--------------

               Mining & Metals - 1.4%
    4,265,000  AK Steel Corp., Sr. Notes
10.75%          4/1/2004         4,483,581
    3,150,000  Altos Hornos de Mexico, Bonds, Series B
11.875%         4/30/2004         1,594,688
    5,465,000  UCAR Global Enterprises, Inc., Sr. Subordinated
                 Notes, Series B
12.0%         1/15/2005         5,546,975

--------------

11,625,244

--------------

               Oil & Gas - 3.9%
    4,000,000  Abraxas Petroleum Corp., Sr. Notes, Series B
11.5%         11/1/2004         3,100,000
    3,800,000  Belden & Blake Corp., Sr. Subordinated Notes
9.875%         6/15/2007         3,021,000
    2,000,000  Coho Energy, Inc., Sr. Subordinated Notes
8.875%        10/15/2007         1,872,500
    3,000,000  Conproca S.A. de C.V., Sr. Secured Bonds
12.0%         6/16/2010         2,587,500
    1,200,000  Cross Timbers Oil Company, Sr. Subordinated Notes, Series B
8.75%         11/1/2009         1,062,000
    1,950,000  Dailey International Inc., Sr. B Notes
9.5%         2/15/2008           887,250
    4,000,000  Gulf Canada Resources Ltd., Sr. Subordinated Debentures
9.625%          7/1/2005         4,100,000
    6,000,000  National Energy Group, Inc., Sr. Notes, Series C
10.75%         11/1/2006         2,430,000
    3,500,000  Northern Offshore ASA, Sr. Notes
10.0%         5/15/2005         2,292,500
    2,400,000  Pride International, Inc., Convertible
                 Subordinated Debentures
Zero Coupon       4/24/2018           618,000
    3,400,000  Pride Petroleum Services, Inc., Sr. Notes
9.375%          5/1/2007         3,111,000
    3,000,000  RAM Energy, Inc., Sr. Notes
11.5%         2/15/2008         2,475,000
    2,800,000  Snyder Oil Corp., Sr. Subordinated Notes
8.75%         6/15/2007         2,702,000
      500,000  Trico Marine Services, Inc., Sr. Notes
8.5%          8/1/2005           417,500
    2,350,000  Trico Marine Services, Inc., Sr. Unsecured F Notes
8.5%          8/1/2005         1,962,250

--------------

32,638,500

--------------

               Paper & Forest Products - 1.7%
    2,400,000  APP Finance (II) Mauritius Ltd., Guaranteed Preferred
                 Securities, Series B
12.0%         2/15/2004         1,374,000
    2,000,000  FSW International Finance Co. B.V., Guaranteed Secured Notes
12.5%         11/1/2006           395,000(c)    1,200,000  Indah Kiat
Finance Mauritius, Guaranteed Sr. Notes                     10.0%
7/1/2007           648,000
    5,200,000  Malette, Inc., Sr. Secured Notes
12.25%         7/15/2004         5,486,000
    2,400,000  Pindo Deli Finance Mauritius, Sr. Notes
10.25%         10/1/2002         1,278,000
    4,400,000  S.D. Warren Co. Sr. Subordinated Notes
12.0%        12/15/2004         4,774,000

--------------

13,955,000

--------------

               Pollution Control - 0.4%
    3,000,000  Norcal Waste Systems, Inc., Sr. Notes, Series B
13.25%        11/15/2005         3,285,000

--------------

               Publishing & Printing - 1.5%
    3,000,000  K-III Communications Corp., Sr. Notes
10.25%          6/1/2004         3,187,500
    5,500,000  MDC Communications Corp., Sr. Subordinated Notes
10.5%         12/1/2006         5,445,000
    4,150,000  Sullivan Graphics, Inc., Sr. Subordinated Notes
12.75%          8/1/2005         4,087,750

--------------

12,720,250

--------------

               Retail - 1.3%
    2,000,000  County Seat Stores, Inc., Units
12.75%         11/1/2004         1,610,000
    2,250,000  F & M Distributors, Inc., Sr. Subordinated Notes
11.5%         4/15/2003            28,125(c)
    3,600,000  Hollywood Entertainment Corp., Sr. Subordinated Notes,
Series B      10.625%         8/15/2004         3,402,000
    4,000,000  Lifestyle Furnishings International Ltd., Sr. Subordinated
Notes     10.875%          8/1/2006         4,270,000
    2,000,000  TravelCenters of America, Inc., Sr. Subordinated Notes
10.25%          4/1/2007         1,955,000

--------------

11,265,125

--------------

               Retail - Food - 2.1%
    3,100,000  Carr Gottstein Foods, Sr. Subordinated Notes
12.0%        11/15/2005         3,545,625
    3,400,000  Fleming Companies, Inc., Sr. Subordinated Notes, Series B
10.625%         7/31/2007         3,128,000
    5,500,000  Jitney-Jungle Stores of America, Sr. Notes
12.0%          3/1/2006         5,967,500
    5,000,000  Smith's Food & Drug Centers, Pass Through Certificates
8.64%          7/2/2012         5,225,000

--------------

17,866,125

--------------

               Services - 0.8%
    1,250,000  Interim Services Inc., Convertible Subordinated Notes
4.5%          6/1/2005         1,067,188
    5,900,000  KinderCare Learning Centers, Inc., Sr. Subordinated Notes
9.5%         2/15/2009         5,708,250

--------------

6,775,438

--------------

               Telecommunications - 18.9%
    7,200,000  Allegiance Telecom, Inc., Sr. Discount Notes, Series B
Zero Coupon       2/15/2008         2,988,000
    3,500,000  American Mobile Satellite Corp., Sr. Notes, Series B
12.25%          4/1/2008         1,627,500
    2,000,000  Birch Telecom, Inc., Units
14.0%         6/15/2008         1,750,000
    2,200,000  Call-Net Enterprises, Inc., Sr. Discount Notes
Zero Coupon       12/1/2004         2,057,000
    3,100,000  CenCall Communications Corp., Sr. Redeemable Discount Notes
Zero Coupon       1/15/2004         2,914,000
    4,000,000  Clearnet Communications, Inc., Sr. Discount Notes
Zero Coupon      12/15/2005         3,200,000
    3,600,000  Comcast Cellular Holdings, Inc., Sr. Notes
9.5%          5/1/2007         3,726,000
    4,000,000  Dobson Wireline Company, Sr. Notes
12.25%         6/15/2008         3,630,000
    2,500,000  Dolphin Telecom plc, Sr. Discount Notes
Zero Coupon        6/1/2008           806,250
    3,200,000  Esprit Telecom Group, plc, Sr. Notes
11.5%        12/15/2007         2,880,000
    2,650,000  Exodus Communications, Inc., Sr. Notes
11.25%          7/1/2008         2,378,375
    3,200,000  E.Spire Communications, Sr. Notes
13.75%         7/15/2007         3,248,000
    3,800,000  GST Equipment Funding, Inc., Sr. Secured Notes
13.25%          5/1/2007         3,762,000
    4,000,000  GST Telecommunications Inc., Sr. Discount Notes
Zero Coupon        5/1/2008         1,740,000
    1,060,000  GST Telecommunications, Inc., Sr. Subordinated Notes
Zero Coupon      12/15/2005           795,000
    2,750,000  Hermes Europe Railtel B.V., Sr. Notes
11.5%         8/15/2007         2,860,000
    2,000,000  HighwayMaster Communications, Inc., Sr. Notes
13.75%         9/15/2005           610,000
    1,200,000  Hyperion Telecommunications, Inc., Sr. Secured Notes
12.25%          9/1/2004         1,182,000
    3,400,000  Hyperion Telecommunications, Sr. Discount Notes, Series B
Zero Coupon       4/15/2003         2,312,000
    2,800,000  ICO Global Communications, Units
15.0%          8/1/2005         1,750,000
    2,300,000  IDT Corp., Sr. Notes
8.75%         2/15/2006         1,943,500
    3,500,000  IntelCom Group (U.S.A.), Inc., Sr. Discount Notes
Zero Coupon        5/1/2006         2,362,500
    3,100,000  Intermedia Communications Inc., Sr. Notes, Series B
8.5%         1/15/2008         2,945,000
    1,200,000  Intermedia Communications, Inc., Sr. Notes
8.6%          6/1/2008         1,143,000
    2,800,000  Ionica plc, Sr. Notes
13.5%         8/15/2006           994,000
      800,000  Iridium LLC, Sr. C Notes
11.25%         7/15/2005           612,000
    2,800,000  Iridium LLC/Capital Corp., Sr. Notes, Series A
13.0%    7/15/2005         2,324,000
    3,150,000  Iridium LLC/Capital Corp., Sr. Notes, Series B
14.0%         7/15/2005         2,693,250
    2,800,000  Level 3 Communications, Inc., Sr. Notes
9.125%          5/1/2008         2,646,000
    7,200,000  McCaw International Ltd., Sr. Discount Notes
Zero Coupon       4/15/2007         3,204,000
    2,000,000  MetroNet Communications Corp.,Sr. Discount Notes
Zero Coupon       6/15/2008         1,105,000
    4,500,000  MGC Communications, Inc., Sr. Notes, Series B
13.0%         10/1/2004         3,172,500
    5,200,000  Microcell Telecommunications, Inc., Sr. Discount Notes
Zero Coupon        6/1/2006         3,354,000
    8,500,000  Millicom International Cellular, Sr. Discount Notes
Zero Coupon        6/1/2006         5,142,500
    4,000,000  MJD Communications Inc., Notes
FLT          5/1/2008         3,820,000
    4,000,000  Mobile Telecommunications Technology, Sr. Notes
13.5%         2/15/2002         4,370,000
    3,000,000  Netia Holdings B.V., Sr. Discount B Notes
Zero Coupon       11/1/2007         1,537,500
    1,550,000  Nextel Communications, Inc., Sr. Discount Notes
9.95%         2/15/2008           844,750
    3,100,000  Nextel Communications, Inc., Sr. Discount Notes
Zero Coupon       9/15/2007         1,829,000
    2,000,000  Nextel Communications, Inc., Sr. Discount Notes
Zero Coupon      10/31/2007         1,120,000
    3,200,000  NEXTLINK Communications LLC, Sr. Discount Notes
12.5%         4/15/2006         3,376,000
    1,600,000  NEXTLINK Communications, Inc., Sr. Notes
9.625%         10/1/2007         1,488,000
    1,600,000  Northeast Optic Network Inc., Sr. Notes
12.75%         8/15/2008         1,416,000
    4,400,000  Onepoint Communications Corp., Units
14.5%          6/1/2008         2,002,000
   11,000,000  Orion Network Systems, Inc., Sr. Notes
11.25%         1/15/2007         9,955,000
    4,800,000  PageMart Nationwide, Inc., Sr. Discount Exchange Notes
Zero Coupon        2/1/2005         4,152,000
    2,800,000  Pagemart Wireless, Inc., Sr. Discount Notes
Zero Coupon        2/1/2008         1,470,000
    2,800,000  Pathnet, Inc., Sr. Notes
12.25%         4/15/2008         2,044,000
    2,800,000  Phonetel Technologies, Inc., Sr. Notes
12.0%        12/15/2006           630,000
    3,000,000  Poland Telecom Finance BV, Sr. B Notes
14.0%         12/1/2007         2,865,000
    1,200,000  Price Communication Cellular, Sr. Notes (Payment-In-Kind)
11.25%         8/15/2008         1,038,000
    1,950,000  Price Communications Wireless, Sr Subordinated Notes
11.75%         7/15/2007         1,979,250
    3,600,000  Primus Telecommunications Group, Inc., Sr. Notes
11.75%          8/1/2004         3,348,000
    4,445,000  RSL Communications Ltd., Units
12.25%        11/15/2006         4,522,788
    2,800,000  Splitrock Services Inc., Units
11.75%         7/15/2008         2,534,000
    2,000,000  Startec Global Communications, Units
12.0%         5/15/2008         1,430,000
    1,600,000  Telegroup, Inc., Sr. Discount Notes
Zero Coupon       11/1/2004           968,000
    4,000,000  Teletrac, Inc. Sr. B Notes
14.0%          8/1/2007         2,380,000
    3,200,000  Teligent, Inc., Sr. Discount Notes, Series B
Zero Coupon  3/1/2008         1,424,000
    3,200,000  Teligent, Inc., Sr. Notes
11.5%         12/1/2007         2,672,000
    6,000,000  UNIFI Communications, Inc., Sr. Notes
14.0%          3/1/2004           570,000
    3,100,000  USA Mobile Communications, Inc., Sr. Notes
14.0%         11/1/2004         3,193,000
    4,000,000  USN Communications, Inc., Sr. Discount Notes, Series B
Zero Coupon       8/15/2004         1,620,000
    3,000,000  VIALOG Corp., Sr. Notes
12.75%        11/15/2001         2,415,000
    2,800,000  Wam!Net, Inc., Sr. Discount Notes, Series B
Zero Coupon        3/1/2005         1,330,000
    1,700,000  WinStar Communications, Inc., Sr. Discount Notes
Zero Coupon      10/15/2005         1,198,500
    2,000,000  WinStar Communications, Inc., Unsecured Sr. Notes
Zero Coupon      10/15/2005         2,130,000

--------------

157,529,163

--------------

               Textiles & Apparel - 2.3%
    2,500,000  Brazos Sportswear, Inc., Sr. Notes
10.5%          7/1/2007           962,500
    3,950,000  CMI Industries, Inc., Sr. Subordinated Notes
9.5%         10/1/2003         3,821,625
    5,890,000  Dan River, Inc., Sr. Subordinated Notes
10.125%        12/15/2003         5,993,075
    2,800,000  Dyersburg Corp., Sr. Subordinated Notes
9.75%          9/1/2007         2,030,000
    2,750,000  Galey & Lord, Inc., Sr. Subordinated Notes
9.125%          3/1/2008         2,461,250
    1,200,000  Norton McNaughton, Inc., Sr. Notes
12.5%          6/1/2005         1,056,000
    3,000,000  WestPoint Stevens, Inc., Sr. Notes
7.875%         6/15/2008         3,060,000

--------------

19,384,450

--------------

               Transportation - 1.9%
    4,700,000  Allied Holdings, Inc., Sr. Notes, Series B
8.625%         10/1/2007         4,641,250
    2,800,000  Cenargo International plc, First Mortgage
9.75%         6/15/2008         2,443,000
    3,600,000  Equimar Shipholdings Ltd., First Priority Mtg
9.875%          7/1/2007         2,790,000
    2,800,000  PanOceanic Bulk Carriers, Ltd., 1st Preferred
                 Ship Mortgage Notes
12.0%        12/15/2007         1,778,000
    2,000,000  Transportacion Maritima Mexica, Notes
8.5%        10/15/2000         1,665,000
    4,000,000  Windsor Petroleum, Notes
7.84%         1/15/2021         2,870,000

--------------

16,187,250

--------------
               Total Corporate Bonds (cost $788,771,634)
  686,875,704
--------------

               FOREIGN GOVERNMENT BONDS - 0.2% (a,e)
    2,000,000  Korea (Republic of), Notes (cost $1,985,382)
8.75%         4/15/2003         1,896,112

--------------

   Shares
-------------
               PREFERRED STOCKS - 9.2% (a)
               Convertible - 2.1%
       24,000  AES Trust II, Convertible Preferred Stock
1,074,000
       40,000  CalEnergy Capital Trust III, Convertible Preferred Stock
1,670,000
       46,000  Chesapeake Energy Corp., Convertible Preferred Stock
862,500
       40,000  Echostar Communications Corp., Convertible Preferred Stock,
Series C                                   2,420,000
       53,000  Granite Broadcasting Corp., Convertible Preferred Stock
1,537,000
       60,000  Host Marriott Financial Trust, Convertible Preferred Stock
2,550,000
       30,000  Intermedia Communication, Convertible Preferred Stock
615,000
       40,000  Owens - Illinois, Inc., Convertible Preferred Stock
1,605,000
       29,500  Sinclair Broadcast Group, Inc., Convertible Preferred Stock
1,172,625
       33,500  TIMET Capital Trust I, Convertible Preferred Stock
829,125
       58,500  Treev, Inc., Convertible Preferred Stock, Series A
453,375
       40,000  TWR Automotive Capital Trust, Convertible Preferred Stock
1,775,000
       60,000  USX Corp. (Marathon Group), Convertible Preferred Stock
937,500

--------------

17,501,125

--------------

               Non-Convertible - 7.1%
       16,000  Century Maintenance Supply, Inc., Payment-In-Kind, Preferred
Stock                                     1,588,000
       65,000  Chevy Chase Capital Corp., Noncumulative Exchangeable
Preferred Stock, Series A                        3,266,250
       20,000  Cluett American Corp., Preferred Stock
1,760,000
       42,066  Communications & Power Industries, Inc., Preferred Stock,
Series B                                     4,579,936
       45,420  CSC Holdings, Inc., Payment-In-Kind, Preferred Stock
5,007,555
       20,568  CSC Holdings, Inc., Preferred Stock
2,211,060
          827  Cumulus Media Inc., Preferred Stock, Series A
855,945
        1,574  Echostar Communications Corp., Payment-in-Kind, Series B
Preferred                                     1,479,560
      276,736  Harvard Industries, Inc., Exchangeable Payment-In-Kind
Preferred Stock                                    34,592
        1,000  Hyperion Telecommunications, Inc., Payment-In-Kind Preferred
Stock, Series B                             600,000
        4,887  ICG Holdings, Inc., Preferred Stock
4,581,563
        2,291  Intermedia Communications, Inc., Preferred Stock
2,359,730
        2,327  IXC Communications, Inc., Preferred Stock
2,373,540
        1,200  J Crew Group, Preferred Stock
864,000
       40,551  Nebco Evans Holdings Co., Payment-In-Kind, Preferred Stock
2,037,688
        3,119  Nextel Communications, Inc., Payment-In-Kind Preferred Stock
2,541,985
       65,486  NEXTLINK Communications, Inc., Payment-In-Kind Preferred
Stock                                         3,323,415
        4,281  Paxson Communications Corp., Payment-In-Kind Preferred Stock
3,938,520
      160,000  Petroleum Heat & Power, Inc. Preferred Stock
3,400,000
       27,500  Primedia, Inc., Exchangeable Preferred Stock
2,481,875
       17,000  Primedia, Inc., Preferred Stock
1,576,750
       36,500  Primedia, Inc., Preferred Stock, Series D
3,595,250
      122,500  River Bank Asset, Inc., Preferred Stock, Series A
2,159,063
       15,822  SFX Broadcasting, Inc., Payment-In-Kind Preferred Stock
1,878,863
          800  WinStar Communications, Inc., Payment-In-Kind Preferred
Stock                                            544,000

--------------

59,039,140

--------------

               Total Preferred Stocks (cost $93,430,942)
76,540,265

--------------

               COMMON STOCKS & STOCK WARRANTS - 2.0% (a,b)
        7,200  Allegiance Telecom, Inc., Common Stock
7,200
        3,500  American Mobile Satellite Corp., Stock Warrants
16,923
        2,400  American Telecasting, Inc., Stock Warrants
1,200
       26,000  American Telecasting, Inc., Stock Warrants
13,000
      125,000  Arch Communications Group, Common Stock
195,313
        2,400  Australis Holdings Pty Ltd., Stock Warrants
0(d)
       10,920  Australis Media Ltd., Stock Warrants
0(d)
       23,925  Clearnet Communications, Inc., Stock Warrants
71,775
        1,890  Communications & Power Industries, Inc., Common Stock
284,445
       13,009  Consolidated Hydro, Inc., Stock Warrants, Class B
1,626(d)
        8,444  Consolidated Hydro, Inc., Stock Warrants, Class C
2,111(d)
        2,233  CS Wireless Systems, Inc., Common Stock
2(d)
        2,000  Discovery Zone, Inc., Stock Warrants
20(d)
       11,700  E.Spire Communications, Stock Warrants
975,451
      112,013  Gaylord Container Corp., Class A Common Stock
336,039
      154,623  Gaylord Container Corp., Stock Warrants
483,197
        2,000  HighwayMaster Communications, Inc., Stock Warrants
2,250
        9,200  Hyperion Telecommunications, Stock Warrants
492,163
       60,000  IntelCom Group Communications, Inc., Common Stock
1,241,250
       50,335  IntelCom Group (U.S.A.), Inc., Stock Warrants
750,968
        4,100  Intermedia Communications of Florida, Stock Warrants
225,090
        1,653  Intermedia Communications, Inc., Common Stock
30,581
       10,200  Ionica plc, Stock Warrants
102
        2,000  Iridium World Communications, Stock Warrants
320,000
       35,000  Magellan Health Services, Common Stock
317,188
        7,100  McCaw International Ltd., Stock Warrants
10,650
       80,000  MCI Worldcom, Inc., Common Stock
4,420,000
        3,150  MGC Communications, Inc., Stock Warrants
137,750
       27,200  Microcell Telecommunications, Inc., Stock Warrants
302,736
        1,500  NEXTEL Communications, Stock Warrants
0
        3,086  NEXTEL Communications, Stock Warrants
0
       26,250  PageMart Nationwide, Inc., Common Stock
144,375
      112,000  Pagemart Wireless, Inc., Class A Common Stock
616,000
        2,800  Pathnet, Inc., Stock Warrants
28,000
        3,000  Poland Telecom Finance BV, Stock Warrants
168,000
       80,000  Powertel, Inc., Common Stock
1,190,000
        3,200  Primus Telecommunications Group, Inc., Stock Warrants
16,000
       19,360  Protection One Alarm Monitoring, Stock Warrants
193,600
        6,000  RSL Communications Ltd., Stock Warrants
432,000
        6,000  SF Holdings Group, Inc., Common Stock
12,000
        4,000  Teletrac Holdings, Inc., Stock Warrants
2,000
       12,479  Treev Inc., Common Stock
6,629
        4,600  UIH Australia/Pacific, Inc., Stock Warrants
13,800
        6,000  UNIFI Communications, Inc., Stock Warrants
1,650(d)
       87,000  United International Holdings, Inc., Class A Common Stock
1,131,000
       20,100  United International Holdings, Inc., Stock Warrants
60,300
       44,000  USN Communications, Inc., Stock Warrants
27,720
        1,600  Vialog Corp., Stock Warrants
20,800
       95,000  Viatel, Inc., Common Stock
1,270,625
        8,400  Wam!Net, Inc., Stock Warrants
67,200
       26,181  Wherehouse Entertainment, Inc., Class A Stock Warrants
235,629
        4,545  Wherehouse Entertainment, Inc., Class B Stock Warrants
18,180
        4,545  Wherehouse Entertainment, Inc., Class C Stock Warrants
9,090
       13,800  Wireless One, Inc., Stock Warrants
138

--------------
               Total Common Stocks & Stock Warrants (cost $16,925,624)
16,303,766

--------------

   Principal
    Amount
 ------------
               SHORT-TERM SECURITIES - 6.4% (a)
               Commercial Paper
  $ 5,000,000  American General Finance Corp.
5.22%          11/5/1998      $  4,997,100
    1,864,000  Associates Financial Servies Corp. Puerto Rico
5.1%          11/3/1998         1,863,472
    5,000,000  Commercial Credit Corp.
5.25%          11/2/1998         4,999,271
    5,000,000  Household Finance Corp.
5.1%          11/2/1998         4,999,292
    5,000,000  Preferred Receivable Funding
5.18%          11/4/1998         4,997,842
   31,450,000  Wal-Mart Stores Inc.
5.5%          11/2/1998        31,445,195

--------------
               Total Short-Term Securities (at amortized cost)
53,302,172

--------------

               Total Investments (cost $954,415,754)
$834,918,019(f)

==============

Notes to Portfolio of Investments:
----------------------------------
(a) The categories of investments are shown as a percentage of total investments of the Lutheran Brotherhood High Yield Fund.
(b) Currently non-income producing.
(c) Currently non-income producing and in default.
(d) Denotes restricted securities. These securities have been valued from the date of acquisition through October 31, 1998, by obtaining quotations from brokers who are active with the issues.  The following table indicates the acquisition date and cost of restricted securities the Fund owned as of October 31, 1998:


Aquisition
                                      Security
Date              Cost

--------------------------------------------------------------------------
------------     ------------
     Australis Holdings Pty Ltd., Stock Warrants
3/27/1997       $        0
     Australis Media Ltd., Stock Warrants
1/2/1997                0
     Consolidated Hydro, Inc., Stock Warrants, Class B
11/18/1997        2,440,822
     Consolidated Hydro, Inc., Stock Warrants, Class C
11/18/1997                0
     CS Wireless Systems, Inc., Common Stock
12/11/1996           15,070
     Discovery Zone, Inc., Stock Warrants
3/12/1998          222,660
     UNIFI Communications, Inc., Stock Warrants
8/13/1997          123,449

(e) Denominated in U.S. dollars.
(f) At October 31, 1998, the aggregate cost of securities for federal tax purposes was $955,171,115 and the net unrealized depreciation of investments based on that cost was $120,253,096 which is comprised of $17,542,949 aggregate gross unrealized appreciation and $137,796,045 aggregate gross unrealized depreciation.


The accompanying notes are an integral part of the financial statements.






LUTHERAN BROTHERHOOD INCOME FUND
Portfolio of Investments
October 31, 1998

    Principal
Maturity
     Amount
Rate          Date              Value
  ------------
--------    -----------      -----------
               CORPORATE BONDS - 51.2% (a)
               Aerospace - 0.3%
   $2,000,000  Raytheon Co., Notes
6.75%      8/15/2007       $2,123,698

------------

               Automotive - 0.9%
    2,000,000  Ford Motor Co., Notes
6.125%      4/2/82003        2,038,008
    5,000,000  Ford Motor Credit Co., Notes
6.375%      10/6/2000        5,100,900

------------

7,138,908

------------

               Bank & Finance - 13.7%
    7,000,000  Associates Corp. of North America, Sr. Notes
9.125%       4/1/2000        7,342,377
    3,500,000  Banc One Corp., Subordinated Debentures
8.0%      4/29/2027        3,976,651
    3,000,000  Chase Manhattan Corp., Subordinated Notes
10.375%      3/15/1999        3,052,311
    3,500,000  Chase Manhattan Corp., Subordinated Notes
9.375%       7/1/2001        3,851,586
    7,000,000  Chemical New York Corp., Debentures
9.75%      6/15/1999        7,175,203
    3,000,000  Chubb Corp., Debentures
6.6%      8/15/2018        3,045,549
    4,000,000  Chubb Corp., Notes
6.15%      8/15/2005        4,144,040
   13,000,000  Equitable Life Assurance Society of the United States,
                 Surplus Notes
6.95%      12/1/2005       13,845,780
    2,500,000  First Union Corp., Subordinated Notes
6.875%      9/15/2005        2,668,380
   11,000,000  General Electric Capital Corp., Debentures
8.85%       4/1/2005       13,104,806
    1,500,000  GS Escrow Corp., Sr. Notes
6.75%       8/1/2001        1,469,127
    4,000,000  Mellon Capital II, Capital Securities
7.995%      1/15/2027        4,294,448
    7,000,000  Metropolitan Life Insurance Co., Surplus Notes
7.7%      11/1/2015        7,270,053
    9,000,000  New York Life Insurance Co., Surplus Notes
6.4%     12/15/2003        9,381,438
    7,000,000  Prudential Insurance Co. of America, Capital Notes
6.875%      4/15/2003        7,271,558
    3,000,000  Prudential Insurance Co., Surplus Notes
8.3%       7/1/2025        3,311,790
    5,000,000  Societe Generale Real Estate Investment Trust,
                 LIBOR Bonds, Series A
7.64%     12/29/2049        4,248,835
    4,500,000  Wells Fargo Capital, Capital Trust Preferred Securities
7.73%      12/1/2026        4,757,189

------------

104,211,121

------------

               Broadcasting - 2.5%
    1,000,000  Chancellor Media Corp., Sr. Subordinated Notes
8.125%     12/15/2007          945,000
      200,000  Clear Channel Communications, Convertible Sr. Notes
2.625%       4/1/2003          191,750
    2,000,000  Clear Channel Communications, Sr. Notes
6.625%      6/15/2008        1,948,776
    2,600,000  CSC Holdings, Inc., Sr. Notes
7.25%      7/15/2008        2,551,250
    4,000,000  Rogers Cablesystems, Inc., Sr. Secured Second Priority Notes
9.625%       8/1/2002        4,290,000
    5,000,000  TCI Communications, Inc., Sr. Notes
10.125%       8/1/2001        5,608,735
    3,000,000  Westinghouse Electric Corp., Notes
8.875%       6/1/2001        3,183,375

------------

18,718,886

------------

               Computers & Office Equipment - 0.04%
      600,000  Xerox Corp., Convertible Subordinated Notes
0.57%      4/21/2018          342,000

------------

               Conglomerates - 0.6%
    4,500,000  Dover Corp., Debentures
6.65%       6/1/2028        4,628,705

------------

               Construction & Home Building - 0.3%
    2,000,000  American Standard Co., Inc., Notes
7.375%      4/15/2005        2,004,248

------------

               Containers & Packaging - 0.4%
    3,000,000  Owens-Illinois, Inc., Sr. Notes
7.85%      5/15/2004        3,124,143

------------

               Drugs & Health Care - 2.4%
    4,000,000  Allegiance Corp., Debentures
7.8%     10/15/2016        4,475,856
      600,000  Athena Neurosciences, Inc., Convertible Bonds
4.75%     11/15/2004          729,000
      400,000  Athena Neurosciences, Inc., Convertible Notes
4.75%     11/15/2004          486,000
    4,000,000  Becton, Dickinson, & Co., Debentures
6.7%       8/1/2028        4,149,024
    4,000,000  Bristol Myers Squibb Co., Debentures
7.15%      6/15/2023        4,479,844
    3,000,000  Merck & Co., Inc., Debentures
6.3%       1/1/2026        3,078,816
    1,250,000  Roche Holdings, Inc., Convertible Notes
Zero Coupon   4/20/2010          786,719
      400,000  Swiss Life Finance, Ltd., Convertible Notes (Glaxo Wellcome)
2.0%      5/20/2003          440,000

------------

18,625,259

------------

               Electric Utilities - 7.4%
    1,500,000  AES Corp., Sr. Subordinated Notes
10.25%      7/15/2006        1,537,500
    2,000,000  Calpine Corp., Sr. Notes
7.875%       4/1/2008        1,970,000
    5,832,000  Cleveland Electric Illumination Co., First Mortgage Bonds
7.625%       8/1/2002        6,100,698
    4,000,000  CMS Energy Corp., Sr. Unsecured Notes
8.125%      5/15/2002        4,128,424
    6,500,000  Commonwealth Edison Co., Notes
7.625%      1/15/2007        7,112,320
    4,000,000  Connecticut Light & Power Co., First Refunding
                 Mortgage Bonds, Series 97C
7.75%       6/1/2002        4,189,172
    4,000,000  Consolidated Edison Co. NY, Inc., Debentures
6.45%      12/1/2007        4,283,012
    1,500,000  El Paso Electric Co., First Mortgage Bonds, Series D
8.9%       2/1/2006        1,642,500
    7,000,000  Empresa Electrica Pehuienche S.A., Notes
7.3%       5/1/2003        6,409,207
    2,000,000  Korea Electric Power Corp., Debentures
6.75%       8/1/2027        1,554,564
    5,000,000  Niagara Mohawk Power Corp., Sr. C Notes
7.125%       7/1/2001        5,091,605
    4,000,000  NRG Energy, Inc., Sr. Notes
7.5%      6/15/2007        4,118,036
    7,000,000  Texas Utilities Electric Company, Debentures
7.17%       8/1/2007        7,535,976

------------

55,673,014

------------

               Electronics -  0.7%
    5,000,000  Sony Corp., Notes
6.125%       3/4/2003        5,107,165

------------

               Food & Beverage - 1.1%
    4,500,000  Archer Daniels Midland Co., Bonds
6.75%     12/15/2027        4,647,839
    4,000,000  ConAgra, Inc., Sr. Notes
5.5%     10/15/2002        3,976,372

------------

8,624,211

------------

               Hospital Management - 0.4%
    3,000,000  Tenet Healthcare Corp., Sr. Notes
7.875%      1/15/2003        3,043,653

------------

               Household Products - 2.0%
    2,500,000  Playtex Products Inc., Unsecured Sr. Notes
8.875%      7/15/2004        2,568,750
   10,000,000  Procter & Gamble, Guaranteed ESOP Debentures
9.36%       1/1/2021       12,996,570

------------

15,565,320

------------

               Leisure & Entertainment - 0.9%
    5,500,000  Time Warner, Inc., Debentures
9.125%      1/15/2013        6,682,500

------------

               Media - 0.1%
    1,000,000  Chancellor Media Corp., Sr. Subordinated Notes
9.0%      10/1/2008        1,010,000

------------

               Natural Gas - 1.1%
    8,000,000  Columbia Gas Systems, Inc., Series A Notes
6.39%     11/28/2000        8,194,296

------------

               Oil Service - 0.1%
      350,000  Diamond Offshore Drilling, Inc., Convertible Subordinated
Notes     3.75%      2/15/2007          351,313
      500,000  Swiss Life Finance Ltd., Convertible Bonds
                 (Royal Dutch Petroleum Co.)
2.0%      5/20/2005          496,250

------------

847,563

------------

               Oil & Gas - 2.6%
    4,500,000  Gulf Canada Resources Ltd., Sr. Subordinated Debentures
9.625%       7/1/2005        4,612,500
    3,140,917  Mobil Oil Corp., ESOP Sinking Fund Debentures
9.17%      2/29/2000        3,235,433
    2,000,000  Newfield Exploration Co., Sr. Notes, Series B
7.45%     10/15/2007        1,981,776
    2,000,000  Ocean Energy, Inc., Sr. Subordinated Notes
8.375%       7/1/2008        1,910,000
    3,000,000  Oryx Energy Co., Notes
8.375%      7/15/2004        3,246,060
    5,000,000  Triton Energy Ltd., Sr. Notes
8.75%      4/15/2002        4,450,000

------------

19,435,769

------------

               Paper & Forest Products - 0.3%
    2,500,000  Willamette Industries, Inc.
6.45%       2/1/2005        2,549,985

------------

               Publishing & Printing - 0.1%
    1,000,000  PRIMEDIA Inc., Sr. Notes
7.625%       4/1/2008          980,000

------------

               Railroads - 0.4%
    3,000,000  Norfolk Southern Corp., Notes
6.95%       5/1/2002        3,151,764

------------

               Retail - 4.7%
      550,000  Costco Companies, Inc., Convertible Subordinated Notes
Zero Coupon    8/19/2017          388,438
      600,000  Costco Companies, Inc., Subordinated Notes
Zero Coupon    8/19/2007          423,750
    9,000,000  Dayton Hudson Corp., Notes
6.4%      2/15/2003        9,280,323
    4,000,000  Dillards, Inc., Notes
6.43%       8/1/2004        4,036,996
    4,000,000  Federated Department Stores, Sr. Notes
8.5%      6/15/2003        4,395,444
      200,000  Home Depot, Inc., Convertible Subordinated Notes
3.25%      10/1/2001          375,250
    1,500,000  Nordstrom, Inc.
6.95%      3/15/2028        1,538,216
    4,000,000  Penney (J.C.) Co., Inc., Notes
6.95%       4/1/2000        4,078,208
    1,000,000  Rite Aid Corp., Capital Notes
5.25%      9/15/2002        1,267,500
   10,000,000  Sears Roebuck Acceptance Corp., Medium Term Notes, Series II
6.86%       7/3/2001       10,411,140

------------

36,195,265

------------

               Retail - Food - 0.8%
    2,500,000  Fred Meyer, Inc., Notes
7.375%       3/1/2005        2,637,603
    3,000,000  Kroger Co. (The), Sr. Notes
8.15%      7/15/2006        3,353,151

------------

5,990,754

------------

               Services - 2.0%
    3,000,000  ARAMARK Services, Inc., Notes
7.0%      7/15/2006        3,054,306
      500,000  Credit Suisse First Boston - NY, Convertible Medium Term Notes
                 (General Electric)
2.25%       5/5/2003          520,625
      800,000  CUC International Inc., Convertible Subordinated Notes
3.0%      2/15/2002          657,000
    4,500,000  LCI International, Inc., Sr. Notes
7.25%      6/15/2007        4,585,712
    1,000,000  Waste Management, Inc., Convertible Subordinated Notes
4.0%       2/1/2002        1,162,500
    5,000,000  Waste Management, Inc., Notes
6.625%      7/15/2002        5,182,975

------------

15,163,118

------------

               Telecommunications - 2.4%
    1,000,000  Bell Atlantic Financial Services Corp., Sr. Exchange Notes
5.75%       4/1/2003        1,028,125
    7,000,000  Bell South Telecommunications, Bonds
6.375%       6/1/2028        7,166,719
    3,000,000  Cable & Wireless Communications Corp., Notes
6.625%       3/6/2005        3,078,750
    2,500,000  Qwest Communications International, Inc., Sr. Notes
7.5%      11/1/2008        2,514,000
    4,000,000  WorldCom Inc., Sr. Notes
7.75%       4/1/2007        4,504,084

------------

18,291,678

------------

               Telephone - 1.5%
    2,500,000  GTE Corp., Debentures
6.36%      4/15/2006        2,625,210
    4,500,000  U.S. West Capital Funding, Inc., Notes
6.25%      7/15/2005        4,718,538
    4,000,000  WorldCom, Inc., Sr. Notes
6.4%      8/15/2005        4,163,440

------------

11,507,188

------------

               Textiles & Apparel - 0.9%
    7,000,000  Levi Strauss & Co., Notes
6.8%      11/1/2003        7,050,078

------------

               Transportation - 0.6%
    4,000,000  Federal Express Corp., Series 1998-1-A, Class B
6.72%      1/15/2022        4,244,580

------------
               Total Corporate Bonds (cost $380,752,401)
390,224,869

------------

               FOREIGN GOVERNMENT BONDS - 3.1% (a,b)
    1,500,000  British Columbia, Notes
5.375%     10/29/2008        1,487,985
    3,500,000  Korea Development Bank, Bonds
7.375%      9/17/2004        2,834,787
    5,000,000  Korea Development Bank, Unsecured Bonds
6.625%     11/21/2003        4,047,620
    3,000,000  Korea (Republic of), Bonds
8.875%      4/15/2008        2,733,597
    5,500,000  Ontario (Province of) Canada, Sr. Bonds
7.375%      1/27/2003        6,046,590
    5,000,000  Ontario (Province of) Canada, Sr. Notes
5.5%      10/1/2008        5,036,845
    2,000,000  Philippines (Republic of), Bonds
8.875%      4/15/2008        1,815,000

------------
               Total Foreign Government Bonds (cost $23,794,615)
24,002,424

------------

               ASSET-BACKED SECURITIES - 8.0% (a)
    8,000,000  AESOP Funding II L.L.C., Rental Car Notes,
                 Series 1997-1, Class A-2
6.4%     10/20/2003        8,262,686
    2,095,374  Chase Manhattan Grantor Trust, Series 1996-B-A
6.61%      9/15/2002        2,127,234
    5,000,000  CS First Boston Mortgage Security Corp., 1996-2 Class A4
6.62%      9/25/2009        5,079,825
    5,000,000  CS First Boston Mortgage Security Corp., Series 1997-1-A3
6.91%      5/25/2007        5,033,025
   10,000,000  Discover Card Master Trust I, Series 1996-3-A
6.05%      8/18/2008       10,311,143
   13,000,000  Standard Credit Master Trust 1, Credit Card Participation
                 Certificates, Series 1995-9-A
6.55%      10/7/2007       13,749,909
   15,000,000  World Financial Network Credit Card Master Trust, Series
1996-B     6.95%      4/15/2006       16,024,103

------------
               Total Asset-Backed Securities (cost $57,942,007)
60,587,925

------------

               MORTGAGE-BACKED SECURITIES - 6.6% (a)
    9,266,457  Federal Home Loan Mortgage Corp., Participation Certificates
6.0%       3/1/2011        9,297,962
   11,757,635  Federal Home Loan Mortgage Corp., Participation Certificates
6.0%       4/1/2011       11,797,611
    7,831,408  Federal Home Loan Mortgage Corp., Participation Certificates
6.0%       7/1/2013        7,873,620
   20,732,047  Government National Mortgage Association,
                 Modified Pass Through Certificates
6.5%      2/15/2027       21,001,356

------------
               Total Mortgage-Backed Securities (cost $47,885,981)
49,970,549

------------

               U.S. GOVERNMENT AGENCY - 4.2% (a)
    1,000,000  Federal Home Loan Mortgage Corp., Notes
5.125%     10/15/2008          985,143
   11,000,000  Federal National Mortgage Association, Notes
5.75%      2/15/2008       11,452,617
   19,000,000  Federal National Mortgage Association, Notes
5.75%      4/15/2003       19,728,175

------------
               Total U.S. Government Agency (cost $31,065,785)
32,165,935

------------

               U.S. GOVERNMENT - 22.8% (a)
   76,500,000  U.S. Treasury Bonds
7.5%-12.75%    2010-2022      101,898,955
      500,000  U.S. Treasury Notes
6.125%-7.875%   2001-2006       71,598,002(c,d)

------------
               Total U.S. Government (cost $171,964,521)
173,496,957

------------

    Shares
--------------
               COMMON STOCKS - 0.1% (a)
        5,000  CarrAmerica Realty Corp., Common Stock
112,500
        5,000  Cresent Real Estate Equities, Common Stock
125,313
        5,000  Federal National Mortgage Association, Common Stock
354,063
        5,000  First Industrial Realty Trust, Inc., Common Stock
128,125
        5,000  Simon Property Group, Inc., Common Stock
149,688
        5,000  Spieker Properties, Inc., Common Stock
172,500

------------
               Total Common Stocks (cost $1,076,949)
1,042,189

------------

               PREFERRED STOCKS - 1.1% (a)
       12,500  Conseco, Inc., Convertible Preferred Stock
536,719
        7,000  CVS Corp., Convertible Preferred Stock
602,000
        9,500  El Paso Energy Capital Trust I, Convertible Preferred Stock
460,750
       11,000  Estee Lauder Company, Convertible Preferred Stock
701,250
        8,500  Houston Industries, Inc., Convertible Preferred Stock
689,031
       20,000  Lincoln National Corp., Convertible Preferred Stock
494,991
        8,000  McKesson Financing Trust, Convertible Preferred Stock
852,000
       15,000  MediaOne Group, Inc., Convertible Premium Income
                 Exchange Security
808,125
       15,000  National Australia Banks, Convertible Preferred Stock
396,563
        1,000  Newell Financial Trust I., Convertible Preferred Stock
53,875
       27,000  Newell Financial Trust I., Convertible Preferred Stock
1,454,625
       50,000  Philadelphia Consolidated Holding, Convertible Preferred
Stock                                    512,500
       12,500  Prologis Trust, Series B, Convertible Preferred Stock
348,438
        7,000  Unocal Capital Trust, Convertible Preferred Stock
360,500

------------
               Total Preferred Stocks (cost $7,810,384)
8,271,367

------------

               OPTIONS ON U.S. TREASURY BOND FUTURES - 0.01% (a)
               U.S. Treasury Bond Futures, 100 call option contracts,
                 exercise price of $131, expires November 1998 (cost
$65,123)                                     51,563

------------

    Principal
Maturity
     Amount
Rate          Date              Value
  ------------
--------    -----------      -----------
               SHORT-TERM SECURITIES - 2.9% (a)
               Commercial Paper (at amortized cost)
$  22,300,000  Associates Corp. of North America
5.71%      11/2/1998     $ 22,296,463

------------
               Total Investments (cost $744,654,229)
$762,110,241(e)

============
Notes to Portfolio of Investments:
----------------------------------
(a) The categories of investments are shown as a percentage of total investments of the Lutheran Brotherhood Income Fund.

(b) Denominated in U.S. dollars.

(c) At October 31, 1998, U.S. Treasury Notes valued at $939,750 were held in escrow to cover open call options written as follows:


                                Number of             Exercise
Expiration
                                Contracts               Price
Date               Value
                             ----------------      --------------
--------------      ------------
US Treasury Bond Futures           200                  $132
11/20/1998           $62,500

(d) At October 31, 1998, U.S. Treasury Notes valued at $469,875 were pledged as initial margin deposit on the following financial futures contracts:



Notional
                             Number of
Market        Principal    Unrealized
Type                         Contracts       Expiration    Position
Value         Amount          Loss
-------                      ---------     -------------   --------
----------    ----------   -----------
US Treasury Bond Futures        80         December 1998     Long
$9,625,000    $9,660,000      $ 35,000
Standard & Poor's 500            7         December 1998     Short
1,934,100     1,740,938       193,162

(e) At October 31, 1998, the aggregate cost of securities for federal income tax purposes was $744,890,310 and the net unrealized appreciation of investments based on that cost was $17,219,931 which is comprised of $23,267,826 aggregate gross unrealized appreciation and $6,047,895 aggregate gross unrealized depreciation.


The accompanying notes are an integral part of the financial statements.







Lutheran Brotherhood Municipal Bond Fund
Portfolio of Investments
October 31, 1998

    Principal
Maturity
     Amount
Rate          Date              Value
  ------------
--------    -----------        -----------
               LONG-TERM MUNICIPAL SECURITIES - 99.1% (a)
               Arizona - 1.4%
   $1,700,000  Pima County, Arizona (Catalina Foothills Unified School
                 District #16), Unlimited Tax General Obligation Bonds,
                 Insured by MBIA
8.9%         7/1/2005     $2,181,406
    1,000,000  Pinal County, Arizona, Unified School District No. 43,
                 (Apache Junction), School Improvement Bonds, Series 1996-A,
                 Insured by FGIC
5.8%         7/1/2011      1,100,710
    2,500,000  Salt River Project, Arizona, Electric System, Revenue Bonds,
                 Series 1992-C
6.0%         1/1/2016      2,682,425
    1,000,000  Sedona, Arizona Wastewater Municipal Property Corp.,
                 Excise Tax Revenue Bonds, Insured by MBIA
5.375%         7/1/2015      1,045,530
       40,000  Tucson, Arizona General Obligation Bonds, Insured by FGIC
6.1%         7/1/2012         43,954(b)
    1,460,000  Tucson, Arizona General Obligation Unlimited Bonds,
                 Insured by FGIC
6.1%         7/1/2012      1,585,940

------------

8,639,965

------------

               Arkansas - 1.3%
    1,340,000  Arkansas Development Finance Authority, Correctional Facilities
                 Construction Revenue Bonds, Insured by MBIA
7.125%       11/15/2010      1,460,761(b)
    1,000,000  Arkansas Housing Development Agency, Single Family
                 Mortgage Bonds, Series A
8.375%         7/1/2010      1,273,850(b)
    3,000,000  City of Jonesboro, Arkansas, Residential Housing and Health
Care
                 Facilities Board, Hospital Revenue Refunding and
                 Construction Bonds, (St. Bernards Regional Medical Center),
                 Series 1996-B, Insured by AMBAC
5.8%         7/1/2011      3,309,240
      875,000  Pope County, Arkansas, Pollution Control Revenue
                 Refunding Bonds, Series 1994 (Arkansas Power and
                 Light Company Project), Insured by FSA
6.3%        12/1/2016        974,706
      750,000  Sebastian County, Arkansas, Junior College, Unlimited General
                 Obligation Refunding and Improvement Bonds,
                 Insured by AMBAC
5.6%         4/1/2017        804,720

------------

7,823,277

------------

               California - 10.2%
    2,500,000  Alameda, California, Unified School District, Alameda County,
                 Crossover Refunding Bonds, Series A, Insured by AMBAC
6.1%         7/1/2013      2,728,200
    3,450,000  Anaheim, California, Public Financing Authority,
                 Lease Revenue Bonds, (Anaheim Public Improvements Project),
                 1997 Series A, Insured by FSA
6.0%         9/1/2024      4,030,463
    1,000,000  Anaheim, California, Public Financing Authority, Senior Lease
                 Revenue Bonds (Anaheim Public Improvement Project),
                 Series A, Insured by FSA
5.0%         9/1/2027        996,900
    2,500,000  Bakersfield, California, Certificates of Participation
                 (Convention Center Expansion - Arena Project, 1997),
                 Insured by MBIA
5.8%         4/1/2017      2,751,750
    3,000,000  California State Public Works Board, Department of Corrections,
                 Lease Revenue Bonds, State Prison, Series A
7.4%         9/1/2010      3,838,650
    1,000,000  California State, Unlimited Tax General Obligation Bonds,
                 Veteran's Series AT
9.5%         2/1/2010      1,453,950
    5,985,000  California State, Unlimited Tax General Obligation,
                 Insured by MBIA
6.0%         8/1/2016      6,737,973(b)
      300,000  California State, Unlimited Tax General Obligation,
                 Insured by MBIA
6.0%         8/1/2016        332,487
    2,000,000  California State, Various Purpose General Obligation Bonds,
                 Insured by AMBAC
6.3%         9/1/2010      2,373,740
    1,400,000  Central Valley Financing Authority, California, Cogeneration
                 Project Revenue Bonds, (Carson Ice-Gen Project), Series
1993             6.0%         7/1/2009      1,506,960
    3,135,000  County of Orange, California, 1996 Recovery Certificates of
                 Participation, Series A, Insured by MBIA
5.8%         7/1/2016      3,462,451
    2,000,000  Metropolitan Water District of Southern California,
                 Unlimited Tax General Obligation Bonds, Series G
6.625%         3/1/2009      2,038,540(b)
    4,975,000  Palmdale, California, Civic Authority Revenue Bonds
                 (Merged Redevelopment Project Areas), Series A
6.6%         9/1/2034      5,762,145(b)
    1,000,000  Rio Linda, California, Union School District, Series 1992-A,
                 Insured by AMBAC
7.4%         8/1/2010      1,149,340(b)
    2,815,000  Riverside County Transportation Commission, California,
                 Sales Tax Revenue Capital Appreciation Bonds,
                 Insured by MBIA
Zero Coupon      6/1/2004      2,269,650
      500,000  Sacramento California Cogeneration Authority Project
                 Revenue Bonds
6.375%         7/1/2010        578,055(b)
      500,000  Sacramento California Cogeneration Authority Project
                 Revenue Bonds
6.375%         7/1/2010        559,595
    1,500,000  San Francisco Bay Area Rapid Transit District, California,
                 Sales Tax Revenue Refunding Bonds, Series 1990,
                 Insured by MBIA
6.75%         7/1/2010      1,841,835
   15,000,000  San Joaquin Hills Transportation Corridor Agency, California,
                 Sr. Lien Convertible Toll Revenue Bonds
Zero Coupon      1/1/2013     15,643,950(b)
    1,500,000  State of California, General Obligation Bonds
7.0%         8/1/2006      1,800,255

------------

61,856,889

------------

               Colorado - 5.8%
    3,000,000  Colorado Housing Finance Authority, Single Family Program,
                 1998 Series D-2 Senior Revenue Bonds
6.35%        11/1/2029      3,279,210
    1,000,000  Colorado Housing Finance Authority, Single Family Program,
                 Revenue Bonds
7.0%        11/1/2016      1,120,260
    3,100,000  Colorado Springs, Colorado, Utilities System Refunding Bonds,
                 Series 1991-B
7.0%       11/15/2021      3,455,663(b)
    1,945,000  Colorado State Colleges Board, Western State College,
                 Housing & Student Fee Revenue Bonds, Series 1992,
                 Insured by Connie Lee
6.625%         5/1/2015      2,167,372(b)
    1,195,000  Colorado Water Resources Power Development Authority,
                 Clean Water Revenue Bonds, Series A, Insured by FSA
6.25%         9/1/2013      1,291,723
    3,350,000  Douglas County, Colorado, School District No. 1,
                 General Obligation Bonds
6.5%       12/15/2016      3,855,884(b)
      150,000  Douglas County, Colorado, School District No. 1,
                 General Obligation Bonds
6.5%       12/15/2016        169,328
    1,000,000  Eagle, Garfield, and Routt Counties, Colorado, Eagle County
                 School District No. RE50J, General Obligation Bonds,
                 Series 1994, Insured by FGIC
6.3%        12/1/2012      1,129,950
    1,890,000  Goldsmith Metropolitan District, Colorado, Unlimited Tax
                 General Obligation Bonds, Insured by MBIA
Zero Coupon      6/1/2008      1,265,884
    1,885,000  Goldsmith Metropolitan District, Colorado, Unlimited Tax
                 General Obligation Bonds, Insured by MBIA
Zero Coupon     12/1/2008      1,236,390
    1,890,000  Goldsmith Metropolitan District, Colorado, Unlimited Tax
                 General Obligation Bonds, Insured by MBIA
Zero Coupon      6/1/2007      1,333,376
    3,000,000  Larimer County, Colorado, School District No. R-1, Poudre
Valley
                 Unlimited Tax General Obligation Bonds, Insured by MBIA
7.0%       12/15/2016      3,843,630
      635,000  Regional Transportation District, Colorado, Sales Tax
                 Revenue Bonds
6.25%        11/1/2012        691,915(b)
    3,850,000  Regional Transportation District, Colorado, Sales
                 Tax Revenue Bonds
6.25%        11/1/2012      4,244,471(b)
    5,000,000  St. Vrain Valley School District, Boulder, Larimer &
                 Weld Counties, Colorado, General Obligation Refunding &
                 Improvement Bonds, Series 1990-A, Insured by MBIA
Zero Coupon    12/15/2004      3,955,450
    2,500,000  St. Vrain Valley School District, Boulder, Larimer &
                 Weld Counties, Colorado, General Obligation Refunding &
                 Improvement Bonds, Series 1990-A, Insured by MBIA
Zero Coupon    12/15/2003      2,061,200

------------

35,101,706

------------

               Connecticut - 0.8%
    4,000,000  Connecticut Special Tax Obligation, Transportation
Infrastructure
                 Revenue Bonds, Series B
6.5%        10/1/2010      4,751,440

------------

               Florida - 2.4%
    7,770,000  Broward County, Florida, Housing Finance Authority,
                 Home Mortgage Revenue Bonds, 1983 Series A
Zero Coupon      4/1/2014      1,641,179
    3,500,000  Florida State Board of Education, Public Education Capital
Outlay,
                 General Obligation Bonds, Series B
5.875%         6/1/2020      3,784,830
    3,200,000  Hillsborough County, Florida, Industrial Development Authority
                 (Weyerhaeuser Company, Inc.), Industrial Development
                 Revenue Bonds, Series 1983
9.25%         6/1/2008      3,228,896
    1,705,000  Hillsborough County, Florida, Industrial Development Authority,
                 Florida (Tampa Electric Project), Pollution Control
                 Revenue Bonds, Series 1991
7.895%         8/1/2021      1,927,861
    3,500,000  Jacksonville, Florida, Electric Authority (St. John's River
                 Power Project), Electric Revenue Refunding Bonds, Issue
2-13           5.375%        10/1/2016      3,669,820

------------

14,252,586

------------

               Georgia - 2.9%
    1,500,000  Brunswick, Georgia, Water & Sewer Revenue Refunding &
                 Improvement Bonds, Series A, Insured by MBIA
6.1%        10/1/2019      1,753,290
    2,000,000  Brunswick, Georgia, Water & Sewer Revenue Refunding &
                 Improvement Bonds, Series 1992, Insured by MBIA
6.0%        10/1/2011      2,321,080
    5,000,000  Cherokee County, Georgia, Water & Sewer Revenue Refunding &
                 Improvement Bonds, Insured by MBIA
5.5%         8/1/2018      5,409,500
    2,000,000  Georgia State, Unlimited Tax General Obligation Bonds,
                 Series 1994-B
5.65%         3/1/2012      2,237,020
    3,500,000  Georgia State, Unlimited Tax General Obligation Bonds,
                 Series 1994-D
5.0%         8/1/2012      3,692,395
    1,000,000  Georgia State, Unlimited Tax General Obligation Bonds,
Series B            6.3%         3/1/2009      1,178,070
    1,000,000  Georgia State, Unlimited Tax General Obligation Bonds,
Series B            6.3%         3/1/2010      1,184,670

------------

17,776,025

------------

               Idaho - 1.3%
    1,000,000  Idaho Falls, Idaho, General Obligation Electric Refunding
Bonds,
                 Series 1991, Insured by MBIA
Zero Coupon      4/1/2007        713,220
    3,115,000  Idaho Falls, Idaho, General Obligation Electric Refunding
Bonds,
                 Series 1991, Insured by MBIA
Zero Coupon      4/1/2010      1,904,418
    2,000,000  Idaho Falls, Idaho, General Obligation Electric Refunding
Bonds,
                 Series 1991, Insured by MBIA
Zero Coupon      4/1/2011      1,156,980
    3,060,000  Idaho Housing & Finance Association, Single Family
                 Mortgage Bonds, Series 1998 F-2
5.35%         7/1/2018      3,085,367
      750,000  Idaho State Building Authority, State Building Revenue Bonds,
                 Insured by MBIA
5.0%         9/1/2021        752,258

------------

7,612,243

------------

               Illinois - 2.0%
    1,000,000  City of Alton, Madison County, Illinois, Hospital Facility
Revenue
                 Refunding Bonds, Series 1996, (Saint Anthony's Health
Center)            6.0%         9/1/2014      1,056,910
    2,500,000  Cook County, Illinois, Unlimited General Obligation Bonds,
                 Series A, Insured by MBIA
6.25%       11/15/2011      2,925,050
    2,000,000  Illinois Health Facilities Authority Revenue Refunding Bonds,
                 Lutheran General Health, Insured by FSA
6.0%         4/1/2018      2,243,840
      170,000  Illinois Health Facilities Authority (Community Provider Pooled
                 Loan Program), Revenue Bonds, Series 1988-B,
                 Insured by MBIA
7.9%        8/15/2003        193,656(b)
      755,000  Illinois Health Facilities Authority (Community Provider Pooled
                 Loan Program), Revenue Bonds, Series 1988-B,
                 Insured by MBIA
7.9%        8/15/2003        765,434(b)
    1,250,000  Illinois Housing Development Authority, Section 8 Elderly
                 Housing Refunding Revenue Bonds, Series 1998,
                 Insured by FSA
5.25%         1/1/2021      1,257,250
   10,000,000  Metropolitan Pier & Expostion Authority, Illinois, McCormick
                 Place Expansion, Refunding Bonds, Series 1993-A,
                 Insured by FGIC
Zero Coupon     6/15/2018      3,745,500

------------

12,187,640

------------

               Indiana - 0.6%
    2,450,000  Indiana Municipal Power Agency, Power Supply System
                 Revenue Bonds, Series A, Insured by MBIA
5.5%         1/1/2023      2,498,069(b)
    1,100,000  Indianapolis Airport Authority Refunding Revenue Bonds,
                 Series 1996-A, Insured by FGIC
5.6%         7/1/2015      1,170,807

------------

3,668,876

------------

               Iowa - 0.4%
    2,000,000  Iowa Finance Authority, Iowa State Revolving Fund
                 Revenue Bonds, Combined Series 1994
6.25%         5/1/2024      2,186,320

------------

               Kansas - 1.8%
    8,000,000  Kansas City, Kansas, Utility System Refunding and Improvement
                 Revenue Bonds, Series 1994, Insured by FGIC
6.375%         9/1/2023      9,046,960
    1,255,000  Kansas City, Kansas, Utility System, Capital Appreciation
                 Refunding & Improvement Revenue Bonds,
                 Insured by AMBAC
Zero Coupon      3/1/2007        882,855(b)
      920,000  Kansas City, Kansas, Utility System, Capital Appreciation
                 Refunding & Improvement Revenue Bonds,
                 Insured by AMBAC
Zero Coupon      3/1/2007        650,891

------------

10,580,706

------------

               Kentucky - 0.7%
      750,000  Kentucky Turnpike Authority, Economic Development Road
                 Revenue and Revenue Refunding Bonds, Series 1993,
                 Insured by AMBAC
5.5%         7/1/2009        826,260
    5,345,000  Kentucky Turnpike Authority, Economic Development Road
                 Revenue Bonds, Insured by FGIC
Zero Coupon      1/1/2010      3,267,292

------------

4,093,552

------------

               Louisiana - 1.2%
    6,500,000  New Orleans, Louisiana, General Obligation Bonds, Series 1991,
                 Insured by AMBAC
Zero Coupon      9/1/2012      3,392,090
    3,000,000  Orleans Parish School Board #87, Louisiana, Insured by MBIA
8.95%         2/1/2008      4,021,590(b)

------------

7,413,680

------------

               Maine - 0.3%
    1,225,000  Maine Health & Higher Education Facilities Authority
                 Revenue Bonds, Series 1994, Insured by FSA
7.0%         7/1/2024      1,432,344(b)
       25,000  Maine Health & Higher Education Facilities Authority
                 Revenue Bonds, Series 1994, Insured by FSA
7.0%         7/1/2024         29,038
      350,000  Regional Waste Systems, Inc., Maine, Solid Waste Resource
                 Recovery System Revenue Bonds, Series A-C
7.95%         7/1/2010        362,432

------------

1,823,814

------------

               Maryland - 1.4%
    2,000,000  Maryland Health & Higher Education Authority, Union Hospital
                 of Cecil County Revenue Bonds, Series 1992
6.7%         7/1/2022      2,234,720(b)
    4,500,000  Morgan State University, Maryland, Academic Fee and
                 Auxiliary Facilities Fees Revenue Refunding Bonds,
                 Series 1993, Insured by MBIA
6.05%         7/1/2015      5,276,250
    1,000,000  Prince George's County, Maryland, Dimensions Health Corp.,
                 Hospital Revenue Bonds, Series 1992
7.0%         7/1/2022      1,129,370(b)

------------

8,640,340

------------

               Massachusetts - 1.8%
    2,000,000  Commonwealth of Massachusetts, General Obligation
                 Refunding Bonds, Series B
6.5%         8/1/2008      2,369,780
    2,500,000  Massachusetts Health & Education Facilities Authority,
                 Revenue Bonds, Daughters of Charity National Health System,
                 The Carney Hospital, Series D
6.1%         7/1/2014      2,757,700
    1,500,000  Massachusetts Health & Education Facilities Authority,
                 Revenue Bonds, Series F
6.5%         7/1/2012      1,649,595
      750,000  Massachusetts Industrial Finance Agency, Babson College Issue,
                 Series 1998A, Insured by MBIA
5.0%        10/1/2018        751,973
    3,000,000  Plymouth County, Massachusetts, Correctional Facility
                 Certificates of Participation Bonds
7.0%         4/1/2012      3,330,030

------------

10,859,078

------------

               Michigan - 2.7%
    2,000,000  Economic Development Corporation of the County of St. Clair,
                 Michigan, Pollution Control Revenue Refunding Bonds,
                 (Detroit Edison Company Project), Series 1993-AA,
                 Insured by AMBAC
6.4%         8/1/2024      2,303,900
    1,500,000  Livonia Public Schools, County of Wayne, Michigan,
                 1992 School Building and Site Bonds, Series II
                 (Unlimited Tax General Obligation), Insured by FGIC
Zero Coupon      5/1/2009        954,030
                 Michigan (continued)
    2,460,000  Michigan Municipal Bond Authority, Government Loan Revenue
                 Refunding Bonds, Series A, Insured by FGIC
Zero Coupon     12/1/2005      1,862,712
      110,000  Michigan State Hospital Finance Authority, Hospital Revenue and
                 Refunding Bonds, (Detroit Medical Center Obligated Group),
                 Series 1988-A
8.125%        8/15/2012        112,611(b)
    3,000,000  Michigan State Hospital Finance Authority, Revenue Refunding
                 Bonds, (Sisters of Mercy Health Corp.), Insured by MBIA
5.375%        8/15/2014      3,192,570
    3,320,000  Sault St. Marie Chippewa Indians Housing Authority,
                 Health Facilities Revenue Bonds, (Tribal Health &
                 Human Services Center Project), Series 1992
7.75%         9/1/2012      3,579,126
    3,455,000  West Ottawa, Michigan, Public School District, Unlimited Tax
                 General Obligation Bonds, Insured by MBIA
Zero Coupon      5/1/2004      2,791,640
    1,860,000  West Ottawa, Michigan, Public School District, Unlimited Tax
                 General Obligation Bonds, Insured by MBIA
Zero Coupon      5/1/2005      1,434,655

------------

16,231,244

------------

               Minnesota - 4.8%
    5,000,000  City of Rochester, Minnesota Health Care Facilities
                 Revenue Bonds (Mayo Foundation), Series 1998A
5.5%       11/15/2027      5,261,600
      715,000  Duluth Economic Development Authority, Minnesota,
                 Health Care Facilities Revenue Bonds, (The Duluth Clinic,
Ltd),
                 Series 1992, Insured by AMBAC
6.3%        11/1/2022        785,370
      285,000  Duluth Economic Development Authority, Minnesota,
                 Health Care Facilities Revenue Bonds, (The Duluth Clinic,
Ltd),
                 Series 1992, Insured by AMBAC
6.3%        11/1/2022        321,232(b)
    7,685,000  Minneapolis, Minnesota, Community Development Agency,
                 Tax Increment Revenue Appreciation Bonds, Insured by MBIA
Zero Coupon      3/1/2009      4,968,045
    5,000,000  Minnesota Agricultural and Economic Development Board,
                 Health Care System Revenue Bonds, Series 97A,
                 Fairview Hospital & Healthcare Services, Insured by MBIA
5.75%       11/15/2026      5,487,250
    1,000,000  Minnesota Agricultural and Economic Development Board,
                 Healthcare System Revenue Bonds, Series 97A,
                 Fairview Hospital & Healthcare Services, Insured by MBIA
5.5%       11/15/2017      1,084,370
    2,500,000  Minnesota Higher Education Facilities Authority, (Augsburg
                 College), Mortgage Revenue Bonds, Series Four-F1 Bonds
6.25%         5/1/2023      2,685,000
    1,740,000  Stewartville, MN, Independent School District, Unlimited Tax
                 General Obligation Bonds, Series A
5.75%         2/1/2014      1,900,585(b)
    3,500,000  St. Louis Park, Minnesota, Health Care Facilities (Park
Nicollet
                 Medical Center Project), Revenue Bonds, Series 1990-A
9.25%         1/1/2020      3,797,675(b)
    1,000,000  St. Louis Park, Minnesota, (Methodist Hospital), Hospital
                 Revenue Bonds, Series C, Insured by AMBAC
7.25%         7/1/2018      1,079,570(b)
    1,400,000  St. Louis Park, Minnesota, (Methodist Hospital), Hospital
                 Revenue Bonds, Series C, Insured by AMBAC
7.25%         7/1/2015      1,510,208(b)

------------

28,880,905

------------

               Missouri - 3.1%
    3,000,000  City of St. Charles, Missouri Public Facilities Authority,
                 Leasehold Revenue Bonds, Series 1997A, Insured by MBIA
5.45%         2/1/2017      3,151,830
    2,000,000  Health & Educational Facilities Authority of Missouri,
                 Health Facilities Revenue Bonds, Series 1996,
                 (Lake of the Ozarks General Hospital, Inc.)
6.5%        2/15/2021      2,193,480
    1,485,000  Missouri Housing Development Commission, Single Family
                 Mortgage Revenue Bonds (Home Ownership Loan Program),
                 Series C-1
6.55%         9/1/2028      1,642,054
    2,000,000  Missouri State Health and Education Facilities Authority
(Barnes -
                 Jewish, Inc. /Christian Health Services), Health Facilities
                 Refunding & Improvement Revenue Bonds, Series 1993-A
5.25%        5/15/2014      2,091,000
    2,650,000  Missouri State Health and Education Facilities Authority
                 (Christian Health Services), Health Facilities Refunding &
                 Improvement Revenue Bonds, Series 1991 A, Insured by FGIC
6.875%        2/15/2021      2,893,191(b)
      750,000  Missouri State Health and Education Facilities Authority,
                 Health Facilities Revenue Refunding Bonds, (Lester E. Cox
                 Medical Center Project), Series 1993-I, Insured by MBIA
5.35%         6/1/2009        811,688
    2,925,000  Missouri State Health and Education Facilities Authority,
                 Heartland Health System Revenue Bonds, Series 1992,
                 Insured by AMBAC
6.35%       11/15/2017      3,196,235
    1,500,000  Missouri State Health and Education Facilities Authority,
                 SSM Health Care Refunding Revenue Bonds, Series A,
                 Insured by MBIA
6.25%         6/1/2007      1,639,485
    1,000,000  State Environmental Improvement and Energy Resources Authority,
                 (State of Missouri), Water Pollution Control Revenue Bonds,
                 (State Revolving Fund Program - Multiple Participant Series),
                 Series 1995-E
5.625%         7/1/2016      1,060,550

------------

18,679,513

------------

               Montana - 0.8%
      775,000  Montana State Board of Investments, Payroll Tax Revenue Bonds,
                 Series 1996, Insured by MBIA
6.875%         6/1/2020        840,782(b)
    1,240,000  Montana State Board of Investments, Payroll Tax Revenue Bonds,
                 Series 1996, Insured by MBIA
6.875%         6/1/2020      1,345,251(b)
    2,385,000  Montana State Board of Investments, Payroll Tax Revenue Bonds,
                 Series 1996, Insured by MBIA
6.875%         6/1/2020      2,587,439(b)

------------

4,773,472

------------

               Nebraska - 2.4%
    1,000,000  Lancaster County, Nebraska, Hospital Authority No. 1,
                 Hospital Revenue Bonds (Bryan Memorial Hospital Project),
                 Series 1997-B, Insured by MBIA
5.375%         6/1/2022      1,037,960
    5,000,000  Nebraska Investment Finance Authority, Single Family Housing
                 Revenue Bonds, 1998 Series F, Insured by GNMA
5.6%         9/1/2020      5,082,700
    4,000,000  Nebraska Public Power District, Power Supply System
                 Revenue Bonds, Insured by MBIA
6.125%         1/1/2015      4,414,640(b)
    3,455,000  Omaha Public Power District, Nebraska, Electric Revenue
                 Refunding Bonds, Series B
6.15%         2/1/2012      3,992,563

------------

14,527,863

------------

               New Hampshire - 0.2%
    1,100,000  New Hampshire Turnpike System, Residual Interest Bonds,
                 1991 Refunding, Series C, Insured by FGIC
9.59%        11/1/2017      1,497,155(c)

------------

               New Jersey - 3.2%
    1,250,000  East Orange, New Jersey, Unlimited Tax General Obligation
Bonds,
                 Insured by FSA
8.4%         8/1/2006      1,611,988
    1,000,000  Mercer County, New Jersey, Improvement Authority,
                 Revenue Bonds, Series 1991
6.6%        11/1/2014      1,076,790(b)
    2,585,000  New Jersey Health Care Facilities Financing Authority, Jersey
                 Shore Medical Center Revenue Bonds, Insured by AMBAC
6.1%         7/1/2010      2,891,633
    3,000,000  New Jersey Transit Corp., (Raymond Plaza East, Inc.),
                 Certificates of Participation, Insured by FSA
6.375%        10/1/2006      3,474,450
    1,080,000  New Jersey Turnpike Authority, Turnpike Revenue Bonds,
                 1984 Series
10.375%         1/1/2003      1,248,448(b)
    4,700,000  New Jersey Turnpike Authority, Turnpike Revenue Bonds,
                 Series C, Insured by AMBAC
6.5%         1/1/2016      5,757,641
    2,195,000  West New York, New Jersey, Municipal Utility Authority,
                 Sewer Revenue Refunding Bonds, Insured by FGIC
Zero Coupon    12/15/2007      1,520,389
    2,595,000  West New York, New Jersey, Municipal Utility Authority,
                 Sewer Revenue Refunding Bonds, Insured by FGIC
Zero Coupon    12/15/2009      1,622,576

-----------

19,203,915

------------

               New Mexico - 2.5%
    3,315,000  City of Alamogordo, New Mexico Hospital Revenue Bonds,
                 (Gerald Champion Hospital Project), Series 1997
5.3%         1/1/2013      3,348,283
    5,000,000  Farmington, New Mexico, Power Revenue Refunding Bonds,
                 Series 1983
9.875%         1/1/2013      6,501,050(b)
    4,040,000  Farmington, New Mexico, Utility Systems Revenue Bonds,
                 Insured by AMBAC
9.875%         1/1/2008      5,419,377(b)

------------

15,268,710

------------

               New York - 4.5%
    2,500,000  Metropolitan Transportation Authority, New York, Commuter
                 Facilities Revenue Bonds, Series 1996-A, Insured by FGIC
6.1%         7/1/2026      2,880,150(b)
    5,200,000  Metropolitan Transportation Authority, New York, Commuter
                 Facilities Revenue Bonds, Series A, Insured by MBIA
6.375%         7/1/2018      5,910,164(b)
    3,000,000  Metropolitan Transportation Authority, New York, Transit
                 Facilities Revenue Bonds, Series O, Insured by MBIA
6.25%         7/1/2014      3,390,840(b)
    4,225,000  Metropolitan Transportation Authority, New York, Transit
                 Facilities Service Contract Bonds, Series O
5.75%         7/1/2013      4,709,903
    2,000,000  New York City, Municipal Water Finance Authority, Water &
                 Sewer System Revenue Bonds, Series A, Insured by AMBAC
5.875%        6/15/2012      2,264,460
       85,000  New York State Medical Care Facilities Finance Agency
                 (Ellis Hospital), Insured Mortgage Hospital Bonds, Series B,
                 Insured by FHA
8.0%        2/15/2008         87,019
    2,860,000  New York State Thruway Authority, Highway & Bridge
                 Trust Fund, Revenue Bonds, Series 1994-B, Insured by FGIC
6.0%         4/1/2014      3,196,622(b)
    1,720,000  New York State Urban Development Corp., Project
                 Revenue Bonds, (Syracuse University Center for Science and
                 Technology Loan), 1995 Refunding Series
6.0%         1/1/2010      1,949,121
    1,620,000  New York State Urban Development Corp., Project
                 Revenue Bonds, (Syracuse University Center for Science and
                 Technology Loan), 1995 Refunding Series
6.0%         1/1/2009      1,820,491
    1,000,000  Triborough Bridge & Tunnel Authority, New York,
                 General Purpose Revenue Bonds, Series Q
6.75%         1/1/2009      1,195,300

------------

27,404,070

------------

               North Carolina - 1.5%
    2,500,000  Charlotte, North Carolina, Water and Sewer Unlimited Tax
                 General Obligation Bonds
5.6%         5/1/2021      2,793,900(b)
    1,500,000  County of Pitt, North Carolina, Pitt County Memorial Hospital
                 Revenue Bonds, Series 1995
5.5%        12/1/2015      1,654,200(b)
    4,000,000  North Carolina Municipal Power Agency #1, Catawba Electric
                 Revenue Refunding Bonds, Series 1992, Insured by MBIA
6.0%         1/1/2011      4,593,320

------------

9,041,420

------------

               North Dakota - 1.0%
    2,000,000  Mercer County, North Dakota, Pollution Control Revenue
                 Refunding Bonds, (Ottertail Power Co. Project)
6.9%         2/1/2019      2,142,620
    2,000,000  North Dakota Municipal Bond Bank, State Revolving Fund
                 Program Bonds, Series 1995-A
6.3%        10/1/2015      2,198,840
    1,340,000  North Dakota State Water Commission (Southwest Pipeline),
                 Revenue Bonds, Series A, Insured by AMBAC
5.75%         7/1/2027      1,435,113

------------

5,776,573

------------

               Ohio - 5.1%
      875,000  Akron Ohio Economic Development, Non-Tax Revenue Bonds,
                 Insured by MBIA
6.0%        12/1/2012      1,005,778
    1,050,000  Akron, Bath & Copley Joint Township, Ohio, (Children's Hospital
                 Medical Center), Hospital District Revenue Bonds,
                 Insured by AMBAC
7.45%       11/15/2020      1,149,078(b)
    2,500,000  Akron, Ohio, Certificates of Participation, Series 1996,
                 Akron Municipal Baseball Stadium Project
Zero Coupon     12/1/2016      2,315,900
    2,620,000  Batavia Local School District, Ohio School Improvement
                 Refunding Bonds, Unlimited Tax General Obligation,
                 Insured by MBIA
5.625%        12/1/2022      2,894,576
    3,785,000  City of Cleveland, Ohio, Public Power System, First Mortgage
                 Revenue Bonds, Series 1994-A, Insured by MBIA
7.0%       11/15/2024      4,470,047(b)
    1,630,000  Cuyahoga County, Ohio, (Deaconess Hospital), Hospital
                 Revenue Bonds, Series C
7.45%        10/1/2018      1,791,941(b)
    1,470,000  Lorain County, Ohio, (Humility of Mary Health System),
                 Hospital Revenue Bonds
7.125%       12/15/2006      1,611,635(b)
    2,000,000  Ohio Higher Educational Facility Commission (Case Western
                 Reserve University Project), Series B
6.5%        10/1/2020      2,457,640
    1,500,000  Ohio Higher Educational Facility Commission, Higher Educational
                 Revenue Bonds, (Ohio Dominican College 1994 Project)
6.625%        12/1/2014      1,632,015
    5,000,000  Ohio State Air Quality Development Authority, Cleveland
Electric,
                 Pollution Control Revenue Bonds, Insured by FGIC
8.0%        12/1/2013      5,801,000
    2,250,000  Ohio State Air Quality Development Authority, Columbus &
                 Southern Pollution Control Revenue Bonds, Insured by FGIC
6.375%        12/1/2020      2,474,775
    1,000,000  Ohio State Turnpike Commission, Turnpike Revenue Bonds,
                 Series 1994A
5.75%        2/15/2024      1,101,240(b)
    1,795,000  Trumbull County, Ohio, (Memorial Hospital), Hospital Revenue
                 Refunding & Improvement Bonds, Series 1991-B,
                 Insured by FGIC
6.9%       11/15/2012      2,047,592(b)

------------

30,753,217

------------

               Oklahoma - 1.7%
    5,220,000  Bass, Oklahoma, Memorial Baptist Hospital
8.35%         5/1/2009      6,555,119(b)
    1,500,000  Oklahoma Municipal Power Authority, Electric Revenue
                 Refunding Bonds, Series B, Insured by MBIA
5.75%         1/1/2024      1,718,745
    1,500,000  Oklahoma Municipal Power Authority, Power Supply System
                 Revenue Bonds, Series 1992-B, Insured by MBIA
5.875%         1/1/2012      1,709,445

------------

9,983,309

------------

               Oregon - 0.9%
    2,700,000  Clackamas County, Oregon, Health Facilities Authority,
                 Adventist Health-West Revenue Refunding Bonds,
                 Series 1992-A, Insured by MBIA
6.35%         3/1/2009      2,933,145
    2,000,000  Hospital Facility Authority of the Western Lane Hospital
District,
                 Oregon, Revenue Refunding Bonds, Series 1994
                 (Sisters of St. Joseph of Peace, Health & Hospital Services),
                 Insured by MBIA
5.875%         8/1/2012      2,214,780

------------

5,147,925

------------

               Pennsylvania - 2.9%
    7,500,000  Allegheny County, Pennsylvania, Airport Revenue Refunding
                 Bonds, Series 1997B, Insured by MBIA
5.0%         1/1/2019      7,480,650
    1,600,000  Allegheny County, Pennsylvania, Hospital Development
Authority,
                 Hospital Revenue Bonds, Series A-1995, (Allegheny General
                 Hospital Project), Insured by MBIA
6.2%         9/1/2015      1,709,616
    2,575,000  Allegheny County, Pennsylvania, Sanitary Authority,
                 Sewer Revenue Bonds, Series A, Insured by FGIC
Zero Coupon      6/1/2008      1,713,405
    3,170,000  Millcreek Township, Pennsylvania, School District,
                 General Obligation Bonds, Insured by FGIC
Zero Coupon     8/15/2009      1,976,590
    1,720,000  Monroeville, Pennsylvania, Hospital Authority, Forbes Health
                 System Revenue Bonds, Series 1992
7.0%        10/1/2003      1,613,893
    3,000,000  Pennsylvania State, General Obligation Bonds, Second Series
                 of 1992, Insured by AMBAC
Zero Coupon      7/1/2006      2,198,550
    1,000,000  York County Pennsylvania Solid Waste and Refuse Authority,
                 Refunding Revenue Bonds, Series 1997, County Guaranteed,
                 Insured by FGIC
5.5%        12/1/2012      1,100,100

------------

17,792,804

------------

               Puerto Rico - 1.9%
    4,000,000  Puerto Rico Commonwealth, Aqueduct & Sewer Revenue Bonds,
                 Series A
9.0%         7/1/2009      5,054,280(b)
    3,000,000  Puerto Rico Commonwealth, Unlimited Tax General
                 Obligation Bonds
6.45%         7/1/2017      3,429,270(b)
    3,000,000  Puerto Rico Electric Power Authority, Power Revenue Bonds,
                 Series T
6.0%         7/1/2016      3,251,760

------------

11,735,310

------------

               South Carolina - 1.6%
    2,500,000    Hilton Head No. 1 Public Service District, SC Waterworks and
                 Sewer System Improvement Revenue Bonds, Series 1998,
                 Insured by FSA
5.0%        12/1/2023      2,496,350
    2,000,000  Piedmont Municipal Power Agency, South Carolina, Electric
                 Revenue Refunding Bonds, Series 1991, Insured by FGIC
6.25%         1/1/2021      2,353,320
    5,000,000  Piedmont Municipal Power Agency, South Carolina, Electric
                 Revenue Refunding Bonds, Insured by FGIC
5.0%         1/1/2022      4,972,500

------------

9,822,170

------------

               Tennessee - 0.8%
    1,750,000  Bristol, Tennessee, Health and Educational Facilities
Authority,
                 Bristol Memorial Hospital Revenue Bonds, Insured by FGIC
7.0%         9/1/2021      1,915,725(b)
    1,000,000  City of Jackson, Tennessee, Hospital Revenue Bonds, Jackson-
                 Madison County General Hospital Project, Insured by AMBAC
5.0%         4/1/2018        991,370
    2,000,000  Metropolitan Government of Nashville & Davidson County,
                 Tennessee, Electric System Revenue Bonds, Series 1998A
5.2%        5/15/2023      2,032,940

------------

4,940,035

------------

               Texas - 9.2%
    2,165,000  Arlington, Texas, Independent School District, Unlimited Tax
                 Refunding & Improvement Bonds, Series 1992,
                 Permanent School Fund Guarantee
Zero Coupon     2/15/2009      1,383,998
    7,000,000  Austin, Texas, Utility System Refunding Revenue Bonds,
                 Series A, Insured by MBIA
Zero Coupon    11/15/2008      4,550,490
    8,100,000  Austin, Texas, Utility System Refunding Revenue Bonds,
                 Series A, Insured by MBIA
Zero Coupon    11/15/2009      4,990,167
    1,000,000  Austin, Texas, Utility System Revenue Refunding Bonds,
                 Insured by FGIC
6.0%       11/15/2013      1,154,230
    1,575,000  Bexar County, Texas, Limited Tax General Obligation Bonds
5.0%        6/15/2015      1,598,830
    1,000,000  Cass County, Texas, Industrial Development Corporation,
                 Pollution Control Revenue Refunding Bonds, International
                 Paper, Series 1997-B
5.35%         4/1/2012      1,032,860
    1,390,000  City of Garland, Dallas County, Texas, Combination Tax and
                 Revenue Certificates of Obligation, Series 1996
5.25%        2/15/2016      1,417,425
    1,310,000  City of Garland, Dallas County, Texas, Combination Tax and
                 Revenue Certificates of Obligation, Series 1996
5.25%        2/15/2015      1,339,396
    2,000,000  Copperas Cove, Texas, Independent School District, Unlimited
Tax
                 General Obligation Bonds, Permanent School Fund Guarantee
6.9%        8/15/2014      2,307,680(b)
    4,000,000  Dallas-Fort Worth, Texas, Airport Joint Revenue Refunding
                 Bonds Series 1994-A, Insured by MBIA
6.0%        11/1/2012      4,362,440
    2,000,000  Dallas-Fort Worth, Texas, Airport Joint Revenue Refunding
                 Bonds, Insured by FGIC
7.375%        11/1/2010      2,340,380
    1,000,000  Dallas-Fort Worth, Texas, Airport Joint Revenue Refunding
                 Bonds, Insured by FGIC
7.375%        11/1/2008      1,173,960
    1,000,000  Dallas-Fort Worth, Texas, Airport Joint Revenue Refunding
                 Bonds, Insured by FGIC
7.375%        11/1/2009      1,170,190
    2,285,000  Denton, Texas, Independent School District, Unlimited Tax
General
                 Obligation Refunding Bonds, Permanent School Fund
Guarantee             6.25%        2/15/2009      2,656,038
    1,000,000  Georgetown, Texas, Higher Education Finance Corp., Higher
                 Education Revenue Bonds, Series 1994 (Southwestern
                 University Project)
6.3%        2/15/2014      1,069,150
    2,250,000  Harris County, Texas, Toll Road Sr. Lien Bonds, Series A,
                 Insured by MBIA
6.375%        8/15/2024      2,565,248(b)
    5,315,000  Lewisville, Texas, Independent School District, Capital
Appreciation
                 Refunding Bonds, Permanent School Fund Guarantee
Zero Coupon     8/15/2019      1,889,217
    1,000,000  San Antonio, Texas, Airport Revenue Refunding Bonds,
                 Insured by AMBAC
7.375%         7/1/2011      1,151,310
    1,845,000  San Antonio, Texas, Airport Revenue Refunding Bonds,
                 Insured by AMBAC
7.375%         7/1/2010     2,124,167
   11,615,000  Southeastern Texas Housing Finance Corp., Single Family
                 Mortgage Revenue Bonds
Zero Coupon      9/1/2017     4,517,422(b)
    4,315,000  Texas State, Veterans Land Board General Obligation Bonds
0.05%         7/1/2010     2,547,015
    1,000,000  Texas Water Development Board, State Revolving Fund
                 Revenue Bond, Senior Lien, Series A
5.25%        7/15/2017     1,017,650
    1,450,000  Travis County, Texas, Housing Finance Corporation, Single
                 Family Mortgage Revenue Refunding Bonds, Series 1994-A
6.75%         4/1/2014     1,570,423
      440,000  Willis, Texas, Independent School District, Government
                 Obligation Bonds, Permanent School Fund Guarantee
6.5%        2/15/2016       470,536
    3,210,000  Willis, Texas, Independent School District, Government
                 Obligation Bonds, Permanent School Fund Guarantee
6.5%        2/15/2016     3,485,033(b)
    1,175,000  Wylie, Texas, Independent School District, (Collin County),
                 Unlimited Tax School Building & Refunding Bonds, Series 1994,
                 Permanent School Fund Guarantee
6.875%        8/15/2014     1,417,085

------------

55,302,340

------------

               Utah - 2.5%
    5,000,000  Intermountain Power Agency, Utah, Power Supply Revenue Bonds,
                 Series B, Insured by MBIA
5.75%         7/1/2019     5,470,200
    3,405,000  Timpanogos Special Service District, Utah County, Utah,
                 Sewer Revenue Bonds, Series 1996-A, Insured by AMBAC
6.1%         6/1/2019     3,881,462(b)
    3,750,000  Utah Associated Municipal Power Systems, San Juan Project
                 Revenue Bonds, Series O, Insured by MBIA
6.25%         6/1/2014     4,237,988(b)
    1,580,000  West Valley City, Utah, Municipal Building Authority,
                 Lease Refunding Bonds, Insured by MBIA
6.0%        1/15/2010     1,685,781

------------

15,275,431

------------

               Virginia - 2.5%
    3,000,000  Industrial Development Authority of Fairfax County, Virginia,
                 Health Care Revenue Bonds, (Inova Health System Project),
                 Series 1996
5.875%        8/15/2016     3,227,310
    4,300,000  Virginia Housing Development Authority, Commonwealth
                 Mortgage Bonds, 1994 Series H, Subseries H-2
6.5%         1/1/2014     4,634,755
    5,000,000  Virginia State Housing Development Authority, Commonwealth
                 Mortgage Bonds, 1997 Subseries B-1
5.5%         1/1/2022     5,087,250
    2,000,000  Virginia State, Unlimited Tax General Obligation Bonds
6.5%         6/1/2015     2,258,420(b)

------------

15,207,735

------------
               Washington - 5.6%
    1,395,000  Douglas County, Washington, Public Utility District #1,
                 Wells Hydroelectric Revenue Bonds, Series A
8.75%         9/1/2018     1,802,061(b)
    1,655,000  Douglas County, Washington, Public Utility District #1,
                 Wells Hydroelectric Revenue Bonds, Series A
8.75%         9/1/2018     2,244,610
    2,000,000  Grant County, Washington, Public Utility District No. 2,
Columbia
                 River, Priest Rapids Hydro Electric Development Project,
                 Second Series Revenue Bonds, Series A, Insured by AMBAC
5.0%         1/1/2023     1,983,240
    5,000,000  King County, Washington, Unlimited Tax General Obligation
                 Bonds, Series A
6.75%        12/1/2009     5,312,000(b)
    1,500,000  Tacoma, Washington, Conservation System Project Revenue Bonds,
                 Tacoma Public Utilities Light Division
6.6%         1/1/2015     1,663,425
    2,015,000  Tacoma, Washington, Utilities Refuse Revenue Bonds,
                 Insured by MBIA
6.625%        12/1/2011     2,205,841(b)
    3,000,000  Washington State Public Power Supply System, Nuclear Project
                 No. 1, Revenue Refunding Bonds, Series 1996-A,
                 Insured by MBIA
5.75%         7/1/2012     3,279,030
    2,000,000  Washington State Public Power Supply System, Nuclear Project
                 No. 1, Revenue Refunding Bonds, Series 1996-A,
                 Insured by MBIA
5.75%         7/1/2011     2,187,380
    2,000,000  Washington State, Unlimited Tax General Obligation Bonds
6.0%         6/1/2012     2,306,620
    2,400,000  Washington State, Unlimited Tax General Obligation Bonds
6.7%         6/1/2016     2,581,320(b)
    3,000,000  Washington State, Unlimited Tax General Obligation Bonds,
                 Series 93A
5.75%        10/1/2012     3,380,100
    1,500,000  Washington State, Unlimited Tax General Obligation Bonds,
                 Series A
6.25%         2/1/2011     1,749,045
    2,500,000  Washington State, Various Purpose General Obligation Bonds
6.25%         6/1/2010     2,945,775

------------

33,640,447

------------

               Wisconsin - 1.0%
    1,000,000  Southeast Wisconsin Professional Baseball Park District
Sales Tax
                 Revenue Bonds, Insured by MBIA
5.8%       12/15/2026     1,126,410(b)
    4,315,000  State of Wisconsin, Clean Water Revenue Bonds, 1995 Series 1
5.8%         6/1/2015     4,746,932(b)

------------

5,873,342

------------

              Wyoming - 0.4%
   2,500,000  State of Wyoming, Farm Loan Board, Capital Facilities
                Revenue Bonds, Series 1994
6.1%         4/1/2024  $  2,677,715

------------
                  Total Long-Term Municipal Securities (cost $527,967,832)
598,704,757

------------

             SHORT-TERM MUNICIPAL SECURITIES - 0.9% (a, c)
    350,000  Berkeley County, South Carolina, (Amoco Chemical Co. Project),
               Pollution Control Revenue Refunding Bonds, Series 1994
3.7%          11/2/98       350,000
  1,500,000  Maricopa County, Arizona Pollution Control Corp., Pollution
               Control Revenue Refunding Bonds, (Arizona Public Service Co.
               Palo Verde Project), 1994 Series E
3.7%          11/2/98     1,500,000
    100,000  Maricopa County, Arizona Pollution Control Corp., Pollution
               Control Revenue Refunding Bonds, (Arizona Public Service Co.
               Palo Verde Project), 1994 Series B
3.7%          11/2/98       100,000
    800,000  Michigan Strategic Fund, Variable Rate Demand Pollution Control
               Revenue Refunding Bonds, (Consumers Power Company Project),
               Series 1988A
3.7%          11/2/98       800,000
    500,000  Peninsula Ports Authority, Virginia, Variable Rates Notes
3.7%          11/2/98       500,000
  2,100,000  Sublette County, Wyoming, Pollution Control Revenue Bonds,
               (Exxon Project), Series 1984
3.7%          11/2/98     2,100,000

------------
                  Total Short-Term Municipal Securities (at amortized cost)
5,350,000

------------
                  Total Investments (cost $533,317,832)
$604,054,757(d)

============

Notes to Portfolio of Investments:
----------------------------------
(a) The categories of investments are shown as a percentage of total investments of the Lutheran Brotherhood Municipal Bond Fund.
(b) Denotes securities that have been pre-refunded or escrowed to maturity. Under such an arrangement, money is deposited into an irrevocable escrow account and is used to purchase U.S. Treasury securities or Government Agency securities with maturing principal and interest earnings sufficient to pay all debt service
    requirements of the pre-refunded bonds. Because the original bonds assume a quality rating equivalent to the escrowed U.S. Government securities, they are considered to be U.S. Government securities for purposes of portfolio diversification requirements.
(c) Denotes variable rate obligations for which the current yield and next scheduled interest reset date are shown.
(d) At October 31, 1998, the aggregate cost of securities for federal income tax purposes was $533,347,715 and the net unrealized appreciation of investments based on that cost was $70,707,042 which is comprised of $70,807,159 aggregate gross unrealized appreciation and $100,117 aggregate gross unrealized depreciation.
(e) Miscellaneous abbreviations:
    AMBAC - AMBAC Indemnity Corp.
    Connie Lee - Connie Lee Insurance Co.
    FGIC - Financial Guaranty Insurance Co.
    FHA - Federal Housing Administration
    FSA - Federal Security Assurance, Inc.
    GNMA - Government National Mortgage Association
    MBIA - Municipal Bond Investors Assurance Corp.


The accompanying notes are an integral part of the financial statements.





Lutheran Brotherhood Money Market Fund
Portfolio of Investments
October 31, 1998

     Principal
Maturity
      Amount
Yield         Date            Value
----------------
------      ----------      ------------
                 BANKER'S ACCEPTANCES - 0.4% (a)
  $     100,000  Citibank, N. A.
5.53%      12/31/1998   $     99,092
        597,550  Citibank, N. A.
5.50%      11/30/1998        594,927
        231,099  Citibank, N. A.
5.52%      12/24/1998        229,244
        160,448  Citibank, N. A.
5.50%      11/27/1998        159,817
        282,175  Citibank, N. A.
5.68%      12/22/1998        279,936
        408,174  Citibank, N. A.
5.68%      12/21/1998        405,000
        355,126  Citibank, N. A.
5.52%      12/28/1998        352,062
        156,758  Citibank, N. A.
5.55%       1/28/1999        154,670

------------
                   Total Banker's Acceptances
2,274,748

------------

                 BANK NOTES - 2.0% (a)
      5,000,000  Wachovia Bank, N.A.
5.62%      12/2/1998      5,000,000
      6,000,000  Wachovia Bank, N.A.
4.86%      4/26/1999      6,000,000

------------
                   Total Bank Notes
11,000,000

------------

                 COMMERCIAL PAPER - 83.2% (a)
                 Banking - Domestic - 1.8%
      5,000,000  Norwest Corp.
5.24%      12/24/1998      4,961,796
      5,000,000  Norwest Corp.
5.23%      12/21/1998      4,964,097

------------

9,925,893

------------

                 Consumer Products - 1.2%
      3,900,000  Colgate-Palmolive Co.
5.29%      11/25/1998    3,885,960
      2,690,000  Colgate-Palmolive Co.
5.46%      11/25/1998      2,680,585

------------

6,566,545

------------

                 Drugs & Health Care - 0.9%
      5,000,000  Unilever Capital Corp.
5.25%      12/10/1998      4,971,833

------------

                 Education - 12.0%
      5,000,000  Duke University
5.34%      11/18/1998      4,987,463
     25,000,000  Harvard University
5.71%       11/2/1998     24,996,035
      2,000,000  Leland Stanford Jr. University
5.62%       11/9/1998      1,997,564
      3,000,000  Leland Stanford Jr. University
5.19%       1/28/1999      2,962,600
      5,000,000  Leland Stanford Jr. University
5.60%       12/7/1998      4,973,025
      5,000,000  Leland Stanford Jr. University
5.07%       4/12/1999      4,888,850
      6,500,000  Yale University
5.62%      12/15/1998      6,456,147
      4,500,000  Yale University
5.53%      12/11/1998      4,472,750
      5,500,000  Yale University
5.64%      12/14/1998      5,463,737
      3,245,000  Yale University
5.56%       12/8/1998      3,226,723

------------

64,424,894

------------

                 Electronics - 3.9%
      6,000,000  Seibe plc
5.23%       2/16/1999      5,908,337
      5,000,000  Seibe plc
5.30%      12/11/1998      4,970,833
      5,000,000  Seibe plc
5.60%       11/4/1998      4,997,696
      5,000,000  Seibe plc
5.03%        3/1/1999      4,917,667

------------

20,794,533

------------

                 Energy - 4.0%
      5,000,000  American Petrofina Holding Co.
5.56%       2/26/1999      4,912,088
      6,500,000  American Petrofina Holding Co.
5.59%       11/4/1998      6,497,010
      5,000,000  Petrofina Delaware, Inc.
5.29%       3/12/1999      4,906,117
      5,000,000  Petrofina Delaware, Inc.
5.61%      11/16/1998      4,988,500

------------

21,303,715

------------

                 Finance-Automotive - 5.9%
      4,000,000  Ford Motor Credit - Puerto Rico
                   (Guaranteed Ford Motor Credit Co.)
5.18%       1/15/1999      3,957,500
      2,100,000  Ford Motor Credit Co.
5.49%       12/4/1998      2,089,567
      5,000,000  Ford Motor Credit Co.
5.23%       1/21/1999      4,942,175
      8,000,000  Ford Motor Credit Co.
5.14%       1/27/1999      7,901,980
      5,000,000  Ford Motor Credit Co.
5.59%       12/3/1998      4,975,600
      2,000,000  General Motors Acceptance Corp
5.28%      12/30/1998      2,002,378
      6,000,000  General Motors Acceptance Corp
5.07%      12/29/1998      5,951,473

------------

31,820,673

------------

                 Finance-Commercial - 8.2%
      8,000,000  CIT Group Holdings, Inc.
5.32%      11/23/1998      7,974,187
      6,000,000  CIT Group Holdings, Inc.
5.09%        3/1/1999      5,900,000
      5,000,000  CIT Group Holdings, Inc.
5.22%      12/23/1998      4,962,733
        630,000  General Electric Capital Corp.
5.53%      11/12/1998        628,945
      5,000,000  General Electric Credit Capital Services of Puerto Rico, Inc.
                 (Guaranteed General Electric Capital Corp.)
5.35%       2/17/1999      4,921,550
      5,000,000  General Electric Credit Capital Services of Puerto Rico, Inc.
                 (Guaranteed General Electric Capital Corp.)
5.16%       2/22/1999      4,920,743
      5,000,000  General Electric Credit Capital Services of Puerto Rico, Inc.
                 (Guaranteed General Electric Capital Corp.)
5.48%       1/26/1999      4,935,858
      5,000,000  General Electric Credit Capital Services of Puerto Rico, Inc.
                 (Guaranteed General Electric Capital Corp.)
5.62%       1/20/1999      4,939,000
      5,000,000  Norwest Financial, Inc.
5.21%        3/5/1999      4,912,167

------------

44,095,183

------------

                 Finance-Consumer - 6.4%
      5,000,000  American General Finance Corp.
5.60%       11/2/1998      4,999,236
      6,000,000  Associates Corp. of North America
5.08%       2/12/1999      5,914,167
      4,000,000  AVCO Financial Services, Inc.
5.53%      12/14/1998      3,974,009
      6,000,000  AVCO Financial Services, Inc.
5.59%      12/14/1998      5,960,583
      2,000,000  AVCO Financial Services, Inc.
5.51%      12/21/1998      1,984,944
      3,000,000  AVCO Financial Services, Inc.
5.63%       12/2/1998      2,985,714
      5,000,000  Household Finance Corp.
5.52%       12/7/1998      4,972,750
      3,750,000  Household Finance Corp.
5.56%       2/16/1999      3,757,122

------------

34,548,525

------------

                 Finance-Structured - 13.3%
      1,670,000  Asset Securitization Cooperative Corp.
5.33%       11/5/1998      1,669,017
      5,000,000  Asset Securitization Cooperative Corp.
5.58%      11/13/1998      4,990,833
      5,000,000  Ciesco L.P.
5.53%      11/10/1998      4,993,163
      4,000,000  Corporate Asset Funding Co.
5.55%      11/20/1998      3,988,431
      5,000,000  Corporate Asset Funding Co.
5.60%      11/25/1998      4,981,633
      5,000,000  CXC, Inc.
5.59%       11/9/1998      4,993,889
      5,000,000  Edison Asset Securitization, L.L.C.
5.66%       1/22/1999      4,937,247
      5,061,000  Enterprise Funding Corp.
5.45%      12/22/1998      5,022,427
        932,000  Enterprise Funding Corp.
5.58%      11/13/1998        930,285
      3,004,000  Enterprise Funding Corp.
5.59%      11/16/1998      2,997,103
      1,617,000  Enterprise Funding Corp.
5.25%      11/27/1998      1,610,927
      5,440,000  Enterprise Funding Corp.
5.47%      12/15/1998      5,404,096
      5,000,000  Preferred Receivables Funding
5.65%      11/25/1998      4,981,600
      5,000,000  Preferred Receivables Funding
5.59%      11/20/1998      4,985,460
      5,000,000  Triple-A One Funding Corp.
5.56%      11/9/1998       4,993,878
      5,000,000  Triple-A One Funding Corp.
5.49%      11/23/1998      4,983,286
      5,000,000  Triple-A One Funding Corp.
5.53%      11/23/1998      4,983,408

------------

71,446,683

------------

                 Financial Services - 0.9%
      5,000,000  American Express Credit Corp.
5.38%      12/28/1998      4,958,042

------------

                 Food & Beverage - 0.9%
      5,000,000  Cargill, Inc.
5.30%      3/19/1999       4,901,100

------------

                 Industrial - 4.4%
      5,000,000  Chevron Transport Corp. (Guaranteed Chevron Corp.)
5.20%       2/22/1999      4,919,958
      5,000,000  Chevron Transport Corp. (Guaranteed Chevron Corp.)
5.57%      12/21/1998      4,962,014
      5,000,000  Chevron Transport Corp. (Guaranteed Chevron Corp.)
5.34%       2/19/1999      4,920,250
      5,000,000  Chevron Transport Corp. (Guaranteed Chevron Corp.)
5.62%      11/20/1998      4,985,539
      4,000,000  Chevron Transport Corp. (Guaranteed Chevron Corp.)
5.00%       3/22/1999      3,923,233

------------

23,710,994

------------

                 Insurance - 3.9%
      5,000,000  A.I. Credit Corp.
5.64%      11/12/1998      4,991,613
      5,000,000  A.I. Credit Corp.
5.62%      11/24/1998      4,982,526
      5,000,000  Prudential Funding Corp.
4.95%       2/25/1999      4,921,700
      6,000,000  USAA Capital Corp.
4.89%       3/23/1999      5,886,637

------------

20,782,476

------------

                 Petroleum - 0.7%
      4,000,000  Koch Industries, Inc.
5.71%       11/2/1998      3,999,366

------------

                 Retail Department Stores - 0.9%
      5,000,000  Penney (J.C.) Funding Corp.
5.59%      11/19/1998      4,986,250

------------

                 Services - 2.2%
      5,000,000  Block Financial Corp.
5.52%       12/1/1998      4,977,292
      4,000,000  Block Financial Corp.
5.38%        1/8/1999      3,959,956
      2,663,000  Block Financial Corp.
5.51%       12/1/1998      2,650,906

------------

11,588,154

------------

                 Sovereign/Foreign Government - 1.3%
      5,700,000  Sweden (Kingdom of)
5.42%       12/9/1998      5,667,751
      1,100,000  Sweden (Kingdom of)
5.57%       12/9/1998      1,093,637

------------

6,761,388

------------

                 Telecommunications - 0.6%
      3,000,000  Motorola Credit Corp.
5.53%       11/5/1998      2,998,173

------------

                 U.S. Municipal - 9.8%
      5,000,000  California Pollution Control Finance Authority
                   (Guaranteed Shell Oil Co.)
5.61%       12/1/1998      5,000,000
      8,400,000  City of New York Government Bonds, Fiscal 1995, Series B
                   (Guaranteed FGIC SPI)
5.75%      11/19/1998      8,400,000
      5,000,000  City of Whiting, Indiana, Series 1995, Sewage &
                   Waste Disposal (Guaranteed Amoco Oil Co.)
5.61%       12/7/1998      5,000,000
      5,000,000  City of Whiting, Indiana, Series 1995, Sewage &
                   Waste Disposal (Guaranteed Amoco Oil Co.)
5.20%       1/12/1999      5,000,000
     10,000,000  Gulf Coast Waste Disposal Authority
                   (Guaranteed Amoco Oil Co.)
5.61%      11/10/1998     10,000,000
      5,000,000  Gulf Coast Waste Disposal Authority
                   (Guaranteed Amoco Oil Co.)
5.59%       11/3/1998      5,000,000
      7,000,000  Industrial  Development Board of the Parish of
                   Calcasieu, Inc., Series 1996 (ABN AMRO Bank NV,
                   Direct Pay Letter of Credit)
5.45%      12/16/1998      7,000,000
      7,250,000  Metrocrest Hospital Authority (Bank of New York Bank,
                   Direct Pay Letter of Credit)
5.65%       11/4/1998      7,246,631

------------

52,646,631

------------

                     Total Commercial Paper
447,231,051

------------

                 CERTIFICATES OF DEPOSIT - 1.3% (a)
                 Euro Dollar-Foreign
      7,000,000  Canadian Imperial Bank of Commerce
5.64%       12/2/1998      6,999,900

------------

                 VARIABLE RATE NOTES - 13.1% (a,b)
     12,000,000  Abbey National Treasury Service plc
5.07%      11/20/1998     11,993,184
      1,500,000  Beneficial Corp.
5.70%       11/2/1998      1,500,238
      8,000,000  Beneficial Corp.
5.63%       11/2/1998      8,000,000
      8,000,000  Deutsche Bank, New York
5.28%      11/16/1998      7,995,647
     10,000,000  First National Bank of Chicago
5.24%       11/2/1998      9,995,973
      8,000,000  Illinois Student Assistance Commission (Bank of America,
                   Illinois Direct Pay Letter of Credit)
5.15%       11/6/1998      8,000,000
     10,000,000  Illinois Student Assistance Commission
                   (SLMA Direct Pay Letter of Credit)
5.10%       11/6/1998     10,000,000
      5,000,000  International Business Machines Corp.
5.15%       1/15/1999      4,995,879
      8,000,000  Wachovia Bank, N.A.
5.26%       11/2/1998      7,999,017

------------
                     Total Variable Rate Notes
70,479,938

------------

                     Total Investments (at amortized cost)
$537,985,637(c)

============

Notes to Portfolio of Investments:
----------------------------------
(a) The categories of investments are shown as a percentage of total investments of the Lutheran Brotherhood Money Market Fund.
(b) Denotes variable rate obligations for which the current yield and the next scheduled interest reset date are shown.
(c) Also represents cost for federal income tax purposes.


The accompanying notes are an integral part of the financial statements.





LUTHERAN BROTHERHOOD OPPORTUNITY GROWTH FUND
Financial Statements

Statement of Assets and Liabilities
October 31, 1998

ASSETS:
Investments in securities, at value
(cost, $238,475,194)
$213,420,160
Cash
48,221
Receivable for investment securities sold
3,917,147
Dividend receivable
27,117

------------
Total assets
217,412,645

------------

LIABILITIES:
Payable for investment securities purchased
1,918,169
Accrued expenses
183,507

------------
Total liabilities
2,101,676

------------
NET ASSETS
$215,310,969

============
NET ASSETS CONSIST OF:
Paid-in capital
$261,615,028
Accumulated net investment loss
(6,595)
Accumulated net realized loss from sale of investments
(21,242,430)
Unrealized net depreciation of investments
(25,055,034)

------------
NET ASSETS
$215,310,969

============

Class A Shares:
Net asset value and redemption price per share
(based on net assets of $205,710,625 and 22,048,637
shares of beneficial interest outstanding)
$ 9.33

======
Maximum public offering price per share
(based on a net asset value per share of $9.33 divided by
0.96 for a 4% sales charge)
$ 9.72

======
Class B Shares:
Net asset value, redemption price and offering price per share
(based on net assets of $4,183,718 and 451,549 shares of
beneficial interest outstanding)
$ 9.27

======
Institutional Class Shares:
Net asset value, redemption price and offering price per share
(based on net assets of $5,416,626 and 579,186 shares of
beneficial interest outstanding)
$ 9.35

======






Statement of Operations
Year Ended October 31, 1998

INVESTMENT INCOME:
Income --
Dividend income                                                        $
940,494
Interest income
1,434,889

------------
Total income
2,375,383

------------
Expenses --
Investment advisory fee
1,819,274
Distribution and service plan fees:
Class A
647,470
Class B
24,017
Transfer agent services
1,282,211
Custodian fee
154,864
Administrative personnel and services
53,144
Printing and postage
307,474
Trust share registration costs
69,728
Auditing fees
6,403
Legal fees
15,917
Trustees' fees
8,570
Amortization of organization costs
1,917
Miscellaneous
7,321

------------
Total expenses before expense reimbursement
4,398,310
Expense reimbursement from investment advisor
(664,301)

------------
Net expenses
3,734,009
Net investment loss
(1,358,626)

------------
REALIZED AND UNREALIZED GAIN (LOSS)
ON INVESTMENTS:
Net realized loss on investment transactions
(20,419,949)
Net realized gain on closed or
expired option contracts written
146,828

------------
Net realized loss on investments
(20,273,121)
Net change in unrealized depreciation of investments
(53,310,343)

------------
Net loss on investments
(73,583,464)

------------
Net change in net assets resulting from operations
$(74,942,090)

============






Statement of Changes in Net Assets
Years Ended October 31, 1998 and 1997

Year               Year

Ended              Ended

10/31/98           10/31/97

------------       ------------

INCREASE (DECREASE) IN NET ASSETS:
OPERATIONS:
Net investment loss
$(1,358,626)      $(1,653,212)
Net realized gain (loss) on investments
(20,273,121)       11,990,683
Net change in unrealized appreciation or
depreciation of investments
(53,310,343)       13,347,891

------------      ------------
Net change in net assets resulting from operations
(74,942,090)       23,685,362

------------      ------------

DISTRIBUTIONS PAID TO SHAREHOLDERS:
Net realized gains:
Class A
(10,383,030)      (29,849,878)
Class B
(18,018)               --
Institutional Class
(116,629)               --

------------      ------------
Total distributions
(10,517,677)      (29,849,878)

------------      ------------

NET TRUST SHARE TRANSACTIONS:
Class A
(19,142,773)       48,247,150
Class B
5,010,935            25,000
Institutional Class
3,478,983         3,478,617

------------      ------------
Net change in net assets resulting from trust share transactions
(10,652,855)       51,750,767

------------      ------------
Net change in net assets
(96,112,622)       45,586,251

NET ASSETS:
Beginning of period
311,423,591       265,837,340

------------      ------------
End of period
$215,310,969      $311,423,591

============      ============

The accompanying notes are an integral part of the financial statements.






LUTHERAN BROTHERHOOD MID CAP GROWTH FUND
Financial Statements

Statement of Assets and Liabilities
October 31, 1998

ASSETS:
Investments in securities, at value
(cost, $41,368,587)                                                 $
39,424,790
Cash
81,591
Receivable for investment securities sold
881,860
Dividend receivable
111,199
Unamortized organization costs
19,668

------------
Total assets
40,519,108

------------

LIABILITIES:
Payable for investment securities purchased
1,474,265
Accrued expenses
68,102

------------
Total liabilities
1,542,367

------------
NET ASSETS                                                          $
38,976,741

============

NET ASSETS CONSIST OF:
Paid-in capital                                                     $
42,905,717
Accumulated net investment loss
(2,924)
Accumulated net realized loss from sale of investments
(1,982,255)
Unrealized net depreciation of investments
(1,943,797)

------------
NET ASSETS                                                          $
38,976,741

============
Class A Shares:
Net asset value and redemption price per share
(based on net assets of $31,894,969 and 3,469,813
shares of beneficial interest outstanding)                                $
9.19

======
Maximum public offering price per share
(based on a net asset value per share of $9.19
divided by 0.96 for a 4% sales charge)                                    $
9.57

======
Class B Shares:
Net asset value, redemption price and offering price per share
(based on net assets of $6,400,722 and 701,627 shares of
beneficial interest outstanding)                                          $
9.12

======
Institutional Class Shares:
Net asset value, redemption price and offering price per share
(based on net assets of $681,050 and 73,952 shares of beneficial
interest outstanding)                                                     $
9.21
======






Statement of Operations
Year Ended October 31, 1998


INVESTMENT INCOME:
Income --
Dividend income                                                     $
993,336
Interest income
136,799

------------
Total income
1,130,135

------------

Expenses --
Investment advisory fee
203,949
Distribution and service plan fees:
Class A
62,599
Class B
33,999
Transfer agent services
238,905
Custodian fee
36,830
Administrative personnel and services
5,827
Printing and postage
60,142
Trust share registration costs
85,208
Auditing fees
2,010
Legal fees
1,023
Trustees' fees
5,882
Amortization of organization costs
5,497
Miscellaneous
2,680

------------
Total expenses
744,551
Expense reimbursement from investment advisor
(152,651)

------------
Net expenses
591,900

------------
Net investment income
538,235

------------

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS:
Net realized loss on investment transactions
(2,136,064)
Net realized loss on closed futures contracts
(102,920)

------------
Net realized loss on investments
(2,238,984)
Net change in unrealized depreciation of investments
(1,836,091)

------------
Net loss on investments
(4,075,075)

------------
Net change in net assets resulting from operations                  $
(3,536,840)

============






Statement of Changes in Net Assets
Years Ended October 31, 1998 and 1997

For the period from

Year          May 30, 1997

Ended      (effective date) to

10/31/98           10/31/97

------------       ------------

INCREASE (DECREASE) IN NET ASSETS:
OPERATIONS:
Net investment income (loss)                                            $
538,235       $    (26,047)
Net realized gain (loss) on investments
(2,238,984)           411,643
Net change in unrealized appreciation or
depreciation of investments
(1,836,091)          (107,706)

------------       ------------
Net change in net assets resulting from operations
(3,536,840)           277,890

------------       ------------

DISTRIBUTIONS TO SHAREHOLDERS FROM:
Net investment income:
Class A
(593,837)                --
Class B
(20,517)                --
Institutional Class
(23,816)                --
Net realized gains:
Class A
(395,237)                --
Class B
(13,872)                --
Institutional Class
(15,767)                --

------------       ------------
Total distributions
(1,063,046)                --

------------       ------------

NET TRUST SHARE TRANSACTIONS:
Class A
21,626,287         13,766,372
Class B
7,121,404             25,000
Institutional Class
226,296            533,378

------------       ------------
Net increase in net assets from
trust share transactions
28,973,987         14,324,750

------------       ------------
Net increase in net assets
24,374,101         14,602,640

NET ASSETS:
Beginning of period
14,602,640                 --

------------       ------------
End of period                                                           $
38,976,741       $ 14,602,640

============       ============

The accompanying notes are an integral part of the financial statements.







LUTHERAN BROTHERHOOD WORLD GROWTH FUND
Financial Statements

Statement of Assets and Liabilities
October 31, 1998


ASSETS:
Investments in securities, at value (cost, $77,179,795)                 $
88,040,156
Cash (including foreign currency holdings of $811,624)
837,396
Receivable for investment securities sold
409,206
Dividend receivable
210,110
Unamortized organization costs
18,696

------------
Total assets
89,515,564

------------
LIABILITIES:
Payable for investment securities purchased
2,503,892
Unrealized depreciation of
foreign currency contracts held
2,577
Accrued expenses
76,192

------------
Total liabilities
2,582,661

------------
NET ASSETS                                                              $
86,932,903

============

NET ASSETS CONSIST OF:
Paid-in capital                                                         $
76,921,837
Undistributed net investment income
627,526
Accumulated net realized loss from sale of investments
and foreign currency transactions
(1,482,979)
Unrealized net appreciation of investments and
on translation of assets and liabilities in
foreign currencies
10,866,520

------------
NET ASSETS                                                              $
86,932,903

============
Class A Shares:
Net asset value and redemption price per share
(based on net assets of $73,053,069 and 6,902,881 shares
of beneficial interest outstanding)
$10.58

======
Maximum public offering price per share
(based on a net asset value per share of $10.58
divided by 0.96 for a 4% sales charge)
$11.02

======
Class B Shares:
Net asset value, redemption price and offering price per share
(based on net assets of $3,523,595 and 335,352 shares of
beneficial interest outstanding)
$10.51

======
Institutional Class Shares:
Net asset value, redemption price and offering price per share
(based on net assets of $10,356,239 and 975,696 shares of
beneficial interest outstanding)
$10.61

======






Statement of Operations
Year Ended October 31, 1998


INVESTMENT INCOME:
Income --
Dividend income (net of foreign taxes of $184,904)
$1,425,368
Interest income
175,113

------------
Total income
1,600,481

------------

Expenses --
Investment advisory fee
834,624
Distribution and service plan fees:
Class A
181,764
Class B
17,731
Transfer agent services
421,984
Custodian fee
88,349
Administrative personnel and services
16,693
Printing and postage
101,429
Trust share registration costs
64,153
Auditing fees
2,051
Legal fees
4,440
Trustees' fees
5,897
Amortization of organization costs
10,220
Miscellaneous
3,721

------------
Total expenses before expense reimbursement
1,753,056
Expense reimbursement from investment advisor
(208,656)

------------
Net expenses
1,544,400

Net investment income
56,081

------------

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
AND FOREIGN CURRENCY:
Net realized loss on investment transactions
(734,820)
Net realized gain on foreign currency transactions
11,800

------------
Net realized loss on investments and
foreign currency transactions
(723,020)
Net change in unrealized appreciation of investments
5,622,100
Net change in unrealized depreciation on translation
of assets and liabilities in foreign currencies
1,653

------------
Net change in unrealized appreciation of
investments and on translation of assets and
liabilities in foreign currencies
5,623,753

------------
Net gain on investments and foreign currency
4,900,733

------------
Net increase in net assets resulting from operations                    $
4,956,814

============






Statement of Changes in Net Assets
Years Ended October 31, 1998 and 1997

Year              Year

Ended             Ended

10/31/98          10/31/97

------------      ------------

INCREASE (DECREASE) IN NET ASSETS:
OPERATIONS:
Net investment income                                                   $
56,081       $    118,799
Net realized gain (loss) on investments and
foreign currency transactions
(723,020)         1,182,206
Net change in unrealized appreciation or
depreciation of investments and on translation of
assets and liabilities in foreign currencies
5,623,753          2,471,475

------------       ------------
Net increase in net assets resulting from operations
4,956,814          3,772,480

------------       ------------

DISTRIBUTIONS TO SHAREHOLDERS FROM:
Net investment income:
Class A
(277,425)          (257,604)
Class B
(1,167)                --
Institutional Class
(30,222)                --
Net realized gains:
Class A
(946,412)          (247,812)
Class B
(3,960)                --
Institutional Class
(102,770)                --

------------       ------------
Total distributions
(1,361,956)          (505,416)

------------       ------------

NET TRUST SHARE TRANSACTIONS:
Class A
1,779,490         11,601,520
Class B
3,598,446             25,000
Institutional Class
2,827,874          7,302,027

------------       ------------
Net increase in net assets from trust share transactions
8,205,810         18,928,547

------------       ------------
Net increase in net assets
11,800,668         22,195,611

NET ASSETS:
Beginning of period
75,132,235         52,936,624

------------       ------------
End of period (including undistributed net investment income
of $627,526 and $304,487, respectively)                                 $
86,932,903       $ 75,132,235

============       ============

The accompanying notes are an integral part of the financial statements.






LUTHERAN BROTHERHOOD FUND
Financial Statements

Statement of Assets and Liabilities
October 31, 1998


ASSETS:
Investments in securities, at value (cost, $947,739,229)
$1,184,803,210
Cash
81,959
Receivable for investment securities sold
47,847,524
Dividend receivable
1,261,413

--------------
Total assets
1,233,994,106

--------------

LIABILITIES:
Payable for investment securities purchased
59,448,923
Accrued expenses
394,568

--------------
Total liabilities
59,843,491

--------------
NET ASSETS
$1,174,150,615

--------------

NET ASSETS CONSIST OF:
Paid-in capital                                                       $
806,533,994
Undistributed net investment income
982,245
Accumulated net realized gain from sale of investments
129,570,395
Unrealized net appreciation of investments
237,063,981

--------------
NET ASSETS
$1,174,150,615

--------------
Class A Shares:
Net asset value and redemption price per share
(based on net assets of $1,120,515,790 and 40,103,110
shares of beneficial interest outstanding)
$27.94

======
Maximum public offering price per share
(based on a net asset value per share of $27.94
divided by  0.96 for a 4% sales charge)
$29.10

======
Class B Shares:
Net asset value, redemption price and offering price per share
(based on net assets of  $24,962,594 and 896,953 shares of
beneficial interest outstanding)
$27.83

======
Institutional Class Shares:
Net asset value, redemption price and offering price per share
(based on net assets of  $28,672,231 and 1,025,714 shares
of beneficial interest outstanding)
$27.95

======






Statement of Operations
Year Ended October 31, 1998
INVESTMENT INCOME:
Income --
Dividend income                                                         $
13,760,542
Interest income
1,301,985

------------
Total income
15,062,527

------------

Expenses --
Investment advisory fee
6,971,792
Distribution and service plan fees:
Class A
2,743,182
Class B
122,187
Transfer agent services
2,173,882
Custodian fee
198,187
Administrative personnel and services
226,247
Printing and postage
515,342
Trust share registration costs
128,872
Auditing fees
21,674
Legal fees
59,577
Trustees' fees
17,384
Miscellaneous
18,630

------------
Total expenses before expense reimbursement
13,196,956
Expense reimbursement from investment advisor
(3,393,704)

------------
Net expenses
9,803,252

------------
Net investment income
5,259,275

------------

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS:
Net realized gain on investment transactions
138,893,681
Net change in unrealized appreciation of investments
4,580,680

------------
Net gain on investments
143,474,361

------------
Net increase in net assets resulting from operations
$148,733,636

============






Statement of Changes in Net Assets
Years Ended October 31, 1998 and 1997


Year              Year

Ended             Ended

10/31/98          10/31/97

------------      ------------

INCREASE (DECREASE) IN NET ASSETS:
OPERATIONS:
Net investment income                                                   $
5,259,275       $  6,855,260
Net realized gain on investments
138,893,681         99,986,085
Net change in unrealized appreciation or
depreciation of investments
4,580,680        101,725,926

--------------       ------------
Net increase in net assets resulting from operations
148,733,636        208,567,271

--------------       ------------

DISTRIBUTIONS TO SHAREHOLDERS FROM:
Net investment income:
Class A
(4,518,250)        (7,140,586)
Class B
(964)                --
Institutional Class
(138,214)                --
Net realized gains:
Class A
(94,543,249)       (58,599,470)
Class B
(156,376)                --
Institutional Class
(1,494,748)                --

--------------       ------------
Total distributions
(100,851,801)       (65,740,056)

--------------       ------------

NET TRUST SHARE TRANSACTIONS:
Class A
97,627,202         63,484,688
Class B
24,995,614             25,000
Class Y
13,839,394         14,627,549

--------------       ------------
Net increase in net assets from trust share transactions
136,462,210         78,137,237

--------------       ------------
Net increase in net assets
184,344,045        220,964,452

NET ASSETS:
Beginning of period
989,806,570        768,842,118

--------------       ------------
End of period (including undistributed net investment
income of $982,245 and $380,398, respectively)
$1,174,150,615       $989,806,570

==============       ============

The accompanying notes are an integral part of the financial statements.






LUTHERAN BROTHERHOOD HIGH YIELD FUND
Financial Statements

Statement of Assets and Liabilities
October 31, 1998


ASSETS:
Investments in securities, at value
(cost, $954,415,754)
$834,918,019
Cash
59,865
Receivable for investment securities sold
1,402,875
Interest and dividend receivable
21,444,927

------------
Total assets
857,825,686

------------

LIABILITIES:
Payable for investment securities purchased
1,110,034
Accrued expenses
291,277

------------
Total liabilities
1,401,311

------------
NET ASSETS
$856,424,375

============
NET ASSETS CONSIST OF:
Paid-in capital
$973,146,609
Undistributed net investment income
3,530,861
Accumulated net realized loss from sale of investments
(755,360)
Unrealized net depreciation of investments
(119,497,735)

------------

NET ASSETS
$856,424,375

============
Class A Shares:
Net asset value and redemption price per share
(based on net assets of $784,804,519 and 97,000,036 shares of beneficial interest outstanding)
$ 8.09

======
Maximum public offering price per share
(based on a net asset value per share of $8.09
divided by 0.96 for a 4% sales charge)
$ 8.43

======
Class B Shares:
Net asset value, redemption price and offering price per share
(based on net assets of $19,275,435 and 2,384,485 shares
of beneficial interest outstanding)
$ 8.08

======
Institutional Class Shares:
Net asset value, redemption price and offering price per share
(based on net assets of $52,344,421 and 6,466,611 shares
of beneficial interest outstanding)
$ 8.09

======






Statement of Operations
Year Ended October 31, 1998

INVESTMENT INCOME:
Income --
Interest income                                                         $
84,042,015
Dividend income
8,585,940

------------
Total income
92,627,955

------------
Expenses --
Investment advisory fee
5,720,730
Distribution and service plan fees:
Class A
2,114,739
Class B
103,778
Transfer agent services
1,425,789
Custodian fee
196,467
Administrative personnel and services
182,358
Printing and postage
343,521
Trust share registration costs
125,567
Auditing fees
18,455
Legal fees
49,441
Trustees' fees
16,588
Miscellaneous
18,998

------------
Total expenses before expense reimbursement
10,316,431
Expense reimbursement from investment advisor
(2,735,365)

------------
Net expenses
7,581,066

------------
Net investment income
85,046,889

------------
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS:
Net realized gain on investment transactions
2,027,575
Net change in unrealized depreciation of investments
(139,239,192)

------------
Net loss on investments
(137,211,617)

------------
Net change in net assets resulting from operations
$(52,164,728)

------------






Statement of Changes in Net Assets
Years Ended October 31, 1998 and 1997


Year              Year

Ended             Ended

10/31/98          10/31/97

------------      ------------

INCREASE (DECREASE) IN NET ASSETS:
OPERATIONS:
Net investment income                                                   $
85,046,889       $ 70,796,335
Net realized gain on investment transactions
2,027,575         16,963,856
Net change in unrealized appreciation or depreciation of investments
(139,239,192)        17,585,438

------------       ------------
Net change in net assets resulting from operations
(52,164,728)       105,345,629

------------       ------------

DISTRIBUTIONS PAID TO SHAREHOLDERS:
Net investment income:
Class A
(78,057,192)       (71,372,708)
Class B
(937,490)                --
Institutional Class
(5,260,080)                --
Net realized gains:
Class A
(15,571,878)        (2,451,356)
Class B
(30,431)                --
Institutional Class
(988,918)                --

------------       ------------
Total distributions
(100,845,989)       (73,824,064)

------------       ------------

NET TRUST SHARE TRANSACTIONS:
Class A
113,623,772         77,340,401
Class B
22,079,012             25,000
Class Y
10,782,605         50,915,801

------------       ------------
Net increase in net assets from trust share transactions
146,485,389        128,281,202

------------       ------------
Net change in net assets
(6,525,328)       159,802,767

NET ASSETS:
Beginning of period
862,949,703        703,146,936

------------       ------------
End of period (including undistributed net investment
income of $3,530,861 and $2,736,361, respectively)
$856,424,375       $862,949,703

============       ============

The accompanying notes are an integral part of the financial statements.






LUTHERAN BROTHERHOOD INCOME FUND
Financial Statements

Statement of Assets and Liabilities
October 31, 1998


ASSETS:
Investments in securities, at value
(cost, $744,654,229)
$762,110,241
Cash
64,995
Receivable for investment securities sold
18,433
Interest and dividend receivable
13,270,529

------------
Total assets
775,464,198

------------

LIABILITIES:
Open options written, at value
(premium received $85,380)
62,500
Payable for investment securities purchased
2,496,634
Accrued expenses
203,512
Payable for variation margin on open futures contracts
84,745

------------
Total liabilities
2,847,391

------------
NET ASSETS
$772,616,807

============

NET ASSETS CONSIST OF:
Paid-in capital
$791,107,301
Undistributed net investment income
1,093,014
Accumulated net realized loss from sale of investments
(36,834,238)
Unrealized net appreciation of investments
17,250,730

------------
NET ASSETS
$772,616,807

============
Class A Shares:
Net asset value and redemption price per share
(based on net assets of $739,072,290 and 84,223,981
shares of beneficial interest outstanding)
$ 8.78

======
Maximum public offering price per share (based on a net asset value per share of $8.78 divided by 0.96 for a 4% sales charge)
$ 9.15

======
Class B Shares:
Net asset value, redemption price and offering price per share
(based on net assets of $6,905,437 and 788,517 shares
of beneficial interest outstanding)
$ 8.76

======
Institutional Class Shares:
Net asset value, redemption price and offering price per share
(based on net assets of $26,639,080 and 3,036,799 shares
of beneficial interest outstanding)
$ 8.77

======






Statement of Operations
Year Ended October 31, 1998


INVESTMENT INCOME:
Income --
Interest income                                                         $
52,808,292
Dividend income
639,324

------------
Total income
53,447,616

------------

Expenses --
Investment advisory fee
4,538,239
Distribution and service plan fees:
Class A
1,855,231
Class B
31,519
Transfer agent services
1,223,151
Custodian fee
164,705
Administrative personnel and services
153,504
Printing and postage
290,156
Trust share registration costs
69,259
Auditing fees
18,218
Legal fees
45,017
Trustees' fees
16,560
Miscellaneous
16,443

------------
Total expenses before expense reimbursement
8,422,002
Expense reimbursement from investment advisor
(2,302,559)

------------
Net expenses
6,119,443

------------
Net investment income
47,328,173

------------

REALIZED AND UNREALIZED GAIN ON INVESTMENTS:
Net realized gain on investment transactions
8,333,220
Net realized gain on closed or expired option
contracts written
608,260
Net realized gain on closed futures contracts
22,457

------------
Net realized gain on investments
8,963,937
Net change in unrealized appreciation of investments
5,865,596

------------
Net gain on investments
14,829,533

------------
Net increase in net assets resulting from operations                    $
62,157,706

============






Statement of Changes in Net Assets
Years Ended October 31, 1998 and 1997


Year              Year

Ended             Ended

10/31/98          10/31/97

------------      ------------

INCREASE (DECREASE) IN NET ASSETS:
OPERATIONS:
Net investment income                                                   $
47,328,173       $ 52,363,161
Net realized gain on investment transactions
8,963,937          3,329,161
Net change in unrealized appreciation or
depreciation of investments
5,865,596          6,682,802

------------       ------------
Net increase in net assets resulting from operations
62,157,706         62,375,124

------------       ------------

DISTRIBUTIONS TO SHAREHOLDERS FROM:
Net investment income:
Class A
(46,213,710)       (52,271,463)
Class B
(178,145)                --
Institutional Class
(1,439,594)                --

------------       ------------
Total distributions
(47,831,449)       (52,271,463)

------------       ------------

NET TRUST SHARE TRANSACTIONS:
Class A
(34,562,158)      (121,262,283)
Class B
6,819,434             25,000
Institutional Class
8,015,688         18,175,170

------------       ------------
Net change in net assets from trust share transactions
(19,727,036)      (103,062,113)

------------       ------------
Net change in net assets
(5,400,779)       (92,958,452)

NET ASSETS:
Beginning of period
778,017,586        870,976,038

------------       ------------
End of period (including undistributed net investment
income of $1,118,293 and $1,619,914, respectively)
$772,616,807       $778,017,586

============       ============

The accompanying notes are an integral part of the financial statements.






LUTHERAN BROTHERHOOD MUNICIPAL BOND FUND
Financial Statements

Statement of Assets and Liabilities
October 31, 1998

ASSETS:
Investments in securities, at value
(cost, $533,317,832)
$604,054,757
Cash
25,190
Interest receivable
9,061,583

------------
Total assets
613,141,530

------------

LIABILITIES:
Accrued expenses
128,221

------------
NET ASSETS
$613,013,309

============

NET ASSETS CONSIST OF:
Paid-in capital
$543,992,000
Undistributed net investment income
1,940,344
Accumulated net realized loss from sale of investments
(3,655,960)
Unrealized net appreciation of investments
70,736,925

------------
NET ASSETS
$613,013,309

============
Class A Shares:
Net asset value and redemption price per share
(based on net assets of $605,041,203 and 66,415,340
shares of beneficial interest outstanding)
$ 9.11

======
Maximum public offering price per share
(based on a net asset value per share of
$9.11 divided by 0.96 for a 4% sales charge)
$ 9.49

======
Class B Shares:
Net asset value, redemption price and offering price
per share (based on net assets of $3,958,329 and 435,463
shares of beneficial interest outstanding)
$ 9.09

======
Institutional Class Shares:
Net asset value, redemption price and offering price per
share (based on net assets of $4,013,777 and 440,672
shares of beneficial interest outstanding)
$ 9.11

======






Statement of Operations
Year Ended October 31, 1998

INVESTMENT INCOME:
Income --
Interest income
$33,492,213

------------
Expenses --
Investment advisory fee
3,439,413
Distribution and service plan fees:
Class A
1,486,017
Class B
19,172
Transfer agent services
480,276
Custodian fee
156,793
Administrative personnel and services
120,068
Printing and postage
122,268
Trust share registration costs
72,308
Auditing fees
13,616
Legal fees
34,357
Trustees' fees
16,516
Miscellaneous
12,105

------------
Total expenses before expense reimbursement
5,972,904
Expense reimbursement from investment advisor
(1,801,021)

------------
Net expenses
4,171,883

------------
Net investment income
29,320,330

------------
REALIZED AND UNREALIZED GAIN ON INVESTMENTS:
Net realized gain on investment transactions
2,170,541
Net change in unrealized appreciation of investments
15,241,526

------------
Net gain on investments
17,412,067

------------
Net increase in net assets resulting from operations
$46,732,397

============




Statement of Changes in Net Assets
Years Ended October 31, 1998 and 1997

Year              Year

Ended              Ended

10/31/98          10/31/97

------------       ------------
INCREASE (DECREASE) IN NET ASSETS:
OPERATIONS:
Net investment income
$ 29,320,330       $ 30,656,926
Net realized gain on investment transactions
2,170,541          2,152,165
Net change in unrealized appreciation or depreciation of investments
15,241,526         15,004,813

------------       ------------
Net increase in net assets resulting from operations
46,732,397         47,813,904

------------       ------------
DISTRIBUTIONS TO SHAREHOLDERS FROM:
Net investment income:
Class A
(29,169,677)       (30,372,431)
Class B
(82,863)                --
Institutional Class
(205,936)                --

------------       ------------
Total distributions
(29,458,476)       (30,372,431)

------------       ------------
NET TRUST SHARE TRANSACTIONS:
Class A
283,944        (39,259,157)
Class B
3,880,132             25,000
Class Y
(287,112)         4,183,098

------------       ------------
Net change in net assets from trust share transactions
3,876,964        (35,051,059)

------------       ------------
Net change in net assets
21,150,885        (17,609,586)

NET ASSETS:
Beginning of period
591,862,424        609,472,010

------------       ------------
End of period (including undistributed net investment income of $1,940,344 and $2,081,584, respectively)
$613,013,309       $591,862,424

============       ============


The accompanying notes are an integral part of the financial statements.




Lutheran Brotherhood Money Market Fund
Financial Statements

Statement of Assets and Liabilities
October 31, 1998

ASSETS:
Investments in securities, at amortized cost and value
$537,985,637
Cash
1,637,948
Interest receivable
1,357,490

------------
Total assets
540,981,075

------------
LIABILITIES:
Dividends payable
102,550
Accrued expenses
306,581

------------
Total liabilities
409,131

------------
NET ASSETS
$540,571,944

============
NET ASSETS CONSIST OF:
Paid-in capital
$540,571,944

============
Class A Shares:
Net asset value, redemption price and offering price per share
(based on net assets of $493,160,255 and 493,160,255 shares
of beneficial interest outstanding)                                       $
1.00

======
Class B Shares:
Net asset value, redemption price and offering price per share
(based on net assets of $81,399 and 81,399 shares
of beneficial interest outstanding)                                       $
1.00

======

Institutional Class Shares:
Net asset value, redemption price and offering price per share
(based on net assets of $47,330,290 and 47,330,290 shares
of beneficial interest outstanding)                                       $
1.00

======



Statement of Operations
Year Ended October 31, 1998

INVESTMENT INCOME:
Income --
Interest income
$28,693,251

------------
Expenses --
Investment advisory fee
2,530,134
Service plan fees:
Class A
1,139,718
Class B
83
Transfer agent services
1,549,977
Custodian fee
386,055
Administrative personnel and services
101,269
Printing and postage
510,591
Trust share registration costs
121,816
Auditing fees
10,342
Legal fees
28,464
Trustees' fees
8,623
Miscellaneous
10,080

------------
Total expenses before expense reimbursement
6,397,152
Expense reimbursement from investment advisor
(1,712,946)

------------
Net expenses
4,684,206

------------
Net investment income
$24,009,045

============



Statement of Changes in Net Assets
Years Ended October 31, 1998 and 1997

Year               Year

Ended              Ended

10/31/98           10/31/97

------------       ------------
INCREASE (DECREASE) IN NET ASSETS:
OPERATIONS:
Net investment income
$24,009,045        $20,527,861

------------       ------------
DISTRIBUTIONS TO SHAREHOLDERS FROM:
Net investment income:
Class A
(21,502,662)       (20,527,861)
Class B
(1,573)                --
Institutional Class
(2,504,810)                --

------------       ------------
Total distributions
(24,009,045)       (20,527,861)

------------       ------------
NET TRUST SHARE TRANSACTIONS:
Class A
76,881,422         (1,329,756)
Class B
56,399             25,000
Institutional Class
(5,589,690)        52,919,980

------------       ------------
Net increase in net assets from trust share transactions
71,348,131         51,615,224

------------       ------------
Net increase in net assets
71,348,131         51,615,224

NET ASSETS:
Beginning of period
469,223,813        417,608,589

------------       ------------
End of period
$540,571,944       $469,223,813

============       ============


The accompanying notes are an integral part of the financial statements.




THE LUTHERAN BROTHERHOOD FAMILY OF FUNDS
Notes to Financial Statements
October 31, 1998


(1) Organization

The Lutheran Brotherhood Family of Funds (the "Trust") is a Delaware business trust and a diversified, open-end investment company registered under the Investment Company Act of 1940. The Trust is divided into eight series (the "Fund(s)"), each with its own investment objective and policies. The eight Funds of the Trust are: Lutheran Brotherhood Opportunity Growth Fund, Lutheran Brotherhood Mid Cap Growth Fund, Lutheran Brotherhood World Growth Fund, Lutheran Brotherhood Fund, Lutheran Brotherhood High Yield Fund, Lutheran Brotherhood Income Fund, Lutheran Brotherhood Municipal Bond Fund and Lutheran Brotherhood Money Market Fund. The Lutheran Brotherhood Mid Cap Growth Fund's registration was declared effective by the Securities and Exchange Commission and began operations as a series of The Lutheran Brotherhood Family of Funds on May 30, 1997.

Effective October 31, 1997, the Funds implemented a multiple class structure whereby each Fund is authorized to offer three classes of shares: Class A, Class B and Institutional Class. The shares outstanding prior to October 31, 1997 were designated as Class A shares. The three classes of shares differ principally in their respective shareholder servicing and distribution expenses and arrangements. All three classes of shares have identical rights to earnings, assets and voting privileges, except for class specific expenses and exclusive rights to vote on matters affecting only individual classes.

(2) SIGNIFICANT ACCOUNTING POLICIES

Investment Security Valuations

Securities traded on U.S. or foreign securities exchanges or included in a national market system are valued at the last quoted sales price at the close of each business day. Over-the-counter securities and listed securities for which no price is readily available are valued at prices within the range of the current bid and asked prices considered best to represent the value in the circumstances, based on quotes that are obtained from an independent pricing service approved by the Board of Trustees. The pricing service, in determining values of securities, takes into consideration such factors as current quotations by broker/dealers, coupon, maturity, quality, type of issue, trading characteristics, and other yield and risk factors it deems relevant in determining valuations. Securities which cannot be valued by the approved pricing service are valued using valuations obtained from dealers that make markets in the securities. Exchange listed options and futures contracts are valued at the last quoted sales price. For all Funds other than the Money Market Fund, short-term securities with maturities of 60 days or less are valued at amortized cost; those with maturities greater than 60 days are valued at the mean between bid and asked price. Short-term securities held by the Money Market Fund are valued on the basis of amortized cost (which approximates market value), whereby a portfolio security is valued at its cost initially, and thereafter valued to reflect a constant amortization to maturity of any discount or premium. The Money Market Fund follows procedures necessary to maintain a constant net asset value of $1.00 per share. All other securities for which market values are not readily available are appraised at fair value as determined in good faith by or under the direction of the Board of Trustees.

Foreign Currency Translations

The accounting records of the Fund are maintained in U.S. dollars. Securities and other assets and liabilities of the LB World Growth Fund that are denominated in foreign currencies are translated into U.S. dollars at the daily closing rate of exchange. Foreign currency amounts related to the purchase or sale of securities and income and expenses are translated at the exchange rate on the transaction date. Currency gains and losses are recorded from sales of foreign currency, exchange gains or losses between the trade date and settlement dates on securities transactions, and other translation gains or losses on dividends, interest income and foreign withholding taxes. The Fund does not separately report the effect of changes in foreign exchange rates from changes in market prices on securities held. Such changes are included in net realized and unrealized gain or loss from investments.

Federal Income Taxes

No provision has been made for income taxes because the Fund's policy is to qualify as a regulated investment company under the Internal Revenue Code and distribute substantially all of its taxable income on a timely basis. It is also the intention of the Funds to distribute an amount sufficient to avoid imposition of any federal excise tax. Each Fund is treated as a separate taxable entity for federal income tax purposes.

Securities Transactions, Investment Income and Expenses

Securities transactions are accounted for on trade date. Realized gains and losses on investments and unrealized appreciation and depreciation are determined on an identified cost basis, which is the same basis used for federal income tax purposes.

Interest income is accrued daily and is determined on the basis of interest or discount earned on any short-term investments and interest earned on all other debt securities, including accrual of original issue discount. Interest earned on debt securities also includes amortization of premium for the Opportunity Growth, World Growth Fund, LB Fund, High Yield and Municipal Bond Funds and the accrual of market discount for the Opportunity Growth, World Growth, LB Fund and High Yield Funds. Market discount, if any, is recognized for tax purposes when bonds are sold for the Income and Municipal Bond Funds. Dividend income is recorded on the ex-dividend date. For payment-in-kind securities, income is recorded on the ex-dividend date in the amount of the value received.

Estimated expenses are accrued daily. Each Fund is charged for the operating expenses that are directly attributable to it. Common expenses of the Trust are either shared equally or allocated among the Funds based on the relative net assets of each Fund to the combined net assets, or via other allocation methodologies.

Realized and unrealized gains and losses and net investment income, other than class specific expenses, are allocated daily to each class of shares based upon the relative proportion of net assets of each class. Operating expenses directly attributable to a specific class are charged against the operations of that class.

Distributions to Shareholders

Dividends from net investment income, if available, are declared and paid annually for the Opportunity Growth, Mid Cap Growth and World Growth Funds, declared and paid quarterly for the LB Fund, declared and paid monthly for the High Yield, Income and Municipal Bond Funds, and declared daily (including short-term net realized gains and losses) and paid monthly for the Money Market Fund. Net realized gains from securities transactions, if any, are distributed at least annually for all Funds, after the close of the fiscal year. Dividends and capital gain distributions to shareholders are recorded on the ex-dividend date.

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividend distributions, the fiscal year in which amounts are distributed may differ from the year that the income or net realized gains were recorded by the Fund.

It is the policy of the Fund to reclassify the net effect of permanent differences between book and taxable income to trust capital accounts on the statements of assets and liabilities. As a result of permanent book-to-tax differences for the year ended October 31, 1998, accumulated net realized gain or loss from the sale of investments was increased (decreased) by $33,901, $269,962, ($575,771), ($9,000,000),
($1,721,568), $23,624, and $3,095, respectively, for the Opportunity Growth, Mid Cap Growth, World Growth, LB Fund, High Yield, Income and Municipal Bond Funds; undistributed net investment income was increased (decreased) by $1,355,100, $123,060, $575,771, $2,373, ($23,624), and
($3,095), respectively, for the Opportunity Growth, Mid Cap Growth, World Growth, High Yield, Income and Municipal Bond Funds; and net increases (decreases) of ($1,389,001), ($393,022), $9,000,000, and
$1,719,195, respectively, for the Opportunity Growth, Mid Cap Growth, LB Fund, and High Yield Fund were reclassified into trust capital. These reclassifications have no effect on net assets, net asset value per share, the change in net assets resulting from operations, or on the amount of income available for distribution to shareholders.

Options, Financial Futures and
Forward Foreign Currency Contracts

All Funds except the Money Market Fund may buy put and call options, write covered call options and buy and sell futures contracts. The Funds intend to use such derivative instruments as hedges to facilitate buying or selling securities or to provide protection against adverse movements in security prices or interest rates. The World Growth Fund may also enter into options and futures contracts on foreign currencies and forward foreign currency contracts to protect against adverse foreign exchange rate fluctuation.

Option contracts are valued daily and unrealized appreciation or depreciation is recorded. The Fund will realize a gain or loss upon expiration or closing of the option transaction. When an option is exercised, the proceeds on sale for a written call option or the cost of a security for purchased put and call options is adjusted by the amount of premium received or paid.

Upon entering into a futures contract, the Fund is required to deposit initial margin, either cash or securities in an amount equal to a certain percentage of the contract value. Subsequent variation margin payments are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Fund realizes a gain or loss when the contract is closed or expires.

Foreign currency contracts are valued daily and unrealized appreciation or depreciation is recorded daily as the difference between the contract exchange rate and the closing forward rate applied to the face amount of the contract. A realized gain or loss is recorded at the time a forward contract is closed.

Dollar Roll Transactions

The Income Fund enters into dollar roll transactions, with respect to mortgage securities issued by GNMA, FNMA and FHLMC, in which the Fund sells mortgage securities and simultaneously agrees to repurchase similar (same type, coupon and maturity) securities at a later date at an agreed upon price. During the period between the sale and repurchase, the Fund forgoes principal and interest paid on the mortgage securities sold. The Fund is compensated by the interest earned on the cash proceeds of the initial sale and from negotiated fees paid by brokers offered as an inducement to the Fund to "roll over" its purchase commitments. The Income Fund earned $193,594, from such fees for the year ended October 31, 1998.

Organization Costs

Organization costs incurred in connection with the start up and initial registration of the Funds are capitalized and amortized over a period of 60 months from the date of commencement. If any initial shares are redeemed during the amortization period, the redemption proceeds will be reduced by a pro-rata portion of the unamortized balance at the time of redemption, in the same proportion that the number of initial shares being redeemed bears to the number of initial shares outstanding at the time of redemption.

When-Issued and Delayed Delivery Transactions

The Funds may engage in when-issued or delayed delivery transactions. To the extent that a Fund engages in such transactions, it will do so for the purpose of acquiring securities consistent with its investment objectives and policies and not for the purpose of investment leverage or to speculate on interest rate changes. On the trade date, assets of the Fund are segregated on the Fund's records in a dollar amount sufficient to make payment for the securities to be purchased. Income is not accrued until settlement date.

Repurchase Agreements

The Funds may engage in repurchase agreement transactions in pursuit of their investment objectives. When a fund engages in such transactions, it is policy to require the custodian bank to take possession of all securities held as collateral in support of repurchase agreement investments. In addition, the Fund monitors the market value of the underlying collateral on a daily basis. If the seller defaults or if bankruptcy proceedings are initiated with respect to the seller, the realization or retention of the collateral may be subject to legal proceedings.

Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

(3) FEES AND COMPENSATION PAID TO AFFILIATES

Investment Advisory Fees

Each Fund pays Lutheran Brotherhood Research Corp. (LB Research), the Trust's investment advisor, a fee for its advisory services. The fees are accrued daily and paid monthly. The fees are based on the following annual rates of average daily net assets: Opportunity Growth Fund, 0.75% for the first $100 million , 0.65% for the next $150 million, 0.60% for the next $250 million, 0.55% for the next $500 million, and 0.50% for net assets over $1 billion; Mid Cap Growth Fund, 0.70% for the first $100 million, 0.65% for the next $150 million, 0.60% for the next $250 million, 0.55% for the next $500 million, and 0.50% for net assets over $1 billion; World Growth Fund, 1.25% for the first $20 million, 1.10% for the next $30 million, and 1.0% of net assets over $50 million; LB Fund and High Yield Fund, 0.65% for the first $500 million, 0.60% for the next $500 million, and 0.55% for net assets over $1 billion; Income Fund, 0.60% for the first $500 million, 0.575% for the next $500 million, and 0.55% for net assets over $1 billion; Municipal Bond Fund, 0.575% for the first $500 million, 0.5625% for the next $500 million, and 0.55% for net assets over $1 billion; Money Market Fund, 0.50% for the first $500 million, 0.475% for the next $500 million, 0.45% for the next $500 million, 0.425% for the next $500 million, and 0.40% for net assets over $2 billion.

Effective October 31, 1997, LB Research voluntarily agreed to permanently waive a portion of its advisory fee for each of the Funds equal to 0.25% of the average daily net assets of the Fund. This 0.25% waiver applies to the contractual rates of compensation in the previous paragraph at each level of average daily net assets.

Effective January 1, 1997, LB Research has also voluntarily agreed to waive 5 basis points (0.05%) on an annual basis from the advisory fees payable by the LB Fund, LB High Yield Fund, LB Income Fund and LB Municipal Bond Fund. These voluntary partial waivers of advisory fees may be discontinued at any time.

LB Research has further undertaken to the LB Mid Cap Growth Fund to waive its advisory fee and if necessary, to bear certain expenses associated with operating the Fund in order to limit the Fund's total operating expenses for Class A shares, Class B shares and Institutional Class shares to an annual rate of 1.95%, 2.70% and 1.70%, respectively, of the average daily net assets of the relevant class. LB Research has further undertaken to the LB Money Market Fund, to waive its advisory fees in order to limit LB Money Market Fund's total operating expenses for the Class A, Class B and Institutional class shares to 0.95%, 0.95%, and 0.70%, respectively, of the average net assets of the relevant class.

LB Research pays Rowe Price - Fleming International, Inc. an annual sub-advisory fee for the performance of sub-advisory services for the LB World Growth Fund. LB Research pays a portion of an annual sub-advisory fee that is based on the following annual rates of combined average daily net assets of the Lutheran Brotherhood World Growth Fund and the LB Series Fund, Inc. - World Growth Portfolio: 0.75% for the first $20 million in assets; 0.60% for the next $30 million, and 0.50% for assets over $50 million. When combined annual average assets exceed $200 million, the fee will be equal to 0.50% of all of the World Growth Fund's annual average daily net assets. The total dollar amount paid by LB Research to Rowe Price Fleming under the investment sub-advisory contract for LB World Growth Fund for the year ended October 31, 1998 was $417,312.

Effective May 15, 1998, LB Research commenced to pay T. Rowe Price Associates an annual sub-advisory fee for the performance of sub-advisory services for the LB Opportunity Growth Fund. The fee payable will be equal to 0.30% of that Fund's average daily net assets up to $500 million, 0.25% for the next $500 million and 0.20% for net assets over $1 billion. The total dollar amount paid by LB Research to T. Rowe Price Associates under the investment sub-advisory contract for LB Opportunity Growth Fund for the year ended October 31, 1998 was $330,425.

Distribution and Shareholder Servicing Plans

The Trust has adopted a Distribution Plan (the "12b-1 Plan") under Rule 12b-1 of the 1940 Act with respect to the Class B shares of each Fund except for the LB Money Market Fund. Under the 12b-1 Plan, the Funds each pay Lutheran Brotherhood Securities Corp. (LB Securities) at an annual rate of 0.75% of the average daily net assets of its Class B shares. The fees collected under the 12b-1 Plan are used by LB Securities to finance activities primarily intended to result in the sale of Class B shares of the Fund. For the year ended October 31, 1998, LB Securities received aggregate 12b-1 fees of $264,302 from the Trust.

In addition, the Trust has adopted shareholder servicing plans for Class A and Class B shares of each of the Funds (the Shareholder Servicing Plans"). Pursuant to the Shareholder Servicing Plans, each Fund pays LB Securities an annual fee of 0.25% of the average daily net assets of the Class A and Class B shares for financing various shareholder servicing activities. For the year ended October 31, 1998, LB Securities received aggregate shareholder servicing fees of $10,318,899 from the Trust.

Sales Charges and Other Fees

For the year ended October 31, 1998, LB Securities, the Trust's distributor, received $705,080 of aggregate underwriting concessions from sales of Class A shares. LB Securities also received $41,434 of aggregate contingent deferred sales charges from redemption of Class B shares for the year ended October 31, 1998. Sales charges are not an expense of the Trust and are not reflected in the financial statements of any of the Funds.

LB Securities also received fees pursuant to an agreement to provide certain administrative personnel and services to the Funds. For the year ended October 31, 1998, LB Securities received aggregate fees for administrative personnel and services of $859,110 from the Trust.

In addition, LB Securities provides the Funds with transfer agent services pursuant to an agreement. For the year ended October 31, 1998, LB Securities received aggregate fees for transfer agent services of $8,796,175 from the Trust.

The Funds have adopted a trustee fee deferral plan which allows the Trustees to defer the receipt of all or a portion of their Trustee Fees. The deferred fees remain in the fund and are invested within the Lutheran Brotherhood Family of Funds until distribution in accordance with the plan.

Certain officers and non-independent trustees of the Fund are officers and directors of LB Research and LB Securities; however, they receive no compensation from the Funds.

(4) DISTRIBUTIONS FROM CAPITAL GAINS

During the year ended October 31, 1998, distributions from net realized capital gains of $10,517,677, $424,876, $1,053,142, $96,194,373 and
$16,591,227, were paid by the LB Opportunity Growth Fund, LB Mid Cap Growth Fund, LB World Growth Fund, LB Fund and the LB High Yield Fund, respectively. These distributions related to net capital gains realized during the prior fiscal year ended October 31, 1997.

(5) CAPITAL LOSS CARRYOVER

During the fiscal year ended October 31, 1998, the LB Income Fund utilized $8,789,839 of its capital loss carryover, and the LB Municipal Bond Fund utilized $2,173,636 of its capital loss carryover against net realized capital gains.

At October 31, 1998, the LB Opportunity Growth Fund, LB Mid Cap Growth Fund, LB World Growth Fund, LB Income Fund and the LB Municipal Bond Fund had accumulated net realized capital loss carryovers expiring as follows:

                                                                      Municipal
           Opportunity      Mid Cap       World         Income           Bond
 Year        Growth         Growth       Growth          Fund            Fund
-----     ------------    ----------     --------     -----------
----------
2002               --             --           --     $28,292,105
$1,287,686
2003               --             --           --              --
134,719
2004               --             --           --       8,472,280
--
2006       21,168,153      1,667,030      510,969              --
--
          ------------    ----------     --------     -----------
----------
Total     $21,168,153     $1,667,030     $510,969     $36,764,385
$1,422,405
          ===========     ==========     ========     ===========
==========



To the extent these Funds realize future net capital gains, taxable distributions will be reduced by any unused capital loss carryovers. Temporary timing differences of $74,279, $315,225, $972,011, $1,946,006,
$755,361, $69,850, and $2,233,555 existed between net realized capital gains or losses for financial statement and tax purposes as of October 31, 1998 for the Opportunity Growth, Mid Cap Growth, World Growth, LB Fund, LB High Yield Fund, LB Income and Municipal Bond Funds, respectively. These differences are due primarily to deferral of capital losses for tax purposes.

(6) SHAREHOLDER NOTIFICATION OF FEDERAL
    INCOME TAX STATUS

The LB Fund designates 100% of the dividends declared from net investment income as dividends qualifying for the 70% corporate dividends received deduction and the Municipal Bond Fund designates 100% of the dividends declared from net investment income as exempt from federal income tax for the year ended October 31, 1998. The LB Fund and the High Yield Fund designate $9,000,000 and $1,721,568, respectively, as capital gain distributions resulting from earnings and profits distributed to shareholders on redemption of fund shares during the year.

During the fiscal year ended October 31, 1998, the LB World Growth Fund generated $1,610,272 of foreign source income on which $184,904 of foreign taxes were paid. The LB World Growth Fund elects to pass foreign taxes through to shareholders for their 1998 tax returns. Updated data will be sent with 1998 form 1099s to provide shareholders with information to claim either a foreign tax credit or to take a foreign tax deduction on their 1998 income tax returns.

(7) INVESTMENT TRANSACTIONS

Purchases and Sales of Investment Securities

For the year ended October 31, 1998, the cost of purchases and the proceeds from sales of investment securities other than U.S. Government and short term securities were as follows:

                                $thousands
                       ----------------------------
Fund                     Purchases         Sales
-------------------      --------         --------
Opportunity Growth       $382,699         $402,834
Mid Cap Growth Fund       145,692          117,327
World Growth Fund          24,817           16,096
LB Fund                   672,896          625,894
High Yield                704,018          628,085
Income                    371,596          475,441
Municipal Bond             80,093           85,954

Purchases and sales of U.S. Government securities were:

                                $thousands
                       ----------------------------
Fund                     Purchases         Sales
-------------------      --------         --------
LB Fund                  $  2,951         $  6,601
Income                    392,623          254,984

Investments in Restricted Securities

The High Yield Fund owns restricted securities that were purchased in private placement transactions without registration under the Securities Act of 1933. Unless such securities subsequently become registered, they generally may be resold only in privately negotiated transactions with a limited number of purchasers. The aggregate value of restricted securities was $5,409 at October 31, 1998, which represented 0.001% of net assets of the High Yield Fund.

Investments in High Yielding Securities

The High Yield Fund invests primarily in high yielding fixed income securities. The Income Fund may from time to time invest up to 25% of its total assets in high-yielding securities. These securities will typically be in the lower rating categories or will be non-rated and generally will involve more risk than securities in the higher rating categories. Lower rated or unrated securities are more likely to react to developments affecting market risk and credit risk than are more highly rated securities, which react primarily to movements in the general level of interest rates.

Foreign Denominated Investments

The LB World Growth Fund invests primarily in foreign denominated stocks. Foreign denominated assets and currency contracts may involve more risks than domestic transactions, including: currency risk, political and economic risk, regulatory risk, and market risk. The Fund may also invest in securities of companies located in emerging markets. Future economic or political developments could adversely affect the liquidity or value, or both, of such securities.

Investments in Options and Futures Contracts

The movement in the price of the instrument underlying an option or futures contract may not correlate perfectly with the movement in the prices of the portfolio securities being hedged. A lack of correlation could render the Fund's hedging strategy unsuccessful and could result in a loss to the Fund. In the event that a liquid secondary market would not exist, the Fund could be prevented from entering into a closing transaction which could result in additional losses to the Fund.

Open Option Contracts

The number of contracts and premium amounts associated with call option contracts written during the year ended October 31, 1998 were as follows:

                                       Opportunity Growth
                                 -----------------------------
                                   Number of        Premium
                                   Contracts         Amount
                                 ------------     ------------
Balance at October 31, 1997             1,791        $ 751,131
Opened                                     --               --
Closed                                   (179)         (96,430)
Expired                                  (136)         (55,052)
Exercised                              (1,476)        (599,649)
                                 ------------     ------------
Balance at October 31, 1998                --        $      --
                                 ============     ============

                                          Income Fund
                                 -----------------------------
                                   Number of        Premium
                                   Contracts         Amount
                                 ------------     ------------
Balance at October 31, 1997               400      $   133,272
Opened                                  4,750        1,754,213
Closed                                 (4,366)      (1,603,256)
Expired                                  (584)        (198,849)
Exercised                                  --               --
                                 ------------     ------------
Balance at October 31, 1998               200      $    85,380
                                 ============     ============

(8) SHARES OF BENEFICIAL INTEREST

The Master Trust Agreement permits the Trustees to issue an unlimited number of full and fractional shares of beneficial interest
($0.001 par value) of all of the Funds. Transactions in Fund shares were as follows:


LB Opportunity Growth Fund:
                                            Class A
Class B (*)               Institutional Class (*)
                                 ---------------------------
--------------------------   ------------------------------
Year Ended October 31, 1997          Shares        Amount         Shares
Amount          Shares           Amount
---------------------------      ------------   ------------   -----------
------------   ---------------   ------------
Sold                                5,905,439   $ 69,165,678         1,928
$     25,000           268,205   $  3,478,617
Dividends and distributions
reinvested                           2,555,559     29,593,578            --
--                --             --
Redeemed                           (4,240,983)   (50,512,106)           --
--                --             --
                               --------------   ------------   -----------
------------   ---------------   ------------
Net Change                          4,220,015   $ 48,247,150         1,928
$     25,000           268,205   $  3,478,617
                               ==============   ============   ===========
============   ===============   ============

Year Ended October 31, 1998
---------------------------
Sold                                3,336,932   $ 37,152,820       458,678
$  5,110,228           434,351   $  4,632,322
Dividends and distributions
reinvested                            945,910     10,311,584         1,587
17,289             7,970         86,876
Redeemed                           (5,968,880)   (66,607,177)      (10,644)
(116,582)         (131,340)    (1,240,215)
                               --------------   ------------   -----------
------------   ---------------   ------------
Net Change                         (1,686,038)  $(19,142,773)      449,621
$  5,010,935           310,981   $  3,478,983
                               ==============   ============   ===========
============   ===============   ============

LB Mid Cap Growth Fund:
                                            Class A
Class B (*)               Institutional Class (*)
For the period from May 30, 1997 ---------------------------
--------------------------   ------------------------------
(effective date) through
October 31, 1997                    Shares         Amount        Shares
Amount          Shares           Amount
---------------------------      ------------   ------------   -----------
------------   ---------------   ------------
Sold                                1,450,459   $ 14,716,873         2,420
$     25,000            51,634   $    533,378
Dividends and distributions
reinvested                                 --             --            --
--                --             --
Redeemed                              (91,390)      (950,501)           --
--                --             --
                               --------------   ------------   -----------
------------   ---------------   ------------
Net Change                          1,359,069   $ 13,766,372         2,420
$     25,000            51,634   $    533,378
                               ==============   ============   ===========
============   ===============   ============

Year Ended October 31, 1998
---------------------------
Sold                                2,568,750   $ 26,216,558       712,260
$  7,245,472            18,123   $    186,772
Dividends and distributions
reinvested                            103,725        977,092         3,674
34,580             4,202         39,582
Redeemed                             (561,731)    (5,567,363)      (16,727)
(158,648)               (7)           (58)
                               --------------   ------------   -----------
------------   ---------------   ------------
Net Change                          2,110,744   $ 21,626,287       699,207
$  7,121,404            22,318   $    226,296
                               ==============   ============   ===========
============   ===============   ============

LB World Growth Fund:
                                            Class A
Class B (*)               Institutional Class (*)
                                 ---------------------------
--------------------------   ------------------------------
Year Ended October 31, 1997          Shares        Amount         Shares
Amount          Shares           Amount
---------------------------      ------------   ------------   -----------
------------   ---------------   ------------
Sold                                2,771,231   $ 28,247,203         2,478
$     25,000           723,689  $   7,302,027
Dividends and distributions
reinvested                             45,757        442,919            --
--                --             --
Redeemed                           (1,679,423)   (17,088,602)           --
--                --             --
                               --------------   ------------   -----------
------------   ---------------   ------------
Net Change                          1,137,565   $ 11,601,520         2,478
$     25,000           723,689   $   7,302,027
                               ==============   ============   ===========
============   ===============   ============

Year Ended October 31, 1998
---------------------------
Sold                                1,585,145   $ 16,928,917       343,460
$  3,708,212           254,464   $  2,856,503
Dividends and distributions
reinvested                            124,871      1,213,782           476
4,625               625          6,083
Redeemed                           (1,529,792)   (16,363,209)      (11,062)
(114,391)           (3,083)       (34,712)
                               --------------   ------------   -----------
------------   ---------------   ------------
Net Change                            180,224   $  1,779,490       332,874
$  3,598,446           252,006   $  2,827,874
                               ==============   ============   ===========
============   ===============   ============

LB Fund:
                                            Class A
Class B (*)               Institutional Class (*)
                                 ---------------------------
--------------------------   ------------------------------
Year Ended October 31, 1997          Shares        Amount         Shares
Amount          Shares           Amount
---------------------------      ------------   ------------   -----------
------------   ---------------   ------------
Sold                                4,207,081   $105,635,206           927
$     25,000           542,163   $ 14,627,549
Dividends and distributions
reinvested                          2,796,737     64,235,302            --
--                --             --
Redeemed                           (4,178,880)  (106,385,820)           --
--                --             --
                               --------------   ------------   -----------
------------   ---------------   ------------
Net Change                          2,824,938   $ 63,484,688           927
$     25,000           542,163   $ 14,627,549
                               ==============   ============   ===========
============   ===============   ============

Year Ended October 31, 1998
---------------------------
Sold                                4,669,377   $129,880,138       914,210
$ 25,505,223           492,025   $ 14,204,214
Dividends and distributions
reinvested                          3,947,144     97,328,572         6,446
158,266            39,190        972,301
Redeemed                           (4,660,180)  (129,581,508)      (24,630)
(667,875)          (47,664)    (1,337,121)
                               --------------   ------------   -----------
------------   ---------------   ------------
Net Change                          3,956,341   $ 97,627,202       896,026
$ 24,995,614           483,551   $ 13,839,394
                               ==============   ============   ===========
============   ===============   ============

LB High Yield Fund:
                                            Class A
Class B (*)               Institutional Class (*)
                                 ---------------------------
--------------------------   ------------------------------
Year Ended October 31, 1997          Shares        Amount         Shares
Amount          Shares           Amount
---------------------------      ------------   ------------   -----------
------------   ---------------   ------------
Sold                               19,214,316   $178,869,458         2,610
$     25,000         5,314,802   $ 50,915,801
Dividends and distributions
reinvested                          5,475,615     50,814,451            --
--                --             --
Redeemed                          (16,218,071)  (152,343,508)           --
--                --             --
                               --------------   ------------   -----------
------------   ---------------   ------------
Net Change                          8,471,860   $ 77,340,401         2,610
$     25,000         5,314,802   $ 50,915,801
                               ==============   ============   ===========
============   ===============   ============

Year Ended October 31, 1998
---------------------------
Sold                               18,172,832   $168,786,677     2,353,144
$ 21,833,102         1,133,496   $ 10,601,155
Dividends and distributions
reinvested                          7,301,475     66,955,002        85,254
761,182           214,572      1,963,594
Redeemed                          (13,270,623)  (122,117,907)      (56,523)
(515,272)         (196,259)    (1,782,144)
                               --------------   ------------   -----------
------------   ---------------   ------------
Net Change                         12,203,684   $113,623,772     2,381,875
$ 22,079,012         1,151,809   $ 10,782,605
                               ==============   ============   ===========
============   ===============   ============

LB Income Fund:
                                            Class A
Class B (*)               Institutional Class (*)
                                 ---------------------------
--------------------------   ------------------------------
Year Ended October 31, 1997          Shares        Amount         Shares
Amount          Shares           Amount
---------------------------      ------------   ------------   -----------
------------   ---------------   ------------
Sold                                4,334,735  $  36,746,239         2,904
$     25,000         2,110,937   $ 18,175,170
Dividends and distributions
reinvested                          4,686,641     39,615,137            --
--                --             --
Redeemed                          (23,296,755)  (197,623,659)           --
--                --             --
                               --------------   ------------   -----------
------------   ---------------   ------------
Net Change                        (14,275,379) $(121,262,283)        2,904
$     25,000         2,110,937   $ 18,175,170
                               ==============  =============   ===========
============   ===============   ============

Year Ended October 31, 1998
---------------------------
Sold                                6,258,736   $ 54,414,119       789,422
$  6,853,828         1,263,720   $ 10,956,014
Dividends and distributions
reinvested                          4,108,055     35,564,485        18,414
159,786           113,092        979,995
Redeemed                          (14,352,811)  (124,540,762)      (22,223)
(194,180)         (450,950)    (3,920,321)
                               --------------   ------------   -----------
------------   ---------------   ------------
Net Change                         (3,986,020)  $(34,562,158)      785,613
$  6,819,434           925,862   $  8,015,688
                               ==============   ============   ===========
============   ===============   ============

LB Municipal Fund:
                                            Class A
Class B (*)               Institutional Class (*)
                                 ---------------------------
--------------------------   ------------------------------
Year Ended October 31, 1997          Shares        Amount         Shares
Amount          Shares           Amount
---------------------------      ------------   ------------   -----------
------------   ---------------   ------------
Sold                                3,478,212   $ 30,173,502         2,825
$     25,000           472,666   $  4,183,098
Dividends and distributions
reinvested                          2,700,258     23,380,685            --
--                --             --
Redeemed                          (10,686,508)   (92,813,344)           --
--                --             --
                               --------------   ------------   -----------
------------   ---------------   ------------
Net Change                         (4,508,038)  $(39,259,157)        2,825
$     25,000           472,666   $  4,183,098
                               ==============   ============   ===========
============   ===============   ============

Year Ended October 31, 1998
---------------------------
Sold                                4,760,068   $ 42,825,003       443,559
$  3,980,577             9,238   $     82,709
Dividends and distributions
reinvested                          2,483,486     22,294,735         8,016
72,063            22,290        200,033
Redeemed                           (7,215,856)   (64,835,794)      (18,937)
(172,508)          (63,522)      (569,854)
                               --------------   ------------   -----------
------------   ---------------   ------------
Net Change                             27,698   $    283,944       432,638
$  3,880,132           (31,994)  $   (287,112)
                               ==============   ============   ===========
============   ===============   ============

LB Money Market Fund:
                                            Class A
Class B (*)               Institutional Class (*)
                                 ---------------------------
--------------------------   ------------------------------
Year Ended October 31, 1997          Shares        Amount         Shares
Amount          Shares           Amount
---------------------------      ------------   ------------   -----------
------------   ---------------   ------------
Sold                              754,520,379   $754,520,379        25,000
$     25,000        52,919,980   $ 52,919,980
Dividends and distributions
reinvested                         19,916,469     19,916,469            --
--                --             --
Redeemed                         (775,766,604)  (775,766,604)           --
--                --             --
                               --------------   ------------   -----------
------------   ---------------   ------------
Net Change                         (1,329,756)  $ (1,329,756)       25,000
$     25,000        52,919,980   $ 52,919,980
                               ==============   ============   ===========
============   ===============   ============

Year Ended October 31, 1998
---------------------------
Sold                              847,057,988   $847,057,988        69,710
$     69,710        58,777,946   $ 58,777,946
Dividends and distributions
reinvested                         21,123,289     21,123,289           369
369         2,433,544      2,433,544
Redeemed                         (791,299,855)  (791,299,855)      (13,680)
(13,680)      (66,801,180)   (66,801,180)
                               --------------   ------------   -----------
------------   ---------------   ------------
Net Change                         76,881,422   $ 76,881,422        56,399
$     56,399        (5,589,690)  $ (5,589,690)
                               ==============   ============   ===========
============   ===============   ============

*Denotes transactions in Class B and Institutional Class Shares that were recorded by the Fund on October 31, 1997, the inception date of the new offerings.


(9) FINANCIAL HIGHLIGHTS

"Financial highlights" showing per share data and selected information is presented in the prospectus.


               THE LUTHERAN BROTHERHOOD FAMILY OF FUNDS

              LUTHERAN BROTHERHOOD OPPORTUNITY GROWTH FUND
                LUTHERAN BROTHERHOOD MID CAP GROWTH FUND
                 LUTHERAN BROTHERHOOD WORLD GROWTH FUND
                        LUTHERAN BROTHERHOOD FUND
                  LUTHERAN BROTHERHOOD HIGH YIELD FUND
                    LUTHERAN BROTHERHOOD INCOME FUND
                 LUTHERAN BROTHERHOOD MUNICIPAL BOND FUND
                  LUTHERAN BROTHERHOOD MONEY MARKET FUND

TRUSTEES

Rolf F. Bjelland
Herbert F. Eggerding, Jr.
Noel K. Estenson
Jodi L. Harpstead
Richard A. Hauser
Connie M. Levi
Bruce J. Nicholson
Ruth E. Randall

OFFICERS

Rolf F. Bjelland                            Brenda J. Pederson
Chairman and President                      Vice President

Wade M. Voigt                               Richard B. Ruckdashel
Treasurer                                   Vice President

Otis F. Hilbert                             John C. Bjork
Secretary and Vice President                Assistant Secretary

Randall L. Boushek                          James M. Odland
Vice President                              Assistant Secretary

Frederick P. Johnson                        Rand E. Mattsson
Vice President                              Assistant Treasurer

James R. Olson
Vice President

    This report is authorized for distribution to prospective investors only when preceded or accompanied by the current prospectuses.





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Lutheran Brotherhood Securities Corp.
625 Fourth Avenue South
Minneapolis, Minnesota 55415
SC 92SH

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